EAGLE MUTUAL FUNDS

Annual Report

and Investment Performance Review for the fiscal year ended October 31, 2010

Eagle Capital Appreciation Fund

Eagle Growth & Income Fund

Eagle International Equity Fund

Eagle Investment Grade Bond Fund

Eagle Large Cap Core Fund

Eagle Mid Cap Growth Fund

Eagle Mid Cap Stock Fund

Eagle Small Cap Core Value Fund

Eagle Small Cap Growth Fund

Privacy Notice

Eagle Family of Funds
EAGLE	Family of Funds

President’s Letter1
Performance Summary and Commentary
Eagle Capital Appreciation Fund 2
Eagle Growth & Income Fund 5
Eagle International Equity Fund7
Eagle Investment Grade Bond Fund 9
Eagle Large Cap Core Fund11
Eagle Mid Cap Growth Fund13
Eagle Mid Cap Stock Fund15
Eagle Small Cap Core Value Fund17
Eagle Small Cap Growth Fund19
Investment Portfolios
Eagle Capital Appreciation Fund21
Eagle Growth & Income Fund21
Eagle International Equity Fund23
Eagle Investment Grade Bond Fund 26
Eagle Large Cap Core Fund28
Eagle Mid Cap Growth Fund29
Eagle Mid Cap Stock Fund30
Eagle Small Cap Core Value Fund31
Eagle Small Cap Growth Fund33

Statements of Assets and Liabilities36
Statements of Operations38
Statements of Changes in Net Assets40
Financial Highlights42
Notes to Financial Statements46
Understanding Your Ongoing Costs58
Renewal of Investment Advisory and Subadvisory Agreements60
Principal Risks64
Trustees and Officers68
Privacy NoticePN-1

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President’s Letter

Dear Fellow Shareholders:

I am pleased to present the annual report and investment performance review of the Eagle Family of Funds for the fiscal year ended October 31, 2010 (the “reporting period”). In March 2010, Eagle launched the Investment Grade Bond Fund to offer greater diversification to shareholders.

Major U.S. indices posted solid gains during the reporting period, extending the rally that began in March 2009. Cyclical, higher beta companies saw the biggest gains in their share prices, while growth stocks generally outperformed value stocks. The markets have been encouraged by some indications of economic expansion, improving corporate earnings, currently benign inflation and continued low interest rates.

Significant uncertainty exists regarding the strength of the recovery, which appears to be slower than recoveries from previous recessions. High unemployment and problems in the housing market continue. These negative forces have led to mortgage rates remaining very low.

Internationally, concerns surrounding the European sovereign debt crisis and uncertainty around bank stress tests negatively impacted the markets early in the reporting period. The euro suffered as questions were raised regarding whether it could survive as a common currency. As the year progressed, no European country defaulted and positive stress test results were announced, causing a temporary rally in international equities and the euro. As the reporting period ended, concerns surrounding European debt persisted.

In the commentaries that follow, each fund’s portfolio managers discuss the specific performance in their funds. While performance during the reporting period was encouraging and positive signs of economic growth are present, it bears remembering that markets remain volatile. During the reporting period, there were two notable corrections in the equity markets. Market corrections and movement can create opportunities for long-term, fundamental stock picking over time.

In an effort to save costs and reduce environmental impact, Eagle is able to offer many reports electronically. If you would like to begin receiving this report and other reports from the Eagle Family of Funds electronically, please visit our website, eagleasset.com, and enroll for electronic delivery. Doing so will reduce the amount of paper we consume which saves the Funds (and their shareholders) money and will help the environment. Enrolling in this service will not affect the delivery of your account statements or other confidential communications.

I would like to remind you that investing in any mutual fund carries certain risks. The principal risk factors for each fund are described at the end of this report. Carefully consider the investment objectives, charges and expenses of any fund before you invest. Contact us at 800.421.4184 or eagleasset.com or your financial advisor for a prospectus, which contains this and other important information about the Eagle Family of Funds. Our website also has timely information about the Funds, including performance and portfolio holdings.

We are grateful for your continued support and confidence in the Eagle Family of Funds.

Sincerely,

Richard J. Rossi

President

December 8, 2010

1

Performance Summary and Commentary
Eagle Capital Appreciation Fund

Meet the managers  |  Steven M. Barry and David G. Shell, CFA are Chief Investment Officers and Senior Portfolio Managers at Goldman Sachs Asset Management L.P. and have been responsible for the day-to-day management of the Eagle Capital Appreciation Fund (the “Fund”) since 2002. Mr. Shell has been affiliated with the Fund since 1987 and has 23 years of investment experience; Mr. Barry joined the team in 1999 and has 24 years of investment experience.

Investment highlights  |  The Fund invests primarily in common stocks. The Fund’s portfolio management team believes that wealth is created through the long-term ownership of a growing business. They take a “bottom-up” approach to investing based on in-depth, fundamental research. A bottom-up method of analysis emphasizes the outlook at the company and industry level versus reliance on the general economy and/or market trends. The portfolio managers use an intensive research process and each company is analyzed as if they were going to own and operate that company indefinitely. Key characteristics of the companies in which the Fund currently seeks to invest may include: dominant market share, established brand name, pricing power, recurring revenue stream, free cash flow, high returns on invested capital, predictable growth, sustainable growth, long product life cycle, enduring competitive advantage, favorable demographic trends and excellent management.

This Morningstar Style Box™ shows the Fund’s investment style and size of companies held in the Fund.

© Copyright 2010 Morningstar, Inc. All Rights Reserved. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Performance summary  |  The Fund’s Class A shares returned 15.85% (excluding front-end sales charges) during the fiscal year ended October 31, 2010, underperforming its benchmark index, the Russell 1000® Growth Index, which returned 19.65%. The Russell 1000® Growth Index measures performance of those Russell 1000® companies with higher price-to-book ratios and higher forecasted growth values and is representative of U.S. securities exhibiting growth characteristics. Please keep in mind that an index is not available for direct investment; therefore its performance does not reflect the expenses associated with the active management of an actual portfolio.

Growth of a $10,000 investment from 11/1/00 to 10/31/10 (a)

(a) The Fund’s values and returns reflect the maximum front-end sales charge of 4.75%, fund expenses and the reinvestment of dividends; however, they do not reflect the deduction of taxes that you would pay on fund distributions or redemption of fund shares. The value of an investment in other share classes will differ due to each class’s respective sales charges and expenses.

Performance data represented is historical and does not guarantee future results. The investment return and principal value of an investment will fluctuate, and you may have a gain or loss when you sell shares. Current performance may be higher or lower than the performance data quoted. To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.

Performance discussion  |  The Fund delivered strong absolute performance during the fiscal year ended October 31, 2010. The Fund’s top performing sectors were telecommunication services and information technology. While all market sectors delivered positive returns, the energy and health care sectors lagged.

The Fund trailed its benchmark, the Russell 1000® Growth Index, during the period due to relative underperformance in the consumer discretionary, health care and industrials sectors. In the strong performing consumer discretionary sector, the Fund was hurt by its underweight position and underperformance of its holdings. An overweight position coupled with stock selection in the underperforming health

2

Performance Summary and Commentary
Eagle Capital Appreciation Fund (cont’d)

care sector detracted. The Fund had no holdings in the strong performing industrials sector. On the positive side, the Fund benefited from its overweight allocation to the top performing telecommunication services sector, combined with strong stock selection. Positive stock selection in the information technology sector also contributed to performance.

Under performers  |  Pharmaceutical manufacturer Baxter International, Inc. detracted from performance. Early in the year, the company trimmed its earnings forecast for 2010 due to a weaker outlook for its bioscience (blood plasma) business. Competition in the blood plasma market has increased, making it more difficult for Baxter International to price its products at a premium. While we expect uncertainty in the plasma business to remain an overhang in the near-term, we continue to believe the company trades at an attractive valuation due to its robust product pipeline and its market leading franchise. The Fund continues to hold the security.

Shares of Staples, Inc., an office supply retailer, traded down during the reporting period. The company remains focused on cost cutting, gaining market share from competitors, and expanding its geographic footprint in less saturated markets. Staples continues to make investments in new business processes that should strengthen its brand and position it for growth over the long-term. We believe Staples should also benefit from pent up demand given the drawdown of inventory by its corporate clients. We continue to hold the stock in the Fund as we expect that normalization in inventory levels should generate demand growth for the company.

CME Group, Inc., the world’s largest futures and options exchange, detracted from performance given lingering concerns over the rulemaking process following financial reform legislation. In addition, the company’s trading volumes, particularly those used to hedge changes in interest rates, remain under pressure due to market expectations that low rates will persist. We continue to believe CME Group will be a long-term beneficiary of the migration from over-the-counter (OTC) derivatives markets to exchanges. Furthermore, we believe the company’s OTC clearing house business is a significant growth opportunity, as it meets its customers’ demands for more transparency and less counterparty risk. The Fund continues to hold the stock.

Data center services company, Equinix, Inc. declined after pre-announcing a third quarter and full year 2010 revenue shortfall that was greater than market expectations. We believe the poor results were primarily driven by pricing concessions the company is making to retain key customers. The price concessions appear to be the result of increasing competition at the basic service level and pricing pressure from key clients. The company’s key clients are dominant players in the social media, mobile computing, and telecom industries, and have a critical “hub” role in the data center. We trimmed the Fund’s position before the stock hit its lows due to greater uncertainty in how pricing related to these customers will develop in future years. Despite these headwinds, we believe the company should show strong organic revenue growth this year and can sustain it into future years.

Charles Schwab Corp. detracted from performance as persistently low short-term interest rates continue to force the financial services firm to waive fees on its money market funds. With uncertainty in global markets, rates are expected to remain low through 2011, forcing these waivers to continue. Furthermore, Bank of America/Merrill Lynch re-launched a competing online brokerage offering, which weighed on sentiment. The Fund still owns the stock, as we believe the company continues to execute on its business model and remains attractively valued and should benefit once interest rates move higher.

Top performers  |  CB Richard Ellis, Inc., the world’s leading commercial real estate services firm, contributed to performance over the past twelve months after reporting earnings that exceeded expectations. The results were driven by strong revenues in property sales and leasing, as well as cost reductions during the recent downturn which resulted in significant operating leverage. We continue to have conviction in the company given the strength of its franchise, its service-oriented business model, and its strong management team.

Wireless tower companies American Tower Corp. and Crown Castle International Corp. contributed to performance as both companies reported strong revenue and earnings growth. We believe the tower companies are well-positioned in a growing industry with high barriers to entry. Specifically, as the wireless communication industry continues to evolve from primarily voice to more data usage, the demands on the networks increase. In our view, this will lead to a greater need for more antennae to be placed on the towers, thereby increasing leasing revenues. Furthermore, we believe that the contracts used in the companies’ business models are attractive, as they provide a very predictable stream of revenue and recurring cash flow.

Broadcom Corp., a global leader in semiconductors for wired and wireless communications, contributed to performance during the period. Shares of Broadcom outperformed the market as the company reported first quarter earnings that

3

Performance Summary and Commentary
Eagle Capital Appreciation Fund (cont’d)

beat consensus estimates and provided a better-than-expected second quarter outlook. The results were driven by strength in the company’s mobile/wireless and enterprise networking business segments. In our view, Broadcom has significant growth opportunities in the wireless connectivity markets, as it currently ships to five of the six largest cellular handset manufacturers. Specifically, the company recently signed agreements with Samsung and Nokia, which are providing a tailwind to unit sales growth.

Oracle Corp. contributed to performance after the company reported growth in earnings and revenue. The company’s software license revenues and product support revenues were above expectations as demand improved. In addition, we believe that the acquisition of Sun Microsystems should complement Oracle’s product portfolio and strengthen its long-term industry position.

The Fund continues to hold each of the securities noted above as “top performers.”

4

Performance Summary and Commentary
Eagle Growth & Income Fund

Meet the managers  |  William V. Fries, CFA, Managing Director, and Cliff Remily, CFA, of Thornburg Investment Management, Inc. are Co-Portfolio Managers of the Eagle Growth & Income Fund (the “Fund”). Mr. Fries has more than 39 years of investment experience and has been Co-Portfolio Manager since 2001. Mr. Remily was named Co-Portfolio Manager in January 2009 and has over 10 years of industry experience.

Investment highlights  |  The Fund invests primarily in domestic equity securities (primarily common stocks) and can invest up to 30% of its net assets in foreign securities including up to 10% of its net assets in emerging markets securities. The Fund can also invest in fixed income securities. The Fund’s portfolio managers look for promising investments that can be purchased at a discount to their estimate of each investment’s intrinsic value. They seek investments that deliver a competitive total return over multiple time horizons. Holdings are classified in three categories: basic value, consistent earners and emerging franchises as a means of structuring diversification. Dividends and dividend growth are a consideration in stock selection and may include stocks outside the traditional dividend paying areas.

This Morningstar Style Box™ shows the Fund’s investment style and size of companies held in the Fund.

Performance summary  |  The Fund’s Class A shares returned 12.65% (excluding front-end sales charges) during the fiscal year ended October 31, 2010, underperforming its benchmark index, the Standard & Poor’s 500 Composite Stock Index (“S&P 500 Index”) which returned 16.52%. The S&P 500 Index is an unmanaged index of 500 U.S. stocks and gives a broad look at how stock prices have performed. Please keep in mind that an index is not available for direct investment; therefore its performance does not reflect the expenses associated with the active management of an actual portfolio.

Growth of a $10,000 investment from 11/1/00 to 10/31/10 (a)

(a) The Fund’s values and returns reflect the maximum front-end sales charge of 4.75%, fund expenses and the reinvestment of dividends; however, they do not reflect the deduction of taxes that you would pay on fund distributions or redemption of fund shares. The value of an investment in other share classes will differ due to each class’s respective sales charges and expenses.

Performance data represented is historical and does not guarantee future results. The investment return and principal value of an investment will fluctuate, and you may have a gain or loss when you sell shares. Current performance may be higher or lower than the performance data quoted. To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.

Performance summary  |  The Fund participated in the market’s rally over the past year with positive absolute returns in every sector. For the fiscal year ended October 31, 2010, the Fund’s average return from its investments in the consumer discretionary sector was greater than 33%, followed by industrials (up over 26%) and finally consumer staples, information technology, telecommunication services and energy (up over 10% each). The Fund’s international exposure also had a positive impact and contributed approximately 5% to absolute performance.

The Fund’s underperformance relative to the benchmark, the S&P 500 Index, was due to both allocation factors and stock selection. For example, the Fund held an overweight position in the telecommunication services sector, which helped relative performance but did not offset the negative stock selection in the sector. The Fund was also underweight in the consumer discretionary sector, which was the top performing sector in the benchmark, and overweight in financials, which was the poorest performing sector.

5

Performance Summary and Commentary
Eagle Growth & Income Fund (cont’d)

Stocks in the consumer staples sector were the highlight over the past year, contributing the most on both an absolute and relative basis; however, this was counteracted by an underweight in the strong performing industrials sector. Although the Fund’s limited fixed income holdings were a positive contributor on an absolute basis, the exposure to fixed income hurt performance on a relative basis.

Under performers  |  Bank of America Corporation has been under pressure over concerns regarding the uncertainty of whether the bank would be required to put defaulted mortgages back on their balance sheet and potential legal liability associated with originating mortgage backed collateralized debt obligations without fully disclosing quality issues to buyers. In addition, fee revenue has declined given new U.S. banking regulations. The Fund’s long-term investment thesis for this holding is still intact and the Fund continues to hold the position.

Insurer AXA SA underperformed over concerns regarding the company’s ability to grow their variable annuity life business given the financial hardship the greater European Union faced over the past year. Due to these facts the Fund sold its position in the company.

Oil exploration company Diamond Offshore Drilling, Inc. reduced its dividend in the first quarter of calendar year 2010 due to a weakened backlog and expectations for rising costs related to maintaining its older fleet of offshore drilling rigs. On that news, the stock was sold from the Fund and the proceeds were invested in a competitor.

JPMorgan Chase & Co. provided flat overall returns despite building a stronger competitive position within its business segments. Further, the company has continued to increase its capital well above required minimums. This should enhance its ability to make strategic acquisitions, increase its dividend, or buyback shares. Despite the company’s strong fundamentals the overall uncertainty regarding banks and potential regulations has weighed heavily on the stock performance. The Fund still holds the stock.

Pharmaceutical manufacturer Teva Pharmaceutical Industries Ltd., along with most health care companies, underperformed the market as investors grew weary of the likelihood of the U.S. health care overhaul and outsized government deficits. Teva was also exposed to Israel’s re-classification into the developed markets index. The Fund continues to hold the stock.

Top performers  |  Baidu Inc., the leading internet search provider in China, gained market share rapidly and today remains the leading search provider in China. In addition, the company benefited from an announcement that Google was exiting the Chinese market in 2010. The Fund sold its position in the company at a price target.

Cable services provider Comcast Corporation benefited from new subscriber additions and improved margins as average revenue per subscriber increased (current customers adding additional services). The company also has a strong share buyback program while maintaining an attractive dividend yield. The Fund continues to hold the stock.

McDonald’s Corp. continued to benefit from the recessionary conditions as customers looked for value meals. Investors also became more interested in McDonald’s consistent earner characteristics and the company’s near 3% yield. The Fund still owns the stock.

Tobacco producer Philip Morris International, Inc. benefited from continued growth in volumes as well as a weak U.S. dollar. The company continues to utilize its strong cash generation to pay dividends and repurchase stocks. The dividend yield, which exceeded 4%, attracted investors, especially when compared to the low interest rates on fixed income instruments. The position is still held in the Fund.

Oil exploration company Seadrill Ltd. has a high quality offshore oil drilling fleet (average age of equipment is approximately four years), a progressive dividend policy, and significant cash on the balance sheet which we believe all bode well for the company. They also have very limited exposure to the impact of the Gulf of Mexico oil spill which helped support their performance. The Fund continues to own the stock.

6

Performance Summary and Commentary
Eagle International Equity Fund

Meet the managers  |  Richard C. Pell is Chief Executive Officer at Artio Global Investors Inc. and Chief Investment Officer at its affiliate, Artio Global Management LLC (“Artio Global”). Rudolph-Riad Younes, CFA, is Head of International Equities at Artio Global. Messrs. Pell and Younes have managed the Eagle International Equity Fund (the “Fund”) since 2002.

Investment highlights  |  The Fund invests primarily in foreign equity securities. The Fund’s portfolio managers seek investment opportunities within the developed and emerging markets. In the developed markets, a “bottom-up” approach is adopted. A bottom-up method of analysis emphasizes the outlook at the company and industry level versus reliance on the general economy and/or market trends. In the emerging markets, a “top-down” assessment consisting of currency/ interest rate risks, political environments/leadership assessment, growth rates, structural reforms and risk (liquidity) is applied. A top-down method of analysis emphasizes the significance of economy and market cycles. In Japan, given the highly segmented nature of this market comprised of both strong global competitors and protected domestic industries, a hybrid approach encompassing both bottom-up and top-down analyses is conducted.

This Morningstar Style Box™ shows the Fund’s investment style and size of companies held in the Fund.

Performance summary  |  The Fund’s Class A shares returned 10.14% (excluding front-end sales charges) during the fiscal year ended October 31, 2010, underperforming its benchmark index, which returned 12.62%. The Fund’s benchmark index, the Morgan Stanley Capital International® All Country World Index ex-US (“MSCI® ACWI ex-US”), is a free float-adjusted market capitalization index that is designed to measure equity market performance in the global developed and emerging markets. Please keep in mind that an index is not available for direct investment; therefore its performance does not reflect the expenses associated with the active management of an actual portfolio.

Growth of a $10,000 investment from 11/1/00 to 10/31/10 (a)

(a) The Fund’s values and returns reflect the maximum front-end sales charge of 4.75%, fund expenses and the reinvestment of dividends; however, they do not reflect the deduction of taxes that you would pay on fund distributions or redemption of fund shares. The value of an investment in other share classes will differ due to each class’s respective sales charges and expenses.

Performance data represented is historical and does not guarantee future results. The investment return and principal value of an investment will fluctuate, and you may have a gain or loss when you sell shares. Current performance may be higher or lower than the performance data quoted. To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.

Performance discussion  |  Concerns surrounding the European sovereign debt crisis and pending eurozone bank stress tests impacted international markets during most of the first half of the reporting period. Declines in European bourses were further exacerbated by a decline in the euro over this same period as investors began to question the long term viability of the common currency. However, after positive bank stress tests results were announced in July, international equities began to rebound as did the euro, and rallies within equities generally were further supported amid prospects for the U.S. Federal Reserve’s second round of quantitative easing.

For the fiscal year ended October 31, 2010, the Fund realized its largest absolute returns in the consumer staples, materials, industrials, information technology and consumer discretionary sectors, whereas the financials, energy and utilities sectors underperformed. From an absolute performance perspective, emerging markets outperformed their developed market counterparts.

7

Performance Summary and Commentary
Eagle International Equity Fund (cont’d)

For the review period, the Fund underperformed its benchmark index, the MSCI ACWI (ex-US). Stock selection within developed markets detracted as did country and stock selection within emerging markets; however the Fund’s underweight to Japan contributed to relative results, as did the allocation decision between emerging and developed markets.

Within developed markets, the Fund’s positioning in the financials, consumer staples and telecommunications sectors detracted from the Fund’s investment performance. Within emerging markets, stock selection in China detracted from relative performance whereas stock selection in Russia, Taiwan and India had a positive impact.

The Fund participated in the IPO of Pandora (Denmark), a manufacturer and designer of jewelry as well as in Amadeus IT (Spain), involved in software for the global travel and tourism industry, both of which outperformed. The Fund continues to hold both companies. The Fund also benefitted from currency hedging out of the euro into the U.S. dollar amid weakness for the euro. As of the end of the period, the Fund no longer held these hedge positions.

Under performers  |  The Fund’s position held in iShares Euro Stoxx 50 Index Fund underperformed, notably during the sovereign debt crisis, the effect of which was magnified due to a declining euro relative to the U.S. dollar. The Fund occasionally invests in this index fund as a way to quickly adjust its overall exposure to a region or specific market. As of the end of the period, the position was no longer held.

Shares held in UniCredit S.p.A. (Italy), OTP Bank Nyrt. (Hungary) and BNP Paribas (France) underperformed. The sovereign debt crisis, centered on Portugal, Ireland, Italy, Greece and Spain, led many banks within the eurozone as well as in Central and Eastern Europe to underperform during the period. As investors tried to assess the level of sovereign debt held by European banks, several credit rating agency downgrades added to these concerns and placed added pressure on the value of the euro versus the U.S. dollar during the first seven months of the reporting period. We remain cautious on the outlook for eurozone banks and remain underweight. We expect these banks to raise new capital, which will likely be dilutive to existing investors but should result in more sound systemic fundamentals. The Fund sold its positions in UniCredit and OTP Bank but maintained its investment in BNP Paribas as we believe they have more limited exposure to sovereign debt and find their business mix to be attractive. Specifically, we are seeing some loan growth in their home market, a solid investment banking business, adequate capital levels and an attractive valuation.

Shares of drug maker Roche Holding AG (Switzerland), which the Fund no longer holds, underperformed during the period due to two major events. A Phase III trial for a new diabetes drug was halted amid the observation of negative side effects. The company had expectations this drug would become the next blockbuster in their arsenal. Additionally, approval for a breast cancer drug is now in question over concerns regarding its risks and benefits.

Top performers  |  Cellular phone manufacturer HTC Corp (Taiwan) was the first vendor to deliver a handset running the Android operating system, and has delivered a wide array of handsets to operators all over the world. They currently command a large share of the Android smartphone global market, leading to earnings visibility and strength in their share price. The Fund continues to own the security.

Amid strength in the metals and mining sector, shares of Rio Tinto PLC (UK) outperformed as did the Market Vectors ETF Gold Miners (U.S.). The sector has been well supported as demand for commodities such as copper and silver (used in the manufacture of items such as cable, wire and electrical products) remains strong. The price of gold has also enjoyed price gains in part due to economic uncertainty and burgeoning budget deficits within the developed world. The Fund still owns both of these securities.

Shares of Fraport AG NPV (Germany), the operator of the Frankfurt Airport, outperformed. The company views itself not only as a central traffic junction for aircraft, cars and trains, but also an “Airport City”—a first class address for mobility, shopping, events and real estate. Improving passenger traffic has contributed to outperformance. We view Fraport as a quasi-monopoly and it has been a long-term holding of the Fund’s and remains in the Fund.

iShares MSCI India Index Fund (India) outperformed given continued positive growth prospects for the country going forward. India forms an important component of our emerging market exposure within the Fund. The use of the Index fund has provided us with an expeditious way of adjusting the Fund’s exposure to India. The Fund continues to hold this position.

8

Performance Summary and Commentary
Eagle Investment Grade Bond Fund

Meet the managers  |  James C. Camp, CFA, a Managing Director at Eagle Asset Management (“Eagle”), and Joseph Jackson, CFA, have managed the Eagle Investment Grade Bond Fund (the “Fund”) since inception in March 2010 and are jointly responsible for the day-to-day management of the Fund’s investment portfolio. Mr. Camp and Mr. Jackson have 21 and 11 years of investment experience respectively.

Investment highlights  |  The Fund invests primarily in investment grade fixed income securities. Investment grade is defined as securities rated [BBB-] or better by Standard & Poor’s Rating Services or an equivalent rating by at least one other nationally recognized statistical rating organization or, for unrated securities, those that are determined to be of equivalent quality by the Fund’s Portfolio Managers. The average portfolio duration of the Fund is expected to vary and may generally range from two to seven years based upon economic and market conditions. The Fund expects to invest in a variety of fixed income securities including, but not limited to, corporate debt securities of U.S. and non-U.S. issuers, including corporate commercial paper; bank certificates of deposit; debt securities issued by states or local governments and their agencies; obligations of non-U.S. Governments and their subdivisions, agencies and government sponsored enterprises; obligations of international agencies or supranational entities (such as the European Union); obligations issued or guaranteed by the U.S. Government and its agencies; mortgage-backed securities and asset-backed securities; commercial real estate securities; and floating rate instruments.

This Morningstar Style Box TM shows the Fund’s investment style and size of companies held in the Fund.

Performance summary  |  The Fund’s Class A shares returned 5.78% (excluding front-end sales charges) from its inception on March 1, 2010 through October 31, 2010, underperforming its benchmark index, which returned 6.01%. The Fund’s benchmark index, the Barclays Intermediate Government/Credit Bond Index, includes U.S. government and investment grade credit securities that have a greater than or equal to one year and less than ten years remaining to maturity and have $250 million or more of outstanding face value. Please keep in mind that an index is not available for direct investment; therefore its performance does not reflect the expenses associated with the active management of an actual portfolio.

Growth of a $10,000 investment from 3/1/10 to 10/31/10 (a)

(a) The Fund’s values and returns reflect the maximum front-end sales charge of 3.75%, fund expenses and the reinvestment of dividends; however, they do not reflect the deduction of taxes that you would pay on fund distributions or redemption of fund shares. The value of an investment in other share classes will differ due to each class’s respective sales charges and expenses.

Performance data represented is historical and does not guarantee future results. The investment return and principal value of an investment will fluctuate, and you may have a gain or loss when you sell shares. Current performance may be higher or lower than the performance data quoted. To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.

Performance discussion  |  The Fund commenced operations on March 1, 2010. During the reporting period ended October 31, 2010, there were three key trends in the bond market as a whole. First, the long end of the yield curve performed extremely well after being one of the worst investments of 2009. This yield curve flattening trend affected all sectors of the market. Next, bonds issued by companies in the financials sector generated excess returns despite the ongoing stress in the U.S. mortgage market, European debt crisis and SEC investigations. Finally, high risk bonds outperformed those of high quality. BBB-rated bonds outperformed bonds of higher quality ratings by more than 1.30% during the period.

9

Performance Summary and Commentary
Eagle Investment Grade Bond Fund (cont’d)

During the reporting period from inception through October 31, 2010, the Fund’s absolute performance was led by an extended rally in U.S. Treasuries. The Fund underperformed its benchmark index. In credit, the Fund’s overweight position in high quality industrial corporate bonds proved to be the largest contributor to the Fund’s relative performance. Conversely, an underweight to the financials sector was the largest detractor. U.S. Treasuries rallied and our underweight position hurt relative returns. This was offset by the Fund holding securities with an average duration in the sector that was significantly longer than the benchmark in a year where the long end of the yield curve outperformed the short end. In the Government-related space, the Fund’s overweight position in FDIC insured bonds hurt the Fund’s investment performance. Fortunately, the Fund’s overweight allocations to Canadian Local Authorities and Supranational Banks earned positive excess returns.

Under performers  |  Two FDIC insured issues, GE Capital Corp (FDIC-insured) 3% 12/2011 and JPM (FDIC-insured) 3.125% 12/2011, offered little incremental yields over U.S. Treasuries during the low-rate environment of the reporting period. We still hold these bonds in the Fund.

Treasury issues of shorter duration, including the Fund’s holding in U.S. Treasury 1.375% 2/2013, lagged those with longer durations for a majority of the year. The Fund has since sold the bond.

The short duration of the Verizon Communication 7.375% 9/2012 bond issued by the telecommunications firm underperformed along with other shorter term bonds. We sold this bond, maturing in 2012, from the Fund and purchased a longer duration Verizon issue maturing in 2019.

The combination of delinquent mortgage buybacks and the very short average life of the Fannie Mae REMIC Trust 2007-B2AB 5.5% 12/2020 agency mortgage-backed security issue was a hindrance to the Fund’s investment performance. This bond was sold from the Fund.

Top performers  |  The U.S. Treasury 4.75% 8/2017 bond was the Fund’s largest-weight holding and significantly outperformed the average treasury bond in the benchmark due to its long duration. The Fund continues to own this bond.

Supranational banks and Canadian provincial bonds, Inter-American Development Bank (supranational) 2.5% and 7/2015 and Province of Ontario 2.7% 6/2015, provided strong returns in 2010 as investors diversified away from traditional Agency-sector giants Fannie Mae and Freddie Mac. The Fund still owns these bonds.

The Union Pacific 5.7% 8/2018 railroad bond performed well as businesses focused on economical means of freight transportation. This bond is still held in the Fund.

The Newmont Mining Corp 5.125% 10/2019 gold mining company bond benefited from the significant appreciation in the price of gold over the reporting period. The Fund still owns this bond.

10

Performance Summary and Commentary
Eagle Large Cap Core Fund

Meet the managers  |  Richard Skeppstrom, John “Jay” Jordan, CFA, Craig Dauer, CFA, and Robert Marshall at Eagle Asset Management, Inc. (“Eagle”) have been Co-Portfolio Managers of the Eagle Large Cap Core Fund (the “Fund”) since inception. Mr. Skeppstrom is a Managing Director at Eagle and has 19 years of investment experience. Mr. Jordan, Mr. Dauer and Mr. Marshall have 19, 16 and 23 years of investment experience, respectively.

Investment highlights  |  The Fund invests primarily in common stocks. When identifying investments for the Fund, the portfolio managers use a “bottom-up” research process that is combined with a proprietary relative-valuation discipline. A bottom-up method of analysis emphasizes the outlook at the company and industry level versus reliance on the general economy and/or market trends. In general, the portfolio managers seek to select securities that, at the time of purchase, have above-average expected returns and at least one of the following characteristics: projected earnings growth rate at or above the benchmark index, above-average earnings quality and stability, or a price-to-earnings ratio comparable to the benchmark index.

This Morningstar Style Box™ shows the Fund’s investment style and size of companies held in the Fund.

Performance summary  |  The Fund’s Class A shares returned 9.48% (excluding front-end sales charges) during the fiscal year ended October 31, 2010, underperforming its benchmark index, the Standard & Poor’s 500 Composite Stock Index (“S&P 500 Index”) which returned 16.52%. The S&P 500 Index is an unmanaged index of 500 U.S. stocks and gives a broad look at how stock prices have performed. Please keep in mind that an index is not available for direct investment; therefore its performance does not reflect the expenses associated with the active management of an actual portfolio.

Growth of a $10,000 investment from 5/2/05 to 10/31/10 (a)

(a) The Fund’s values and returns reflect the maximum front-end sales charge of 4.75%, fund expenses and the reinvestment of dividends; however, they do not reflect the deduction of taxes that you would pay on fund distributions or redemption of fund shares. The value of an investment in other share classes will differ due to each class’s respective sales charges and expenses.

Performance data represented is historical and does not guarantee future results. The investment return and principal value of an investment will fluctuate, and you may have a gain or loss when you sell shares. Current performance may be higher or lower than the performance data quoted. To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.

Performance discussion  |  The Fund’s gains were led by strong contributions from the information technology, consumer discretionary and industrials sectors. In information technology, the largest contributions were from the Fund’s holdings in the computers & peripherals and software industries. In consumer discretionary, the media and multiline retail industries performed best. In industrials, the Fund benefited from its aerospace & defense holdings. Negative return contributions occurred in the consumer staples and financial sectors, with the greatest underperformance coming from holdings in the food & staples retailing and diversified financial services industries, respectively.

The Fund underperformed its benchmark during the period primarily due to underperformance relative to the benchmark in the information technology, consumer staples and financials sectors. In information technology, the Fund’s holdings in the software and semiconductors industries underperformed. Holdings in the food & staples retailing industry led to relative underperformance in the consumer staples sector. Finally, in

11

Performance Summary and Commentary
Eagle Large Cap Core Fund (cont’d)

financials, the diversified financial services, commercial bank and real estate investment trust industries detracted from performance. On the other hand, the Fund benefited from stock selection in market-weighted energy and stock selection in underweighted telecommunication services.

Under performers  |  CVS Caremark Corporation was sold in November 2009 following its third quarter earnings announcement when management revealed additional large contract losses in the PBM (pharmacy benefit management—the acquired Caremark business) segment, and meaningfully reduced 2010 guidance for PBM operating earnings.

Bank of America Corporation sold off on cautious guidance following its second quarter earnings release along with concerns about the New York Fed and the Federal Housing Finance Administration’s plans to possibly get more aggressive on putting back bad loans in securitizations to originating banks. The Fund no longer holds this stock.

BP PLC was sold in May 2010. Liability concerns associated with the Deepwater Horizon oil spill in the Gulf of Mexico negatively impacted stock performance during the reporting period, offsetting improving fundamentals within the exploration & production (“E&P”) business. Our ability to develop any conviction around potential future liabilities was severely handicapped.

Video game manufacturer Electronic Arts, Inc. was sold in June 2010. While management made significant progress in improving game quality and production efficiency, the company’s recent video game releases have been viewed by the market as “average”. Given today’s lackluster consumer spending environment, we believed the Fund’s capital would be better off deployed elsewhere.

Wells Fargo & Company fell along with other major banks on concerns that banking regulatory overhaul legislation could result in lower debt ratings for major banks (due to a lack of assumed government support), along with more recent concerns about the New York Fed and the Federal Housing Finance Administration’s plans to possibly get more aggressive on putting back bad loans in securitizations to originating banks. The stock is held for its strong competitive position and valuation attractiveness.

Top performers  |  UnitedHealth Group, Inc., along with other managed health care stocks, reacted well to the health care bill that ultimately passed Congress. We believe this legislation will be negative for insurers once fully implemented, but could have been much worse. With the final signing of the bill, the health care debate—and its attendant vilification of health insurers—should be moved to the back burner for a while. The Fund still holds the stock as we view it as an attractive holding.

After selling Apple, Inc. in mid-March at a significant gain, the company reported second quarter results that significantly exceeded our expectation for iPhone units, Mac units, iPod units and gross margin. The sharp market selloff on May 6th, 2010 gave us a chance to repurchase the stock at an attractive price and it remains in the Fund.

Macy’s, Inc. strong performance reflected better-than-expected same store sales, upbeat management guidance, and rising consensus estimates. We believed per store sales productivity was improving, driven by the company’s merchandise localization efforts (customizing product offerings by store), along with improving consumer spending trends. We sold the security from the Fund as it reached its target price.

ConocoPhillips benefited from improved price realizations in the E&P business, strong margins in the domestic refining business, and continued execution of asset sales/deleveraging program. The stock remains a holding in the Fund.

Autodesk, Inc. was a strong performer for the Fund that was sold to take profits late in the reporting period due to a lack of visibility on the company’s geographically diverse end markets.

12

Performance Summary and Commentary
Eagle Mid Cap Growth Fund

Meet the managers  |  Bert L. Boksen, CFA, a Managing Director and Senior Vice President at Eagle Asset Management, Inc. (“Eagle”), is the Portfolio Manager of the Eagle Mid Cap Growth Fund (the “Fund”). Mr. Boksen has 33 years of investment experience. Eric Mintz, CFA, with 15 years of investment experience and Christopher Sassouni, DMD, with 21 years of investment experience and, have been Assistant Portfolio Managers since 2008 and 2006, respectively.

Investment highlights  |  The Fund invests primarily in stocks of mid-capitalization companies. The Fund’s portfolio managers seek to capture the significant long-term capital appreciation potential of mid-cap, rapidly growing companies. The portfolio managers use a “bottom-up” investment approach through a proprietary research strategy that emphasizes the selection of mid-cap growth stocks that are reasonably priced. A bottom-up method of analysis emphasizes the outlook at the company and industry level versus reliance on the general economy and/or market trends. The Fund’s portfolio managers believe that conducting extensive research on mid-cap companies may enable the Fund to capitalize on market inefficiencies and thus outperform the market.

This Morningstar Style Box™ shows the Fund’s investment style and size of companies held in the Fund.

Performance summary  |  The Fund’s Class A shares returned 31.91% (excluding front-end sales charges) during the fiscal year ended October 31, 2010, outperforming its benchmark index, which returned 28.03%. The Fund’s benchmark index, the Russell Midcap® Growth Index, measures the performance of those Russell Midcap® companies with higher price-to-book ratios and higher forecasted growth values. Please keep in mind that an index is not available for direct investment; therefore its performance does not reflect the expenses associated with the active management of an actual portfolio.

Growth of a $10,000 Investment from 11/1/00 to 10/31/10 (a)

(a) The Fund’s values and returns reflect the maximum front-end sales charge of 4.75%, fund expenses and the reinvestment of dividends; however, they do not reflect the deduction of taxes that you would pay on fund distributions or redemption of fund shares. The value of an investment in other share classes will differ due to each class’s respective sales charges and expenses.

Performance data represented is historical and does not guarantee future results. The investment return and principal value of an investment will fluctuate, and you may have a gain or loss when you sell shares. Current performance may be higher or lower than the performance data quoted. To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.

Performance discussion  |  The Fund had strong absolute performance during the one-year reporting period ended October 31, 2010. On an absolute basis, the materials, information technology, consumer staples, and telecommunication services sectors led the Fund’s strong returns. In materials, the chemicals and metals & mining industries posted strong gains. The communications equipment industry posted the highest gains in the information technology sector. The personal products industry rallied most strongly in the consumer staples sector. In telecommunication services, wireless telecommunication services had a strong gain. On an absolute basis, healthcare and financials were the lagging sectors. In healthcare, the healthcare equipment & supplies industry posted a negative return for the year. In financials, the commercial banks and capital markets industries posted modest gains.

13

Performance Summary and Commentary
Eagle Mid Cap Growth Fund (cont’d)

The Fund outperformed its benchmark index during the reporting period. The materials, information technology, consumer staples and energy sectors each contributed to the strong relative returns. The Fund’s overweight position in materials amplified strong stock selection in this sector. The Fund outperformed in information technology due to strong stock selection in the semiconductors & semiconductor equipment, and communications equipment industries. The Fund benefited from an underweight position to consumer staples and very strong absolute performance. An overweight position and strong stock selection in the oil gas & consumable fuels industry led to outperformance in energy. The Fund underperformed relative to the benchmark in the health care sector during the reporting period as holdings in the healthcare equipment & supplies and healthcare providers & services industries underperformed.

Top performers  |  Chemical producer Huntsman Corporation, is a highly cyclical company that has appreciated as the economic outlook has improved. Further, the company has successfully implemented a cost reduction program. The Fund continues to hold the stock.

Rovi Corp, a provider of television guides for set-top boxes, has recently appreciated due to a new patent license agreement with Apple, in which Rovi will receive license fees for Apple’s use of Rovi’s patents in its AppleTV platform. We believe this bodes well for Rovi’s ability to receive license fees in the future from other companies with streaming on-line video technologies. The Fund continues to hold the stock.

Las Vegas Sands Corp., which owns and operates casino hotels, recently opened a resort in Singapore that has had significantly better than expected results. We continue to hold the stock in the Fund.

Kansas City Southern is a railroad that operates in the U.S., Mexico and adjacent to the Panama Canal. The stock appreciated on strong pricing and volume trends and the Fund continues to hold it.

Nutritional supplement provider NBTY was acquired during the reporting period by Carlyle Group for a 47 percent premium.

Under performers  |  Apollo Group Inc. is a post-secondary education provider. We sold the stock out of the Fund in the second quarter after the company announced a negative court ruling that is a likely overhang on the stock.

Business advisory services company FTI Consulting, Inc. pre-announced weaker than expected results and specifically cited weakness in bankruptcy, restructuring and M&A consulting activity levels. The Fund sold the stock.

Bally Technologies Inc. produces slot machines and casino operating systems. Sentiment has turned negative for the industry as investors question the thesis that a replacement cycle of machines will occur. We continue to hold the stock in the Fund as we believe the company’s financial health is improving, it is increasing market share and expanding internationally.

Health Management Associates, Inc. operates acute care hospitals in the United States. The stock declined on concerns about decreased utilization. The Fund sold the stock.

Lincare Holdings Inc. is the leading provider of home oxygen equipment and services. Competitive bidding for oxygen-related services came in lower than expected, resulting in cuts to Medicare reimbursement of 32 percent in some areas. We believe Lincare will be able to continue to increase its market share but we sold the stock from the Fund due to uncertainty about future earnings growth given this ongoing reimbursement cutting environment.

14

Performance Summary and Commentary
Eagle Mid Cap Stock Fund

Meet the managers  |   Todd L. McCallister, Ph.D., CFA, is a Managing Director and Senior Vice President at Eagle Asset Management, Inc. (“Eagle”) and Co-Portfolio Manager of the Eagle Mid Cap Stock Fund (the “Fund”). Mr. McCallister has 23 years of investment experience and has managed the Fund since its inception. Stacey Serafini Thomas, CFA, is a Vice President at Eagle and served as Assistant Portfolio Manager to the Fund from 2000 to 2005, before being named Co-Portfolio Manager. Ms. Thomas has more than 13 years of investment experience.

Investment highlights  |  The Fund invests primarily in stocks of mid-capitalization companies. The portfolio managers of the Fund employ a “bottom-up” stock-selection process to identify growing, mid-cap companies that are reasonably priced. A bottom-up method of analysis emphasizes the outlook at the company and industry level versus reliance on the general economy and/or market trends. The portfolio managers seek to gain a comprehensive understanding of a company’s management, business plan, financials, real rate of growth and competitive threats and advantages.

This Morningstar Style Box™shows the Fund’s investment style and size of companies held in the Fund.

Performance summary  |  The Fund’s Class A shares returned 20.24% (excluding front-end sales charges) during the fiscal year ended October 31, 2010, underperforming its benchmark index, the Standard & Poor’s MidCap 400 Index (“S&P MidCap 400”) which returned 27.64%. The S&P MidCap 400, is an unmanaged index that measures the performance of the mid-sized company segment of the U.S. market. Please keep in mind that an index is not available for direct investment; therefore its performance does not reflect the expenses associated with the active management of an actual portfolio.

Growth of a $10,000 Investment from 11/1/00 to 10/31/10 (a)

(a) The Fund’s values and returns reflect the maximum front-end sales charge of 4.75%, fund expenses and the reinvestment of dividends; however, they do not reflect the deduction of taxes that you would pay on fund distributions or redemption of fund shares. The value of an investment in other share classes will differ due to each class’s respective sales charges and expenses.

Performance data represented is historical and does not guarantee future results. The investment return and principal value of an investment will fluctuate, and you may have a gain or loss when you sell shares. Current performance may be higher or lower than the performance data quoted. To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.

Performance discussion  |  The information technology and materials sectors were the Fund’s largest contributors to performance during the fiscal year ended October 31, 2010. In information technology, the Fund’s holdings in information technology services, semiconductors and electronic equipment instrument industries performed well. In materials, current concerns around the health of the U.S. dollar led investors to commodities related holdings. The Fund’s chemicals, packaging, and metals stocks benefited from this. Telecommunication services and financials were the largest underperforming sectors during the reporting period. The telecommunication services sector as a whole has been hit as providers have lowered fees across the board and the competitive environment has heated up. In financials, the Fund’s commercial bank investments underperformed.

Stocks that offer what we view as safety and stability have remained out of favor in the recent markets. We find this to be anomalous, especially given the current economic weakness

15

Performance Summary and Commentary
Eagle Mid Cap Stock Fund (cont’d)

(as reflected by 2.5 percent 10-year Treasury rates) and the strong run that more volatile stocks experienced last year.

The Fund underperformed its benchmark index, the S&P Mid Cap 400, during the reporting period. Relative underperformance was concentrated in the financials and health care sectors. The Fund held an overweight position in the underperforming financial exchanges industry and an underweight position, coupled with underperformance, in real estate investment trusts, which worked to our disadvantage this year. Fundamentally, we still believe in the exchanges. Real estate investment trusts have continued to be overpriced in our opinion, leading to very few opportunities for us. Health care was weighed down by equipment companies underperforming and by not owning the generic pharmaceutical stocks that contributed to the benchmark. On a relative basis, the materials sector performed best. We maintained an overweight position, especially in the packaging and chemicals industries. The Fund’s holdings in materials offer large free cash flow yields, profitability and exposure to emerging markets.

Under performers  |  Specialty vehicle manufacturer Oshkosh Corporation has traded lower as investors have discounted post-Iraq U.S. military spending. We continue to believe investors are underestimating the sustainable level revenues from the Department of Defense. At current valuations and cash flows, we believe the market is assigning little, if any, value to its access equipment or fire and emergency-vehicle businesses. The Fund still owns the stock.

Beckman Coulter, Inc., a medical equipment manufacturer, preannounced that it would not meet its second-quarter earnings estimates and lowered its guidance. The company was hurt due to continued weakness from the recall of a diagnostic test kit and the management team has struggled with preventing that issue from hurting the overall business. As a result, the Fund sold the stock.

DISH Network Corp had problems this year as the company began to miss estimates on weak subscriber results. We sold the Fund’s position in the subscription television service provider as the quality of the subscribers became a question in the increasingly competitive market.

State Street Corporation missed earnings while the Fund held its shares. The company provides banking and financial processing services to institutions and has recognized lower net interest revenue in this low interest rate environment. The Fund sold the shares as we expect short-term interest rates to remain low for the foreseeable future, creating a continued drag on earnings growth for the company.

Owning oil and gas exploration firm Petrohawk Energy Corporation hurt the Fund’s investment returns as the price of gas decreased during the Fund’s holding period. We sold the holding from the Fund as natural gas prices did not significantly recover.

Top Performers  |  Whiting Petroleum Corporation is an energy company that gives us exposure to Bakken Shale, the most potent domestic crude oil region. Its shares were up throughout the reporting period as the company continued to release good results regarding its wells and its price appreciated such that it no longer trades at a discount to its competitors. We continue to hold this company in the Fund.

Technology equipment manufacturer Marvell Technology Group, Ltd. has seen large growth in its wireless networking business. We continue to hold the stock in the Fund as we believe there is growth potential within some of the products that include new tablet computers.

IHS, Inc., a business software and service company, has been up this year after beating earnings and revenue estimates through a mixture of acquisitions and sales growth. The company also tightened its adjusted earnings forecast. The Fund continues to own the company’s shares due to its subscription based revenue and steady cash flow.

Dr. Pepper Snapple Group, Inc. was up after the beverages company reported it will enjoy a favorable renegotiation of its distribution agreements with Coca-Cola, Inc. following that company’s takeover of Coca-Cola Enterprises. This is on the heels of receiving $900 million from Pepsi for similar negotiations, of which more than $400 million was used to pay down debt. We sold the holding from the Fund after we felt that it was fully valued.

Industrial goods manufacturer Ametek Inc. had a strong year as it has seen organic growth, backlog growth, and a continuation in its free cash flow generation. Furthermore, the company has been steadily acquiring smaller companies while still keeping its balance sheet solid. We continue to hold this position in the Fund.

16

Performance Summary and Commentary
Eagle Small Cap Core Value Fund

Meet the managers  |  David M. Adams, CFA, Lead Portfolio Manager, and John “Jack” McPherson, CFA, Co-Portfolio Manager, are Managing Directors at Eagle Boston Investment Management, Inc. (“EBIM”) and have been responsible for the day-to-day management of the Eagle Small Cap Core Value Fund (the “Fund”) since its inception. Both Mr. Adams and Mr. McPherson have 20 years of investment experience.

Investment highlights  |  The Fund invests primarily in equity securities of small-capitalization companies. Using a value approach to investing, the Fund’s portfolio managers seek to capture capital growth by selecting securities that the portfolio managers believe are selling at a discount relative to their underlying value and then hold them until their market value reflects their intrinsic value. To assess value, a “bottom-up” method of analysis is utilized. A bottom-up method of analysis emphasizes the outlook at the company and industry level versus reliance on the general economy and/or market trends. Other factors that the portfolio managers may look for when selecting investments include: management with demonstrated ability and commitment to the company, above-average potential for earnings and revenue growth, low debt levels relative to total capitalization and strong industry fundamentals.

This Morningstar Style Box TM shows the Fund’s investment style and size of companies held in the Fund.

Performance summary  |  The Fund’s Class A shares returned 22.63% (excluding front-end sales charges) during the fiscal year ended October 31, 2010, underperforming its benchmark index, which returned 26.58%. The Fund’s benchmark index, the Russell 2000 ® Index, is an unmanaged index comprised of the 2,000 smallest companies in the Russell 3000 ® Index. The Russell 3000® Index measures the performance of the 3,000 largest U.S. companies based on total market capitalization. Please keep in mind that an index is not available for direct investment; therefore its performance does not reflect the expenses associated with the active management of an actual portfolio.

Growth of a $10,000 Investment from 11/1/00 to 10/31/10 (a)

(a) The Fund’s values and returns reflect the maximum front-end sales charge of 4.75%, fund expenses and the reinvestment of dividends; however, they do not reflect the deduction of taxes that you would pay on fund distributions or redemption of fund shares. The value of an investment in other share classes will differ due to each class’s respective sales charges and expenses.

Performance data represented is historical and does not guarantee future results. The investment return and principal value of an investment will fluctuate, and you may have a gain or loss when you sell shares. Current performance may be higher or lower than the performance data quoted. To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.

Performance discussion  |  For the fiscal year ended October 31, 2010, the Fund benefited from strong absolute performance in the consumer staples, materials, telecommunication services, and information technology and consumer discretionary sectors. While the industrial, utility and financial sectors all generated positive returns for the period, they lagged the overall return for the Fund.

The performance of the Fund trailed its benchmark index during the reporting period. Relative to the benchmark, the Fund outperformed in the consumer staples, health care and materials sectors. In consumer staples, the Fund benefited from strong stock selection. In health care and materials, the Fund was underweight to the index, but strong stock selection led to outperformance. Sectors detracting from relative performance were industrials, information technology and consumer discretionary. In the industrial and consumer discretionary sectors, the Fund was underweight and underperformed. With respect to information technology holdings, an overweight position combined with underperformance from a stock selection led to relative lag to the benchmark.

17

Performance Summary and Commentary
Eagle Small Cap Core Value Fund (cont’d)

A key factor contributing to the Fund’s relative underperformance was the Fund’s below average exposure to higher beta areas of the market versus the Russell 2000® Index. A higher beta stock is one that has a higher degree of volatility, and thus risk, than the average stock in a market. During the reporting period, the highest beta stocks were the strongest performers, reflecting a higher tolerance for risk among investors.

The Fund’s fundamental focus on higher quality companies with below average debt combined with our value oriented investing approach generally results in below average exposure to the riskier market segments. We believe that higher quality stocks tend to outperform higher beta stocks over longer periods of time and we remain committed to focusing on the higher quality segment of the market.

Under performers  |  LECG Corp., a provider of consulting services to large corporations, fell 75%. While demand for the company’s services remains weak, there has been no new news released that would justify the drop. The drop appears to be a function of the stock’s limited trading liquidity combined with a motivated seller. We remain holders of the stock but continue to evaluate the situation.

1-800-FLOWERS.COM, Inc. is a gift retailer that is experiencing a difficult consumer environment for their various products given the overall state of the U.S. economy, which caused its shares to drop 53%. We believe the long-term potential for the business remains attractive and continue to hold the stock in the Fund.

Oil and gas exploration firm Comstock Resources, Inc. declined 46% as weak natural gas prices offset continued strong developments within their major production areas. The Fund continues to hold the position as we believe the company has attractive drilling sites in some of the more important natural gas producing regions of the country.

Net 1 U.E.P.S. Technologies Inc., a provider of transaction processing services to governmental agencies serving poor and unbanked populations globally, dropped 30% despite issuing a decent earnings report for the period. The market reacted negatively as the company continues to await clarity regarding the contract renewal of their largest client. We view the uncertainty as being discounted in the share price and therefore continue to hold the position in the Fund.

SWS Group Inc., an investment banking and brokerage firm, fell 39%. Weak trading volumes in their brokerage business, a low interest rate environment and write-offs of their loan portfolio, combined with resignation of the company’s CEO, helped drive down the stock. While disappointed with the CEO’s resignation, we don’t view it as negatively impacting the original investment thesis. We continue to believe the company is positioned to benefit from a rebound in market trading activity and an eventual increase in short-term interest rates. The Fund still owns the stock.

Top performers  |  Herbalife Ltd., a multi-level marketer of nutritional supplements rose 90% as the company reported strong quarterly earnings growth and reiterated a strong future outlook based largely on the continued success of the rollout of their daily consumption model. We continue to hold the position in the Fund.

AMERIGROUP Corp., a provider of Medicaid managed care services to state government agencies, rose 89%. The strength of the stock appears to be a function of the strong underlying fundamentals of the business, namely increasing Medicaid enrollments nationally. We continue to hold the position in the Fund.

Sonic Solutions, a technology firm saw its shares increase dramatically (146%) during the reporting period as the company announced several new partners for its CinemaNow product, along with their strategic acquisition of DivX, which we believe continues to validate the long-term earnings potential of the company. We continue to hold the position in the Fund.

Sybase Inc., an industry leader in delivering enterprise and mobile software to manage, analyze and mobilize information was acquired by SAP and appreciated 63% during the period. The Fund no longer owns the stock as the merger was completed in July 2010.

FGX International designed and marketed products under brands such as Foster Grant. The company was acquired by a European competitor, Essilor, during the reporting period at a premium, leading to a gain of over 50%. The Fund no longer owns the stock as the merger was completed in March 2010.

18

Performance Summary and Commentary
Eagle Small Cap Growth Fund

Meet the managers  |  Bert L. Boksen, CFA, a Managing Director and Senior Vice President at Eagle Asset Management, Inc. (“Eagle”), has been responsible for the management of the Eagle Small Cap Growth Fund (the “Fund”) since 1995. Mr. Boksen has 33 years of investment experience. Eric Mintz, CFA, has 15 years of investment experience and has been Assistant Portfolio Manager since 2008.

Investment highlights  |  The Fund invests primarily in stocks of small-capitalization companies. Using a “bottom-up” approach, the Fund’s portfolio managers seek to capture the significant long-term capital appreciation potential of small, rapidly growing companies. A bottom-up method of analysis emphasizes the outlook at the company and industry level versus reliance on the general economy and/or market trends. The portfolio managers also look for small-cap growth companies that are reasonably priced. Since small-cap companies often have narrower markets than large-cap companies, the portfolio managers believe that conducting extensive proprietary research on small-cap growth companies may enable the Fund to capitalize on market inefficiencies and thus outperform the market.

This Morningstar Style Box™ shows the Fund’s investment style and size of companies held in the Fund.

Performance summary  |  The Fund’s Class A shares returned 34.62% (excluding front-end sales charges) during the fiscal year ended October 31, 2010, outperforming its benchmark index, which returned 28.67%. The Fund’s benchmark index, the Russell 2000® Growth Index, is an unmanaged index comprised of Russell 2000® companies with higher price-to-book ratios and higher forecasted growth values. The Russell 2000® Index is an unmanaged index comprised of the 2,000 smallest companies in the Russell 3000® Index. The Russell 3000® Index measures the performance of the 3,000 largest U.S. companies based on total market capitalization. Please keep in mind that an index is not available for direct investment; therefore its performance does not reflect the expenses associated with the active management of an actual portfolio.

Growth of a $10,000 Investment from 11/1/00 to 10/31/10 (a)

(a) The Fund’s values and returns reflect the maximum front-end sales charge of 4.75%, fund expenses and the reinvestment of dividends; however, they do not reflect the deduction of taxes that you would pay on fund distributions or redemption of fund shares. The value of an investment in other share classes will differ due to each class’s respective sales charges and expenses.

Performance data represented is historical and does not guarantee future results. The investment return and principal value of an investment will fluctuate, and you may have a gain or loss when you sell shares. Current performance may be higher or lower than the performance data quoted. To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.

Performance discussion  |  The Fund had strong absolute performance during the one-year reporting period ended October 31, 2010. On an absolute basis, materials, consumer staples and energy led the Fund’s strong returns. In materials, the Fund’s holdings in the chemicals and metals & mining industries posted strong gains. The personal products industry fueled the consumer staples sector. In energy, the Fund’s investments in the energy equipment & services and oil, gas & consumable fuels industries had strong performance.

On an absolute basis, the financials, healthcare and industrials sectors lagged. The Fund’s investments in the financials sector posted a slightly negative return overall with the capital markets, thrifts & mortgage finance, and commercial banks industries each finishing down for the year. The healthcare sector finished positive for the year although investments in the healthcare providers & services and life science tools &

19

Performance Summary and Commentary
Eagle Small Cap Growth Fund (cont’d)

services industries underperformed. The construction & engineering industry posted negative returns in industrials.

The Fund outperformed its benchmark, the Russell 2000 Growth Index, during the one-year period ended October 31, 2010. The materials, energy, information technology, consumer staples and consumer discretionary sectors each contributed to the strong returns. The Fund’s overweight position in materials and energy amplified strong stock selection in those sectors. The Fund outperformed in information technology due to strong stock selection and an overweight position in the software, electronic equipment instruments & components and computers & peripherals industries. Consumer staples contributed to returns despite an underweight position due to very strong absolute performance. Consumer discretionary outperformed due to strong stock selection, particularly within the diversified consumer services industry.

The Fund underperformed the index in the industrials, financials and healthcare sectors during the reporting period. In industrials, the Fund’s overweight position in the weak construction & engineering industry and an underweight position in the strong performing airlines industry detracted from relative returns. Underperformance in the capital markets industry and an overweight position and underperformance in the consumer finance industry damaged returns in financials. In healthcare, underperformance in the healthcare providers & services industry, an overweight position and underperformance in the healthcare technology and life sciences tools & services industries dragged down relative returns.

Top performers  |  Shares in chemical producer Huntsman Corporation appreciated as the economic outlook has improved for this highly cyclical industry. Further, the company has successfully implemented a cost reduction program. The Fund continues to hold the stock.

TIBCO Software, Inc. provides enterprise middleware software solutions to businesses. It has delivered strong results and has been talked about as a potential acquisition candidate. We continue to hold the shares in the Fund.

Rovi Corporation, a provider of television guides for set-top boxes, has recently appreciated due to a new patent license agreement with Apple, in which Rovi will receive license fees for Apple’s use of Rovi’s patents in its AppleTV platform. We believe that this bodes well for ROVI’s ability to receive license fees in the future from other companies with streaming on-line video technologies. The Fund continues to hold the stock.

Shares in oil equipment manufacturer Lufkin Industries, Inc. appreciated due to a sharp rise in oil prices, which helped boost prospects for a recovery in demand for Lufkin’s pump jacks. The Fund still holds its shares.

Auctioneer Sotheby’s shares appreciated during the year as it has become clear that demand for art purchases is increasing. This demand is furthered by an increased interest in Western art in China. We believe that this bodes well for Sotheby’s as it continues to increase its market share. We continue to hold the stock in the Fund.

Under performers  |  Genoptix, Inc. is a rapidly-growing independent clinical laboratory. The company has consistently beat earnings estimates, but recently started hiring a significant number of new sales representatives in anticipation of continued growth. We believe that it will take several quarters to complete this process so the Fund sold the stock.

True Religion Apparel, Inc. declined when the clothing manufacturer’s investors became concerned about management’s muted outlook and high inventory levels. The Fund took its profits and sold the stock.

FormFactor, Inc., a supplier of equipment used to electronically test computer memory, hoped to benefit from a recovery in sales of computers and servers. However, the company has had several execution missteps, including trying to transition manufacturing to a lower-cost region during the recovery. The Fund no longer holds the stock.

Shares of water pipe manufacturer Northwest Pipe Company fell after the company pre-announced disappointing third quarter 2009 results and delayed filing its financial reports due to an ongoing investigation in accounting irregularities. We continue to hold the stock as the company has recently stated compliance with SEC filing requirements and both pricing and volumes have improved. The stock also trades at a discount to tangible book value and represents a potential acquisition target.

Investment bank Gleacher & Company, Inc. declined on concerns that the fixed-income revenue growth that helped its third-quarter 2009 results likely will slow. The Fund sold the stock.

20

Investment Portfolios

10.31.2010

EAGLE CAPITAL APPRECIATION FUND
Common stocks—99.5%	Shares	Value
Apparel—1.9%
Nike, Inc., Class B	138,800	$11,303,872

Banks—2.0%
Northern Trust Corporation	231,546	11,491,628

Beverages—3.8%
PepsiCo, Inc.	340,409	22,228,708

Biotechnology—2.6%
Biogen Idec, Inc.*	88,740	5,564,885
Gilead Sciences, Inc.*	253,977	10,075,268

Chemicals—1.3%
Praxair, Inc.	80,919	7,391,141

Commercial services—3.2%
Mastercard, Inc., Class A	78,600	18,868,716

Computers—5.3%
Apple, Inc.*	102,600	30,869,262

Cosmetics/personal care—4.8%
Avon Products, Inc.	453,245	13,801,310
The Procter & Gamble Company	232,239	14,763,433

Diversified financial services—5.6%
CME Group, Inc.	81,110	23,493,512
The Charles Schwab Corporation	591,919	9,115,553

Electronics—2.7%
Thermo Fisher Scientific, Inc.*	304,334	15,648,854

Healthcare products—9.2%
Baxter International, Inc.	360,793	18,364,364
Johnson & Johnson	310,347	19,759,793
St. Jude Medical, Inc.*	411,188	15,748,500

Internet—1.9%
Equinix, Inc.*	135,369	11,403,485

Oil & gas—4.2%
Occidental Petroleum Corporation	141,400	11,118,282
Southwestern Energy Company*	393,106	13,306,638

Oil & gas services—8.5%
Halliburton Company	568,041	18,097,786
Schlumberger Ltd.	453,711	31,709,862

Pharmaceuticals—1.2%
Teva Pharmaceutical Industries Ltd., Sponsored ADR	139,165	7,222,664

Real estate—3.1%
CB Richard Ellis Group, Inc., Class A*	997,432	18,302,877

Retail—10.4%
Costco Wholesale Corporation	327,848	20,579,019
Lowe’s Companies, Inc.	962,581	20,531,853
Staples, Inc.	968,010	19,815,165

Semiconductors—3.8%
Broadcom Corporation, Class A	262,400	10,690,176
Xilinx, Inc.	447,041	11,985,169

Software—6.6%
Microsoft Corporation	669,850	17,844,804
Oracle Corporation	715,838	21,045,637

Telecommunications—17.4%
American Tower Corporation, Class A*	569,504	29,392,101
Cisco Systems, Inc.*	1,046,099	23,882,440
Crown Castle International Corporation*	433,163	18,677,989

Common stocks—99.5%	Shares	Value
QUALCOMM, Inc.	660,105	$29,790,539
Total common stocks (cost $472,664,506)		583,885,285

Short term investments—1.8%	Principal amount	Value
JP Morgan Commercial Paper Sweep, 0.15% (cost $10,318,600)	$10,318,600	10,318,600

Total investment portfolio (cost $482,983,106) 101.3%		594,203,885

Liabilities in excess of other assets (1.3)%		(7,738,427)

Net assets 100.0%		$586,465,458

* Non-income producing security

ADR—American depository receipt

Sector allocation (unaudited)
Sector	Percent of net assets
Consumer, non-cyclical	25.0%
Communications	19.3%
Technology	15.7%
Energy	12.6%
Financial	12.4%
Consumer, cyclical	12.3%
Industrial	2.7%
Basic materials	1.3%

EAGLE GROWTH & INCOME FUND
Common stocks—94.7%	Shares	Value
Domestic—72.5%
Aerospace/defense—1.9%
Lockheed Martin Corporation	55,700	$3,970,853

Agriculture—3.4%
Lorillard, Inc.	25,300	2,159,102
Philip Morris International, Inc.	85,180	4,983,030

Banks—12.2%
Bank of America Corporation	247,500	2,831,400
Fifth Third Bancorp	323,571	4,064,052
JPMorgan Chase & Company	131,552	4,950,302
KeyCorp	465,660	3,813,755
SVB Financial Group*	80,800	3,501,872
U.S. Bancorp	262,200	6,339,996

Beverages—3.0%
The Coca-Cola Company	101,200	6,205,584

Biotechnology—2.1%
Gilead Sciences, Inc.*	112,482	4,462,161

Commercial services—2.0%
Paychex, Inc.	150,500	4,168,850

Computers—3.5%
Apple, Inc.*	7,435	2,236,968
Dell, Inc.*	351,500	5,054,570

The accompanying notes are an integral part of the financial statements.	21

Investment Portfolios

10.31.2010

EAGLE GROWTH & INCOME FUND (cont’d)
Common stocks—94.7%	Shares	Value
Diversified financial services—1.6%
AllianceBernstein Holding LP	137,700	$3,359,880

Electric—2.1%
Entergy Corporation	59,600	4,441,988

Food—2.6%
Sysco Corporation	187,090	5,511,671

Healthcare products—1.7%
Varian Medical Systems, Inc.*	55,188	3,488,985

Insurance—3.7%
ACE Ltd.	54,645	3,247,006
Hartford Financial Services Group, Inc.	179,500	4,304,410

Internet—2.6%
Google, Inc., Class A*	8,700	5,333,013

Iron/steel—1.8%
United States Steel Corporation	88,200	3,774,078

Media—2.9%
Comcast Corporation, Class A	309,700	5,986,501

Oil & gas—6.0%
ConocoPhillips	63,200	3,754,080
Ensco PLC, Sponsored ADR	99,120	4,593,221
Exxon Mobil Corporation	63,955	4,251,089

Pharmaceuticals—5.5%
Eli Lilly & Company	54,775	1,928,080
Pfizer, Inc.	263,200	4,579,680
Teva Pharmaceutical Industries Ltd., Sponsored ADR	96,100	4,987,590

Retail—2.4%
McDonald’s Corporation	64,000	4,977,280

Semiconductors—2.5%
Intel Corporation	260,300	5,224,221

Software—5.4%
Fiserv, Inc.*	86,650	4,724,158
Microsoft Corporation	241,400	6,430,896

Telecommunications—3.6%
Amdocs Ltd.*	104,300	3,199,924
Leap Wireless International, Inc.*	77,900	888,839
Qwest Communications International, Inc.	555,000	3,663,000
Total domestic common stocks (cost $141,189,028)		151,392,085

Foreign—22.2%
Beverages—2.1%
Foster’s Group Ltd.	798,000	4,565,016

Diversified financial services—2.3%
Hong Kong Exchanges and Clearing Ltd.	218,200	4,846,133

Electric—2.1%
Enel SpA	767,200	4,377,424

Food—2.2%
Nestle SA	85,700	4,697,678

Media—1.0%
Pearson PLC	133,254	2,038,044

Oil & gas—5.6%
Canadian Oil Sands Trust	148,900	3,731,625
ENI SpA	148,300	3,338,756
Seadrill Ltd.	152,700	4,625,377

Common stocks—94.7%	Shares	Value
Pharmaceuticals—2.1%
Novartis AG	74,800	$4,336,507

Telecommunications—4.8%
Telefonica SA	123,700	3,336,580
Telstra Corporation Ltd.	1,559,000	4,086,328
Vodafone Group PLC	887,535	2,415,508
Total foreign common stocks (cost $39,933,046)		46,394,976
Total common stocks (cost $181,122,074)		197,787,061

Investment companies—1.9%
Apollo Investment Corporation	357,000	3,923,430
Total investment companies (cost $3,471,262)		3,923,430

Preferred stocks—1.4%
Banks—1.4%
Bank of America Corporation, FRN, 3.00%, Series H	60,000	963,000
Fifth Third Bancorp, 8.50%, Series G (convertible)	14,200	1,876,814
Total preferred stocks (cost $1,958,343)		2,839,814

Short term investments—1.7%	Principal amount	Value
JP Morgan Commercial Paper Sweep, 0.15% (cost $3,634,756)	$3,634,756	3,634,756

Total investment portfolio (cost $190,186,435) 99.7%		208,185,061

Other assets in excess of liabilities 0.3%		523,138

Net assets 100.0%		$208,708,199

* Non-income producing security

ADR—American depository receipt FRN—Floating rate notes reset their interest rates on a semiannual or quarterly basis.

Sector allocation (unaudited)
Sector	Percent of net assets
Consumer, non-cyclical	26.8%
Financial	24.8%
Communications	14.8%
Energy	11.6%
Technology	11.4%
Utilities	4.2%
Consumer, cyclical	2.4%
Industrial	1.9%
Basic materials	1.8%

22	The accompanying notes are an integral part of the financial statements.

Investment Portfolios

10.31.2010

EAGLE INTERNATIONAL EQUITY FUND
Common stocks—94.5%	Shares	Value
Australia—2.1%
Asciano Group*	110,130	$169,334
MAp Group	214,017	641,609
Newcrest Mining Ltd.	23,951	939,261

Austria—1.1%
Erste Group Bank AG	21,397	965,777

Brazil—2.3%
All America Latina Logistica SA	38,456	363,684
Amil Participacoes SA	12,913	131,386
Diagnosticos da America SA	28,896	350,940
Hypermarcas SA*	49,522	818,425
Souza Cruz SA	4,891	255,869

Britain—14.2%
Anglo American PLC	6,038	280,960
ARM Holdings PLC	61,228	359,398
Barclays PLC	149,761	661,435
BG Group PLC	30,717	597,583
BHP Billiton PLC	27,571	977,889
Burberry Group PLC	5,464	89,216
Cairn Energy PLC*	27,032	167,152
Compass Group PLC	51,790	424,472
Diageo PLC	12,098	223,318
GlaxoSmithKline PLC	25,824	505,239
HSBC Holdings PLC	48,150	501,359
Imperial Tobacco Group PLC	22,061	706,635
Lloyds Banking Group PLC*	956,981	1,057,139
Lonmin PLC*	2,913	81,637
Reckitt Benckiser Group PLC	13,157	735,977
Rio Tinto PLC	36,617	2,377,413
Rolls-Royce Group PLC	33,422	346,760
Rolls-Royce Group PLC, Class C (a)*	2,139,008	3,427
Royal Bank of Scotland Group PLC*	504,787	360,826
SABMiller PLC	12,117	392,876
Vodafone Group PLC	338,535	921,354
WM Morrison Supermarkets PLC	32,366	152,370

Canada—5.1%
Agnico-Eagle Mines Ltd.	2,119	164,342
Barrick Gold Corporation	30,379	1,463,101
Canadian Pacific Railway Ltd.	1,167	76,068
First Quantum Minerals Ltd.	2,957	258,937
Goldcorp Inc.	12,545	560,152
IAMGOLD Corporation	3,033	55,343
Ivanhoe Mines Ltd./CA*	15,203	364,013
Kinross Gold Corporation	7,847	141,183
Potash Corporation of Saskatchewan, Inc.	1,485	214,764
Silver Wheaton Corporation*	21,030	604,569
Teck Resources Ltd., Class B	7,764	347,131

China—5.7%
Anhui Conch Cement Company Ltd., Class H	30,000	127,093
Baidu, Inc./China, Sponsored ADR*	5,427	597,024
China Construction Bank Corporation, Class H	509,000	486,257
China National Building Material Company Ltd., Class H	56,000	137,603
China Yurun Food Group Ltd.	145,000	564,006
Ctrip.com International Ltd., Sponsored ADR*	6,941	361,418
Dongfang Electric Corporation Ltd., Class H	9,400	45,719
Dongfeng Motor Group Company Ltd., Class H	148,000	324,365
Golden Eagle Retail Group Ltd.	100,000	266,869
Hengan International Group Company Ltd.	35,000	330,622

Common stocks—94.5%	Shares	Value
China (cont’d)
Intime Department Store Group Co. Ltd.	87,000	$133,341
Lianhua Supermarket Holdings Company Ltd., Class H	45,000	191,582
Sany Heavy Equipment International Holdings Company Ltd.	27,000	38,665
Shandong Weigao Group Medical Polymer Company Ltd., Class H	24,000	63,628
Sinopharm Group Company, Class H	78,800	310,239
Sinotruk Hong Kong Ltd.	41,500	47,933
Tingyi Cayman Islands Holding Corporation	176,000	479,874
Weichai Power Co. Ltd., Class H	4,000	52,533
Wumart Stores, Inc., Class H	110,000	259,868

Czech—1.1%
Komercni Banka AS	4,211	955,396

Denmark—1.5%
Carlsberg AS, Class B	4,690	512,932
Novo Nordisk AS, Class B	6,083	638,968
Pandora AS*	2,682	130,143

Finland—1.2%
Fortum Oyj	6,837	193,836
Kesko Oyj, Class B	2,499	123,890
Stora Enso Oyj, Class R	31,991	318,578
UPM—Kymmene Oyj	21,007	350,204

France—5.5%
Aeroports de Paris	2,792	237,157
BNP Paribas	8,815	644,721
Carrefour SA	5,211	281,258
CFAO SA	6,851	304,460
Cie Generale d’Optique Essilor International SA	5,259	351,188
Danone	9,211	582,984
Eutelsat Communications	5,674	213,301
Iliad SA	864	97,283
LVMH Moet Hennessy Louis Vuitton SA	5,574	873,539
PPR	3,236	531,129
Schneider Electric SA	1,577	223,877
Sodexo	2,700	175,718
Technip SA	1,645	138,264

Germany—6.5%
Bayer AG	1,737	130,060
Bayerische Motoren Werke AG	4,381	314,456
Beiersdorf AG	2,221	144,817
Bilfinger Berger SE	2,199	160,160
Continental AG*	1,918	166,928
Daimler AG*	13,769	909,912
Deutsche Boerse AG	3,011	211,882
Fraport AG	21,596	1,371,229
Fresenius SE	8,539	753,601
HeidelbergCement AG	2,865	150,104
Henkel AG & Co. KGaA	356	17,681
MAN SE	7,324	805,290
Metro AG	1,638	114,809
Siemens AG	1,875	214,198

Greece—0.5%
Coca Cola Hellenic Bottling Company SA	15,771	408,271

Hong Kong—6.9%
Belle International Holdings Ltd.	299,000	543,104
China Merchants Holdings International Company Ltd.	148,970	521,791
China Overseas Land & Investment Ltd.	282,000	595,538
China Resources Enterprise Ltd.	232,000	983,303
Galaxy Entertainment Group Ltd.*	5,000	4,736

The accompanying notes are an integral part of the financial statements.	23

Investment Portfolios

10.31.2010

EAGLE INTERNATIONAL EQUITY FUND (cont’d)
Common stocks—94.5%	Shares	Value
Hong Kong (cont’d)
Geely Automobile Holdings Ltd.	390,000	$220,658
Hang Lung Properties Ltd.	380,000	1,871,124
Hong Kong Exchanges and Clearing Ltd.	12,000	266,515
Li & Fung Ltd.	128,000	680,493
SJM Holdings Ltd.	48,000	71,538

India—3.5%
Axis Bank Ltd., Sponsored GDR	13,272	439,834
HDFC Bank Ltd., Sponsored ADR	4,698	812,566
ICICI Bank Ltd., Sponsored ADR	9,528	500,982
Larsen & Toubro Ltd., Sponsored GDR	18,530	863,128
Reliance Capital Ltd., Sponsored GDR	6,560	120,179
State Bank of India, Sponsored GDR	800	110,400
United Spirits Ltd., Sponsored GDR	7,014	117,835

Indonesia—0.3%
Indofood CBP Sukses Makmur TBK PT*	359,000	228,957

Ireland—0.5%
Ryanair Holdings PLC	11,322	65,112
WPP PLC	32,288	376,009

Israel—0.4%
Teva Pharmaceutical Industries Ltd., Sponsored ADR	7,033	365,013

Italy—0.3%
Buzzi Unicem SpA	7,955	91,342
Saipem SpA	3,382	150,112

Japan—8.6%
Aisin Seiki Company Ltd.	4,301	134,335
Asahi Glass Co. Ltd.	19,000	181,397
Canon Inc.	9,273	426,405
Daikin Industries Ltd.	4,770	165,107
Denso Corporation	3,811	118,635
Fanuc Ltd.	3,300	480,174
Honda Motor Company Ltd.	24,190	873,261
Isuzu Motors Ltd.	74,000	283,134
ITOCHU Corporation	30,700	270,544
Komatsu Ltd.	19,100	465,088
Mitsubishi Corporation	16,000	386,623
Mitsubishi Electric Corporation	20,000	186,588
Nidec Corporation	6,100	600,042
Nissan Motor Company Ltd.	39,900	349,935
NTT DoCoMo Inc.	69	116,388
Ricoh Co. Ltd.	5,000	69,500
Shiseido Company Ltd.	14,000	292,631
SMC Corporation	1,400	212,855
Softbank Corporation	10,700	343,059
Suzuki Motor Corporation	17,400	426,257
Toyota Motor Corporation	6,541	231,532
Unicharm Corporation	15,416	587,531

Luxembourg—0.5%
L’Occitane International SA*	63,264	186,089
SES SA	9,209	236,211

Macau—0.5%
Sands China Ltd.*	152,400	332,277
Wynn Macau Ltd.*	41,200	91,737

Mexico—1.1%
Fomento Economico Mexicano, SAB de CV,Sponsored ADR	11,687	641,733
Grupo Financiero Banorte, SAB de CV, Class O	57,083	244,225

Netherlands—4.1%
ASML Holding NV	1,503	49,426

Common stocks—94.5%	Shares	Value
Netherlands (cont’d)
European Aeronautic Defence and Space Company NV*	7,152	$187,984
Heineken NV	4,431	224,604
ING Groep NV*	52,189	556,366
Koninklijke KPN NV	20,757	346,675
Koninklijke Philips Electronics NV	6,557	198,309
Royal Dutch Shell PLC, Class A	19,723	639,632
Unilever NV	42,782	1,268,585

Norway—0.5%
DnB NOR ASA	11,163	153,247
Marine Harvest ASA	296,787	294,932

Portugal—0.2%
Jeronimo Martins SGPS SA	13,565	203,524

Russian Federation—5.4%
IDGC Holding JSC*	1,976,623	351,839
Magnit OJSC, Sponsored GDR	22,221	594,190
NovaTek OAO, Sponsored GDR	1,150	109,997
Novorossiysk Commercial Sea Port, Sponsored GDR	6,256	55,991
OJSC Enel OGK-5*	116,934	9,530
Pharmstandard, Sponsored GDR*	6,738	175,188
Rosneft Oil Company, Sponsored GDR*	47,752	332,831
Sberbank	576,485	1,910,471
VTB Bank OJSC, Sponsored GDR	70,738	468,286
X5 Retail Group NV, Sponsored GDR*	11,984	502,130

Singapore—0.8%
CapitaLand Ltd.	204,000	614,098
Genting Singapore PLC*	24,000	40,238

South Africa—2.7%
Aquarius Platinum Ltd.	11,227	65,010
Aspen Pharmacare Holdings Ltd.*	35,409	472,626
Shoprite Holdings Ltd.	60,453	854,540
Standard Bank Group Ltd.	38,785	571,312
Tiger Brands Ltd.	10,873	291,530

South Korea—0.6%
Celltrion, Inc.*	3,136	69,525
Hyundai Motor Company	2,754	416,850

Spain—0.1%
Amadeus IT Holding SA, Class A*	4,691	95,551

Sweden—1.8%
Atlas Copco AB, Class A	20,032	418,655
Elekta AB, Class B	4,011	151,801
Hennes & Mauritz AB, Class B	9,524	335,639
Swedish Match AB	1,968	55,007
Volvo AB, Class B*	39,008	528,212

Switzerland—6.2%
ABB Ltd.*	19,716	408,325
Dufry Group*	4,394	510,375
Flughafen Zuerich AG	395	145,609
Nestle SA	16,157	885,652
Nobel Biocare Holding AG	5,025	83,082
Novartis AG	9,367	543,049
Swiss Reinsurance Company Ltd.	5,253	252,226
Syngenta AG	938	259,462
The Swatch Group AG	700	267,537
UBS AG*	20,186	342,514
Xstrata PLC	78,637	1,524,018

24	The accompanying notes are an integral part of the financial statements.

Investment Portfolios

10.31.2010

EAGLE INTERNATIONAL EQUITY FUND (cont’d)
Common stocks—94.5%	Shares	Value
Taiwan—2.0%
HTC Corporation	75,800	$1,714,625

Ukraine—0.3%
Raiffeisen Bank Aval*	1,908,985	98,907
Ukrsotsbank JSCB*	2,466,696	132,923
UkrTelecom*	401,238	25,997

United Arab Emirates—0.4%
Dragon Oil PLC*	43,982	311,497
Total common stocks (cost $65,170,004)		79,434,877

Investment companies—5.1%
India—2.5%
iShares MSCI India*	257,400	2,077,570

United States—2.6%
Market Vectors—Gold Miners ETF	38,817	2,222,273
Total investment companies (cost $3,515,370)		4,299,843

Preferred stocks—0.9%
Germany—0.9%
Henkel AG & Co. KGaA	3,261	192,348
Porsche Automobil Holding SE	644	33,042
Volkswagen AG	3,421	515,020
Total preferred stocks (cost $551,933)		740,410

Total investment portfolio (cost $69,237,307)—100.5%		84,475,130

Liabilities in excess of other assets (0.5)%		(409,276)

Total Net assets 100.0%		$84,065,854

* Non-income producing security

(a) Resticted security deemed to be illiquid for purposes of compliance limitations on holdings of illiquid securities. At October 31, 2010, this security aggregated $3,427 or 0.0% of the net assets of the Fund.

ADR—American depository receipt
GDR—Global depository receipt
ETF—Exchange-traded funds

Sector allocation (unaudited)
Sector	Percent of net assets
Financial	24.1%
Consumer, non-cyclical	23.6%
Consumer, cyclical	13.9%
Basic materials	13.6%
Industrial	11.7%
Communications	4.1%
Technology	3.1%
Energy	3.0%
Diversified	2.8%
Utilities	0.6%

Forward foreign currency contracts outstanding
Contract to deliver		Counter party	In exchange for		Delivery date	Unrealized appreciation (depreciation)
CZK	5,030,063	Credit Suisse	USD	260,704	12/16/10	$23,381
EUR	654,985	Credit Suisse	USD	888,446	12/15/10	39,812
EUR	745,385	Credit Suisse	USD	904,428	12/16/10	303,009
USD	239,732	Credit Suisse	CZK	5,030,063	12/16/10	(44,353)
USD	993,041	Credit Suisse	EUR	830,212	12/16/10	(367,476)
USD	1,688,628	Credit Suisse	EUR	1,293,615	12/15/10	(110,915)
Net unrealized depreciation						$(156,542)

CZK—Czech Republic Koruna
EUR—Euro Dollar
USD—United States Dollar

Industry allocation (unaudited)
Industry	Value	Percent of net assets
Banks	$11,418,575	13.6%
Mining	10,204,959	12.1%
Food	7,614,811	9.1%
Auto manufacturers	5,253,908	6.2%
Equity fund	4,299,843	5.1%
Engineering & construction	3,827,216	4.6%
Pharmaceuticals	3,356,121	4.0%
Retail	3,282,464	3.9%
Real estate	3,080,759	3.7%
Beverages	2,521,570	3.0%
Holding companies-divers	2,378,633	2.8%
Healthcare products	2,206,549	2.6%
Telecommunications	2,202,986	2.6%
Oil & gas	2,158,693	2.6%
Computers	1,714,625	2.0%
Distribution/wholesale	1,337,661	1.6%
Machinery-diversified	1,285,464	1.5%
Cosmetics/personal care	1,211,068	1.4%
Electrical components & equipment	1,056,225	1.3%
Internet	1,055,726	1.3%
Agriculture	1,017,511	1.2%
Household products/wares	946,006	1.1%
Insurance	928,771	1.1%
Machinery-construction & mining	922,408	1.1%
Building materials	852,647	1.0%
Auto parts & equipment	693,089	0.8%

The accompanying notes are an integral part of the financial statements.	25

Investment Portfolios

10.31.2010

EAGLE INTERNATIONAL EQUITY FUND (cont’d)

Industry allocation (unaudited) (cont’d)
Industry	Value	Percent of net assets
Forest products & paper	$668,783	0.8%
Transportation	665,078	0.8%
Chemicals	604,285	0.7%
Electric	555,205	0.7%
Lodging	540,526	0.6%
Aerospace/defense	538,172	0.6%
Office/business equipment	495,905	0.6%
Healthcare services	482,326	0.6%
Diversified financial services	478,397	0.6%
Food service	424,472	0.5%
Semiconductors	408,824	0.5%
Media	376,009	0.4%
Oil & gas services	288,376	0.4%
Miscellaneous manufacturer	214,198	0.3%
Hand/machine tools	212,855	0.3%
Electronics	198,309	0.2%
Commercial services	175,718	0.2%
Software	95,551	0.1%
Apparel	89,216	0.1%
Biotechnology	69,525	0.1%
Airlines	65,112	0.1%
Total investment portfolio	$84,475,130	100.5%

EAGLE INVESTMENT GRADE BOND FUND
Corporate bonds—34.2%	Principal amount (in thousands)	Value
Advertising—0.3%
Omnicom Group, Inc., 4.45%, 08/15/20	250	$256,773

Aerospace/defense—1.6%
L-3 Communications Corporation, 4.75%, 07/15/20	250	260,970
Raytheon Company, 1.63%, 10/15/15	500	498,027
United Technologies Corporation, 5.38%, 12/15/17	775	906,725

Banks—0.8%
Bank of Montreal, 2.13%, 06/28/13	250	258,456
The Goldman Sachs Group, Inc., 6.00%, 05/01/14	500	561,698

Beverages—3.3%
Anheuser-Busch InBev Worldwide, Inc., FRN, 1.02%, 03/26/13	1,500	1,512,864
The Coca-Cola Company, 5.35%, 11/15/17	770	904,103
PepsiCo, Inc., 7.90%, 11/01/18	700	938,565

Biotechnology—1.6%
Amgen, Inc., 5.70%, 02/01/19	250	296,957
Celgene Corporation, 2.45%, 10/15/15	750	753,826
Genzyme Corporation, 3.63%, 06/15/15	500	532,239

Corporate bonds—34.2%	Principal amount (in thousands)	Value
Computers—2.7%
Hewlett-Packard Company, FRN, 0.42%, 09/13/12	2,000	$2,002,060
International Business Machines Corporation, 1.00%, 08/05/13	750	754,414

Cosmetics/personal care—0.2%
Colgate-Palmolive Company, 2.95%, 11/01/20	250	245,825

Diversified financial services—1.7%
BlackRock, Inc., Series 2, 5.00%, 12/10/19	750	821,153
CME Group, Inc., 5.40%, 08/01/13	850	950,598

Electric—2.5%
Carolina Power & Light Company, 5.25%, 12/15/15	300	350,338
Exelon Generation Company LLC, 5.20%, 10/01/19	495	546,402
FPL Group Capital, Inc., 2.55%, 11/15/13	750	773,197
PSEG Power LLC, 2.50%, 04/15/13	250	258,111
Virginia Electric and Power Company, 5.40%, 01/15/16	500	587,544

Food—1.2%
General Mills, Inc., 5.65%, 02/15/19	800	933,981
Sara Lee Corporation, 2.75%, 09/15/15	250	251,439

Gas—0.7%
Sempra Energy, 9.80%, 02/15/19	550	765,227

Healthcare products—1.6%
Baxter International, Inc., 5.38%, 06/01/18	750	874,883
Covidien International Finance SA, 2.80%, 06/15/15	725	754,289

Insurance—2.0%
AON Corporation, 3.50%, 09/30/15	500	516,020
Berkshire Hathaway, Inc., FRN, 0.83%, 02/11/13	1,500	1,507,440

Internet—1.0%
eBay, Inc., 1.63%, 10/15/15	500	497,521
Symantec Corporation, 2.75%, 09/15/15	500	507,524

Mining—0.7%
Newmont Mining Corporation, 5.13%, 10/01/19	430	487,661
Rio Tinto Finance USA Ltd., 1.88%, 11/02/15	250	250,312

Miscellaneous manufacturing—0.2%
ITT Corporation, 6.13%, 05/01/19	205	239,975

Oil & gas—2.9%
Noble Holding International Ltd., 3.45%, 08/01/15	250	264,904
Shell International Finance BV, FRN, 0.64%, 06/22/12	1,500	1,503,714
XTO Energy, Inc., 5.75%, 12/15/13	1,000	1,151,578

Pharmaceuticals—1.9%
Allergan, Inc./United States, 3.38%, 09/15/20	750	746,551
McKesson Corporation, 5.70%, 03/01/17	500	572,658
Teva Pharmaceutical Finance II BV/Teva Pharmaceutical Finance III LLC, 3.00%, 06/15/15	600	629,792

Retail—2.3%
McDonald’s Corporation, 5.80%, 10/15/17	750	896,123
Staples, Inc., 9.75%, 01/15/14	510	631,719
Wal-Mart Stores, Inc. Pass Through Trusts, Series C, 8.88%, 06/29/11	28	28,137
Wal-Mart Stores, Inc., 3.63%, 07/08/20	750	766,380

Software—1.5%
Adobe Systems, Inc., 3.25%, 02/01/15	500	525,302
Fiserv, Inc., 3.13%, 10/01/15	250	257,174
Oracle Corporation, 144A, 3.88%, 07/15/20	750	781,721

26	The accompanying notes are an integral part of the financial statements.

Investment Portfolios

10.31.2010

EAGLE INVESTMENT GRADE BOND FUND (cont’d)
Corporate bonds—34.2%	Principal amount (in thousands)	Value
Telecommunications—1.7%
AT&T Corporation, 7.30%, 11/15/11	751	$801,633
Verizon Communications, Inc., 6.35%, 04/01/19	750	920,254

Toys/games/hobbies—0.2%
Mattel, Inc., 4.35%, 10/01/20	250	250,189

Transportation—1.6%
Norfolk Southern Corporation, 5.90%, 06/15/19	600	708,069
Union Pacific Corporation, 5.70%, 08/15/18	750	872,046
Total corporate bonds (cost $33,973,801)		34,865,061

U.S. Treasuries—32.6%
U.S. Treasury Note, 4.25%, 11/15/14	3,250	3,691,798
U.S. Treasury Note, 4.50%, 02/15/16	2,500	2,913,280
U.S. Treasury Note, 4.75%, 08/15/17	4,000	4,744,064
U.S. Treasury Note, 3.50%, 05/15/20	750	808,890
U.S. Treasury Note, 2.13%, 05/31/15	7,000	7,336,350
U.S. Treasury Note, 1.00%, 07/15/13	1,500	1,522,260
U.S. Treasury Note, 2.38%, 07/31/17	1,500	1,551,563
U.S. Treasury Note, 0.75%, 08/15/13	5,500	5,544,688
U.S. Treasury Note, 1.25%, 08/31/15	5,000	5,029,295
Total U.S. Treasuries (cost $32,109,819)		33,142,188

Mortgage-backed obligations—12.3%
Commercial mortgage-backed obligations—2.5%
Credit Suisse First Boston Mortgage Securities Corporation, FRN, Series 2005-C5, Class A3, 5.10%, 08/15/38	379	396,687
JP Morgan Chase Commercial Mortgage Securities Corporation, Series 2002-C3, Class A2, 4.99%, 07/12/35	275	293,152
JP Morgan Chase Commercial Mortgage Securities Corporation, FRN, Series 2003-PM1A, Class A4, 5.33%, 08/12/40	230	249,736
LB-UBS Commercial Mortgage Trust, Series 2001-C7, Class A5, 6.13%, 12/15/30	500	519,052
LB-UBS Commercial Mortgage Trust, FRN, Series 2003-C7, Class A2, 4.06%, 09/15/27	40	40,117
Merrill Lynch Mortgage Investors, Inc., FRN, Series 1998-C1, Class A3, 6.72%, 11/15/26	36	40,133
Morgan Stanley Capital I, Series 2003-T11, Class A4, 5.15%, 06/13/41	385	416,187
Wachovia Bank Commercial Mortgage Trust, FRN, Series 2003-C6, Class A3, 4.96%, 08/15/35	571	576,168

Covered bonds—5.0%
Bank of Nova Scotia, 144A, 1.45%, 07/26/13	1,000	1,014,717
DnB NOR Boligkreditt, 144A, 2.10%, 10/14/15	1,000	1,001,554
Sparebanken1 Boligkreditt, 144A, 1.25%, 10/25/13	1,000	1,002,831
Stadshypotek AB, 144A, 1.45%, 09/30/13	1,000	1,011,627
The Toronto-Dominion Bank, 144A, 2.20% 07/29/15	1,000	1,017,988

Federal agency mortgage-backed obligations—4.8%
Freddie Mac REMICs, Series 2628, Class AB, 4.50%, 06/15/18	365	386,724
Freddie Mac REMICs, Series 2885, Class LC, 4.50%, 04/15/34	568	605,674
Fannie Mae REMICs, Series 2006-B1, Class AB, 6.00%, 06/25/16	157	162,052

EAGLE INVESTMENT GRADE BOND FUND
Mortgage-backed obligations—12.3%	Principal amount (in thousands)	Value
Federal agency mortgage-backed obligations (cont’d)
Fannie Mae REMICs, Series 2006-63, Class AB, 6.50%, 10/25/33	194	$197,436
Freddie Mac REMICs, Series R005, Class AB, 5.50%, 12/15/18	137	141,260
Freddie Mac REMICs, Series 3114, Class GC, 5.00%, 01/15/34	491	509,066
Freddie Mac REMICs, Series R006, Class AK, 5.75%, 12/15/18	343	352,102
Fannie Mae REMICs, Series 2007-11, Class AB, 5.69%, 01/25/32	519	542,489
Fannie Mae REMICs, Series 2007-26, Class JA, 5.00%, 05/25/29	125	125,896
Fannie Mae REMICs, Series 2007-118, Class AB, 5.00%, 04/25/35	673	700,260
Freddie Mac REMICs, Series 3456, Class CG, 5.00%, 01/15/35	544	564,249
Ginnie Mae REMICs, Series 2004-86, Class PK, 4.00%, 09/20/34	586	629,521
Total mortgage-backed obligations (cost $12,377,837)		12,496,678

U.S. Government agency securities—11.1%
Fixed rate U.S. Government agency securities—2.2%
Private Export Funding Corporation, 2.25%, 12/15/17	1,000	994,214
Tennessee Valley Authority, 5.5%, 7/18/17	1,000	1,212,933

Government-backed corporate bond—8.9%
Citibank NA, FDIC, 1.75%, 12/28/12	1,750	1,796,652
John Deere Capital Corporation, FDIC, 2.88%, 06/19/12	2,000	2,080,242
General Electric Capital Corporation, FDIC, 3.00%, 12/09/11	2,000	2,058,118
The Goldman Sachs Group, Inc., FDIC, 3.25%, 06/15/12	2,000	2,092,152
JPMorgan Chase & Company, FDIC, 3.13%, 12/01/11	1,000	1,029,581
Total U.S. Government agency securities (cost $11,162,227)		11,263,892

Foreign government securities—3.4%
Egypt Government AID Bonds, 4.45%, 09/15/15	1,000	1,142,990
Kreditanstalt fuer Wiederaufbau, 2.75%, 09/08/20	1,000	993,657
Landwirtschaftliche Rentenbank, 2.38%, 09/13/17	250	251,814
Province of Ontario, Canada, 2.70%, 06/16/15	1,000	1,051,432
Total foreign government securities (cost $3,388,619)		3,439,893

Supranational—3.4%
Asian Development Bank, 1.63%, 07/15/13	250	256,492
Inter-American Development Bank, 2.25%, 07/15/15	1,000	1,046,586
International Bank for Reconstruction & Development, 2.38%, 05/26/15	1,000	1,055,275
Nordic Investment Bank, 2.50%, 07/15/15	1,000	1,050,696
Total supranational (cost $3,265,605)		3,409,049

The accompanying notes are an integral part of the financial statements.	27

Investment Portfolios

10.31.2010

EAGLE INVESTMENT GRADE BOND FUND (cont’d)
Short term investments—2.4%	Principal amount (in thousands)	Value
JP Morgan Commercial Paper Sweep, 0.15% (cost $2,440,122)	$2,440	$2,440,122

Total investment portfolio (cost $98,718,030) 99.4%		101,056,883

Other assets in excess of liabilities 0.6%		649,612

Net assets 100.0%		$101,706,495

144A—144A securities are issued pursuant to Rule 144A of the Securities Act of 1933. Most of these are deemed to be liquid for purposes of compliance limitations on holdings of illiquid securities and all may be resold as transactions exempt from registration to qualified institutional buyers. At October 31, 2010, these securities aggregated $5,830,438 or 5.7% of the net assets of the Fund.

FDIC—Federal deposit insurance corporation

REMIC—Real estate mortgage investment conduit

FRN—Floating rate notes reset their interest rates on a semiannual or quarterly basis.

Standard & Poor’s bond ratings (unaudited)
Bond rating	Percent of net assets
AAA	56.3%
AA	5.7%
A	16.9%
BBB	11.1%
Not rated	9.4%

EAGLE LARGE CAP CORE FUND
Common stocks—87.4%	Shares	Value
Advertising—2.2%
Omnicom Group, Inc.	69,035	$3,034,779

Aerospace/defense—3.3%
The Boeing Company	30,420	2,148,869
United Technologies Corporation	31,980	2,391,145

Banks—8.6%
JPMorgan Chase & Company	101,950	3,836,379
The Goldman Sachs Group, Inc.	19,546	3,145,929
Wells Fargo & Company	185,270	4,831,842

Beverages—4.0%
PepsiCo, Inc.	41,015	2,678,279
The Coca-Cola Company	45,825	2,809,989

Computers—5.5%
Apple, Inc.*	13,951	4,197,437
EMC Corporation*	156,260	3,283,023

Healthcare products—7.0%
Johnson & Johnson	42,920	2,732,716
St. Jude Medical, Inc.*	120,925	4,631,427
Zimmer Holdings, Inc.*	46,950	2,227,308

Healthcare services—2.5%
UnitedHealth Group, Inc.	96,400	3,475,220

Common stocks—87.4%	Shares	Value
Insurance—3.0%
MetLife, Inc.	103,460	$4,172,542

Internet—2.4%
Google, Inc., Class A*	5,302	3,250,073

Miscellaneous manufacturing—3.6%
Tyco International Ltd.	127,636	4,885,906

Oil & gas—9.0%
ConocoPhillips	77,420	4,598,748
EOG Resources, Inc.	34,955	3,345,893
Exxon Mobil Corporation	65,805	4,374,058

Oil & gas services—2.5%
Schlumberger Ltd.	48,535	3,392,111

Pharmaceuticals—3.1%
Pfizer, Inc.	247,345	4,303,803

REITs—1.9%
Annaly Capital Management, Inc.	144,495	2,559,006

Retail—8.7%
Bed Bath & Beyond, Inc.*	64,080	2,813,112
Lowe’s Companies, Inc.	125,560	2,678,195
Staples, Inc.	179,335	3,670,987
Wal-Mart Stores, Inc.	49,200	2,665,164

Semiconductors—2.5%
Intel Corporation	172,200	3,456,054

Software—8.6%
Activision Blizzard, Inc.	234,565	2,690,461
Adobe Systems, Inc.*	118,555	3,337,323
Microsoft Corporation	213,995	5,700,827

Telecommunications—6.5%
Cisco Systems, Inc.*	144,705	3,303,615
QUALCOMM, Inc.	68,685	3,099,754
Sprint Nextel Corporation*	601,865	2,479,684

Transportation—2.5%
Union Pacific Corporation	39,480	3,461,606
Total common stocks (cost $108,294,722)		119,663,264

Investment companies—3.0%
Materials Select Sector SPDR ETF	119,310	4,155,567
Total investment companies (cost $3,976,137)		4,155,567

Short term investments—9.2%	Principal amount	Value
Federal Home Loan Bank, 0.09%, 11/01/10	$11,000,000	11,000,000
JP Morgan Commercial Paper Sweep 0.15%	1,702,060	1,702,060
Total short term investments (cost $12,702,060)		12,702,060

Total investment portfolio (cost $124,972,919) 99.6%		136,520,891

Other assets in excess of liabilities 0.4%		529,104

Net assets 100.0%		$137,049,995

* Non-income producing security

ETF—Exchange-traded fund SPDR—Standard & Poor’s depository receipt REIT—Real estate investment trust

28	The accompanying notes are an integral part of the financial statements.

Investment Portfolios

10.31.2010

EAGLE LARGE CAP CORE FUND (cont’d)

Sector allocation (unaudited)
Sector	Percent of net assets
Financial	17.7%
Consumer, non-cyclical	16.7%
Technology	16.6%
Energy	11.5%
Communications	11.1%
Industrial	9.4%
Consumer, cyclical	8.6%
Government	8.0%

EAGLE MID CAP GROWTH FUND
Common stocks—100.0%	Shares	Value
Aerospace/defense—2.9%
BE Aerospace, Inc.*	63,310	$2,327,276
Goodrich Corporation	46,125	3,785,479

Apparel—3.5%
Coach, Inc.	108,015	5,400,750
Deckers Outdoor Corporation*	38,815	2,255,151

Auto manufacturers—0.9%
Navistar International Corporation*	42,005	2,023,801

Biotechnology—1.0%
Illumina, Inc.*	40,180	2,182,176

Chemicals—4.7%
CF Industries Holdings, Inc.	52,530	6,436,501
Huntsman Corporation	260,181	3,603,507

Coal—2.0%
Arch Coal, Inc.	73,390	1,804,660
Walter Energy, Inc.	28,510	2,507,740

Commercial services—1.1%
Sotheby’s	55,985	2,454,382

Computers—5.2%
NetApp, Inc.*	96,325	5,129,306
Riverbed Technology, Inc.*	49,650	2,856,861
SanDisk Corporation*	86,375	3,245,973

Cosmetics/personal care—1.3%
Avon Products, Inc.	90,835	2,765,926

Diversified financial services—5.6%
Ameriprise Financial, Inc.	96,870	5,007,210
CME Group, Inc.	6,310	1,827,691
Legg Mason, Inc.	66,240	2,055,427
TD Ameritrade Holding Corporation*	174,841	2,988,033

Electronics—3.3%
Dolby Laboratories, Inc., Class A*	52,583	3,243,319
Gentex Corporation	196,033	3,916,739

Entertainment—1.9%
Bally Technologies, Inc.*	112,869	4,072,314

Environmental control—2.5%
Republic Services, Inc.	80,915	2,412,076
Waste Connections, Inc.	72,210	2,941,835

Common stocks—100.0%	Shares	Value
Food—1.0%
Dean Foods Company*	198,998	$2,069,579

Healthcare products—2.8%
Intuitive Surgical, Inc.*	7,635	2,007,623
Patterson Companies, Inc.	75,370	2,083,981
Thoratec Corporation*	61,005	1,991,203

Household products/wares—1.3%
Church & Dwight Company, Inc.	43,115	2,839,123

Insurance—1.2%
RenaissanceRe Holdings Ltd.	40,995	2,470,359

Internet—3.6%
Akamai Technologies, Inc.*	36,780	1,900,423
NetFlix, Inc.*	14,620	2,536,570
priceline.com, Inc.*	8,705	3,280,131

Leisure time—1.8%
Carnival Corporation	89,970	3,884,005

Lodging—3.1%
Las Vegas Sands Corporation*	142,810	6,552,123

Machinery, diversified—4.0%
AGCO Corporation*	104,415	4,434,505
Cummins, Inc.	45,880	4,042,028

Metal fabricate/hardware—1.0%
Precision Castparts Corporation	15,355	2,097,186

Mining—3.0%
Freeport-McMoRan Copper & Gold, Inc.	45,805	4,336,817
Titanium Metals Corporation*	107,865	2,120,626

Oil & gas—4.6%
Continental Resources, Inc.*	76,880	3,654,106
McMoRan Exploration Company*	108,110	1,820,572
Pioneer Natural Resources Company	29,305	2,045,489
Whiting Petroleum Corporation*	22,965	2,306,605

Oil & gas services—1.0%
National Oilwell Varco, Inc.	39,295	2,112,499

Pharmaceuticals—5.6%
AmerisourceBergen Corporation	127,930	4,198,663
Express Scripts, Inc.*	42,895	2,081,265
Mylan, Inc.*	274,085	5,569,407

Retail—4.5%
CarMax, Inc.*	76,180	2,360,818
Chico’s FAS, Inc.	313,215	3,044,450
Chipotle Mexican Grill, Inc.*	10,630	2,234,532
Limited Brands, Inc.	73,145	2,149,732

Semiconductors—6.9%
ARM Holdings PLC, Sponsored ADR	257,795	4,557,816
Cree, Inc.*	24,966	1,280,506
Linear Technology Corporation	68,455	2,206,305
Rovi Corporation*	134,060	6,790,139

Software—10.9%
Adobe Systems, Inc.*	72,390	2,037,779
ANSYS, Inc.*	99,530	4,503,732
Autodesk, Inc.*	134,805	4,877,245
Cerner Corporation*	48,875	4,292,691
Citrix Systems, Inc.*	56,925	3,647,185
Concur Technologies, Inc.*	23,795	1,228,298
MSCI, Inc., Class A*	78,650	2,819,602

The accompanying notes are an integral part of the financial statements.	29

Investment Portfolios

10.31.2010

EAGLE MID CAP GROWTH FUND (cont’d)
Common stocks—100.0%	Shares	Value
Telecommunications—4.5%
Amdocs Ltd.*	69,533	$2,133,272
American Tower Corporation, Class A*	96,275	4,968,753
Polycom, Inc.*	77,928	2,632,408

Transportation—3.3%
Kansas City Southern*	127,540	5,588,803
Landstar System, Inc.	38,205	1,437,272
Total common stocks (cost $160,787,341)		214,470,359

Total investment portfolio (cost $160,787,341) 100.0%		214,470,359

Liabilities in excess of other assets (0.0)% (a)		(14,939)

Net assets 100.0%		$214,455,420

* Non-income producing security (a) Amount less than 0.1%.
ADR—American depository receipt

Sector allocation (unaudited)
Sector	Percent of net assets
Technology	23.0%
Industrial	17.0%
Consumer, cyclical	15.7%
Consumer, non-cyclical	14.1%
Communications	8.1%
Basic materials	7.7%
Energy	7.6%
Financial	6.8%

EAGLE MID CAP STOCK FUND
Common stocks—99.2%	Shares	Value
Aerospace/defense—1.5%
BE Aerospace, Inc.*	574,500	$21,118,620

Apparel—2.1%
VF Corporation	358,125	29,810,325

Auto manufacturers—2.1%
Oshkosh Corporation*	1,000,654	29,529,300

Banks—2.3%
CIT Group, Inc.*	748,868	32,448,450

Biotechnology—1.2%
Life Technologies Corporation*	345,401	17,332,222

Chemicals—6.7%
Air Products & Chemicals, Inc.	192,784	16,380,856
Albemarle Corporation	659,906	33,081,088
Sigma-Aldrich Corporation	220,187	13,964,260
Solutia, Inc.*	1,611,488	29,184,048

Commercial services—1.0%
SEI Investments Company	623,081	13,801,244

Common stocks—99.2%	Shares	Value
Computers—2.5%
HIS, Inc., Class A*	239,733	$17,318,312
Synopsys, Inc.*	681,673	17,437,195

Distribution/wholesale—1.6%
Fossil, Inc.*	372,842	21,993,950

Diversified financial services—6.0%
CME Group, Inc.	102,273	29,623,374
Discover Financial Services	979,218	17,283,198
IntercontinentalExchange, Inc.*	119,480	13,724,668
SLM Corporation*	1,987,077	23,646,216

Electric—1.1%
ITC Holdings Corporation	250,066	15,656,632

Electrical components & equipment—3.3%
AMETEK, Inc.	348,221	18,821,345
Energizer Holdings, Inc.*	359,234	26,863,519

Electronics—7.6%
Agilent Technologies, Inc.*	1,041,155	36,232,194
Amphenol Corporation, Class A	837,224	41,970,039
Avnet, Inc.*	477,990	14,234,542
Dolby Laboratories, Inc., Class A*	227,552	14,035,407

Entertainment—1.5%
DreamWorks Animation SKG, Inc., Class A*	606,150	21,397,095

Environmental control—1.0%
Waste Connections, Inc.	335,452	13,666,314

Food—0.9%
TreeHouse Foods, Inc.*	252,435	11,788,714

Hand/machine tools—1.5%
Stanley Black & Decker, Inc.	325,182	20,151,529

Healthcare products—4.9%
Hospira, Inc.*	568,243	33,799,094
St. Jude Medical, Inc.*	899,921	34,466,974

Healthcare services—3.4%
Laboratory Corporation of America Holdings*	257,297	20,923,392
Mednax, Inc.*	450,104	26,650,658

Insurance—6.2%
Allied World Assurance Company Holdings Ltd.	648,424	37,096,337
Assured Guaranty Ltd.	817,595	15,575,185
Reinsurance Group of America, Inc.	351,182	17,583,683
The Allstate Corporation	511,895	15,607,679

Machinery-diversified—3.0%
AGCO Corporation*	315,141	13,384,038
Roper Industries, Inc.	404,130	28,058,746

Media—2.5%
Grupo Televisa SA, Sponsored ADR	195,842	4,396,653
John Wiley & Sons, Inc., Class A	691,680	29,852,909

Metal fabricate/hardware—2.6%
Precision Castparts Corporation	264,765	36,161,604

Miscellaneous manufacturing—2.3%
Ingersoll-Rand PLC	813,345	31,972,592

Oil & gas—5.2%
Helmerich & Payne, Inc.	673,469	28,811,004
Noble Energy, Inc.	207,790	16,930,729
Whiting Petroleum Corporation*	265,756	26,692,533

30	The accompanying notes are an integral part of the financial statements.

Investment Portfolios

10.31.2010

EAGLE MID CAP STOCK FUND (cont’d)
Common stocks—99.2%	Shares	Value
Oil & gas services—2.9%
National Oilwell Varco, Inc.	760,975	$40,910,016

Packaging & containers—3.0%
Crown Holdings, Inc.*	669,200	21,541,548
Rock-Tenn Company, Class A	343,657	19,536,900

Pharmaceuticals—1.2%
McKesson Corporation	261,869	17,278,117

REITs—1.0%
Essex Property Trust, Inc.	117,264	13,246,141

Retail—1.1%
Guess?, Inc.	407,448	15,857,876

Semiconductors—4.3%
Marvell Technology Group Ltd.*	1,585,435	30,614,750
Microchip Technology, Inc.	902,620	29,046,312

Software—6.4%
ANSYS, Inc.*	484,383	21,918,331
Check Point Software Technologies Ltd.*	917,322	39,215,515
Fidelity National Information Services, Inc.	396,089	10,734,012
Fiserv, Inc.*	256,633	13,991,631
Progress Software Corporation*	54,435	2,034,236

Telecommunications—1.6%
Virgin Media, Inc.	879,916	22,376,264

Textiles—1.1%
Mohawk Industries, Inc.*	261,895	15,017,059

Toys/games/hobbies—2.6%
Hasbro, Inc.	784,365	36,276,881
Total common stocks (cost $1,196,092,586)		1,380,054,055

Short term investments—1.3%	Principal amount	Value
JP Morgan Commercial Paper Sweep, 0.15% (cost $18,197,500)	$18,197,500	18,197,500

Total investment portfolio (cost $1,214,290,086) 100.5%		1,398,251,555

Liabilities in excess of other assets (0.5)%		(7,167,477)

Net assets 100.0%		$1,391,084,078

* Non-income producing security
ADR—American depository receipt
REIT—Real estate investment trust

Sector allocation (unaudited)
Sector	Percent of net assets
Industrial	25.7%
Financial	16.8%
Technology	13.1%
Consumer, non-cyclical	12.6%
Consumer, cyclical	12.2%
Energy	8.2%
Basic materials	6.7%
Communications	4.1%
Utilities	1.1%

EAGLE SMALL CAP CORE VALUE FUND
Common stocks—93.6%	Shares	Value
Aerospace/defense—1.1%
Orbital Sciences Corporation*	48,272	$783,937

Banks—6.8%
Cardinal Financial Corporation	50,776	507,252
Columbia Banking System, Inc.	16,086	292,926
First Financial Bancorp	48,234	812,261
Oriental Financial Group, Inc.	57,777	764,390
PrivateBancorp, Inc.	63,861	752,921
Signature Bank*	12,435	525,254
Southwest Bancorp, Inc.	27,795	275,170
Sterling Bancshares, Inc.	42,120	227,027
Texas Capital Bancshares, Inc.*	38,571	700,064

Biotechnology—1.6%
Charles River Laboratories International, Inc.*	8,355	273,793
Cubist Pharmaceuticals, Inc.*	36,162	841,851

Chemicals—1.9%
Kraton Performance Polymers, Inc.*	24,759	803,677
Westlake Chemical Corporation	17,677	564,957

Coal—1.3%
Alpha Natural Resources, Inc.*	20,222	913,428

Commercial services—9.2%
Chemed Corporation	19,325	1,139,016
Cross Country Healthcare, Inc.*	61,532	449,184
Euronet Worldwide, Inc.*	64,014	1,156,093
Gartner, Inc.*	32,785	1,038,957
LECG Corporation*	166,489	143,181
Net 1 UEPS Technologies, Inc.*	68,168	840,511
On Assignment, Inc.*	98,725	557,796
Parexel International Corporation*	31,705	681,657
The Providence Service Corporation*	30,455	500,376

Computers—3.4%
Electronics for Imaging, Inc.*	51,535	705,514
Insight Enterprises, Inc.*	29,425	444,906
Mercury Computer Systems, Inc.*	37,125	588,060
SMART Modular Technologies WWH, Inc.*	99,196	733,058

Distribution/wholesale—0.5%
School Specialty, Inc.*	26,426	354,108

Diversified financial services—4.0%
Cowen Group, Inc., Class A*	75,795	265,282
Investment Technology Group, Inc.*	42,260	601,782
MarketAxess Holdings, Inc.	43,036	781,964
optionsXpress Holdings, Inc.*	40,902	653,205
SWS Group, Inc.	71,564	491,645

Electric—1.3%
Allete, Inc.	26,014	946,389

Electrical components & equipment—1.0%
Belden, Inc.	25,300	705,870

Electronics—1.9%
Benchmark Electronics, Inc.*	26,105	428,905
Sonic Solutions, Inc.*	76,358	914,005

Engineering & construction—2.0%
Dycom Industries, Inc.*	69,103	739,402
URS Corporation*	17,358	675,747
Entertainment—0.3%
Lions Gate Entertainment Corporation*	27,393	198,051

The accompanying notes are an integral part of the financial statements.	31

Investment Portfolios

10.31.2010

EAGLE SMALL CAP CORE VALUE FUND (cont’d)
Common stocks—93.6%	Shares	Value

Environmental control—0.3%
Casella Waste Systems, Inc., Class A*	46,092	$227,234

Gas—1.4%
AGL Resources, Inc.	25,590	1,004,663

Healthcare products—1.5%
Merit Medical Systems, Inc.*	67,042	1,059,934

Healthcare services—4.8%
AMERIGROUP Corporation*	29,678	1,238,463
Amsurg Corporation*	49,905	902,282
Mednax, Inc.*	13,380	792,230
Psychiatric Solutions, Inc.*	12,914	435,202

Household products/wares—1.2%
Jarden Corporation	26,192	839,716

Insurance—5.8%
American Equity Investment Life Holding Company	91,229	989,835
Assured Guaranty Ltd.	49,960	951,738
First Mercury Financial Corporation	35,515	578,894
Platinum Underwriters Holdings Ltd.	17,620	758,541
Stewart Information Services Corporation	30,288	327,716
Tower Group, Inc.	12,375	300,465
Validus Holdings Ltd.	6,954	197,215

Internet—1.8%
1-800-FLOWERS.COM, Inc., Class A*	143,285	257,913
DealerTrack Holdings, Inc.*	34,973	675,678
Equinix, Inc.*	3,666	308,824

Machinery-diversified—1.5%
Altra Holdings, Inc.*	49,275	729,270
Wabtec Corporation	7,025	329,051

Media—1.3%
John Wiley & Sons, Inc., Class A	21,785	940,241

Metal fabricate/hardware—0.7%
Kaydon Corporation	13,805	481,380

Mining—2.0%
Gammon Gold, Inc.*	72,771	497,026
IAMGOLD Corporation	51,400	939,592

Miscellaneous manufacturing—2.0%
Barnes Group, Inc.	39,945	726,600
Matthews International Corporation, Class A	20,460	675,589

Oil & gas—1.9%
Comstock Resources, Inc.*	18,585	415,375
Rosetta Resources, Inc.*	38,605	923,046

Oil & gas services—3.1%
Dresser-Rand Group, Inc.*	29,961	1,025,265
Oceaneering International, Inc.*	18,226	1,127,643

Packaging & containers—0.6%
Silgan Holdings, Inc.	12,286	414,653

Pharmaceuticals—1.8%
Herbalife Ltd.	19,681	1,256,829

REITs—3.2%
BioMed Realty Trust, Inc.	38,565	707,668
Campus Crest Communities, Inc.*	24,930	311,625
Chimera Investment Corporation	77,880	319,308
Government Properties Income Trust	35,698	952,780

Common stocks—93.6%	Shares	Value
Retail—6.3%
AerCap Holdings NV*	43,003	$555,169
AFC Enterprises, Inc.*	91,715	1,165,698
Jo-Ann Stores, Inc.*	26,645	1,152,396
Nu Skin Enterprises, Inc., Class A	30,015	918,459
Stage Stores, Inc.	52,596	701,105

Savings & loans—0.9%
Berkshire Hills Bancorp, Inc.	34,012	657,792

Semiconductors—1.8%
Microsemi Corporation*	42,685	853,700
Varian Semiconductor Equipment Associates, Inc.*	13,345	435,981

Software—6.0%
ACI Worldwide, Inc.*	26,409	643,587
Aspen Technology, Inc.*	116,162	1,301,014
Avid Technology, Inc.*	37,195	$469,401
Bottomline Technologies, Inc.*	80,236	1,445,853
Innerworkings, Inc.*	64,308	441,796

Telecommunications—5.7%
Alaska Communications Systems Group, Inc.	76,617	768,469
Cbeyond, Inc.*	44,188	598,747
CommScope, Inc.*	32,580	1,031,483
Symmetricom, Inc.*	119,544	744,759
Syniverse Holdings, Inc.*	27,235	830,395

Transportation—1.7%
Crude Carriers Corporation	32,602	574,447
Genesee & Wyoming, Inc., Class A*	13,800	637,974
Total common stocks (cost $42,878,605)		66,321,281

Investment companies—3.0%
Apollo Investment Corporation	35,148	386,277
iShares Russell 2000 Index Fund (ETF)	12,110	851,454
iShares Russell 2000 Value Index Fund (ETF)	13,915	895,848
Total investment companies (cost $1,470,244)		2,133,579

Short term investments—3.3%	Principal Amount	Value
JP Morgan Commercial Paper Sweep, 0.15% (cost $2,348,057)	$2,348,057	2,348,057

Total investment portfolio (cost $46,696,906) 99.9%		70,802,917

Other assets in excess of liabilities 0.1%		53,646

Net assets 100.0%		$70,856,563

* Non-income producing security

ETF—Exchange-traded fund REIT—Real estate investment trust

32	The accompanying notes are an integral part of the financial statements.

Investment Portfolios

10.31.2010

EAGLE SMALL CAP CORE VALUE FUND (cont’d)

Sector allocation (unaudited)
Sector	Percent of net assets
Financial	27.0%
Consumer, non-cyclical	20.1%
Industrial	12.8%
Technology	11.4%
Communications	8.7%
Consumer, cyclical	7.1%
Energy	6.2%
Basic materials	3.9%
Utilities	2.7%

EAGLE SMALL CAP GROWTH FUND
Common stocks—98.8%	Shares	Value
Aerospace/defense—1.7%
Triumph Group, Inc.	97,701	$8,166,827

Airlines—1.0%
JetBlue Airways Corporation*	672,985	4,697,435

Apparel—2.7%
Deckers Outdoor Corporation*	118,965	6,911,866
Steven Madden Ltd.*	146,088	6,179,522

Auto parts & equipment—4.9%
American Axle & Manufacturing Holdings, Inc.*	493,290	4,548,134
ArvinMeritor, Inc.*	449,972	7,460,536
Tenneco, Inc.*	193,601	6,315,265
WABCO Holdings, Inc.*	127,280	5,908,338

Banks—0.5%
UMB Financial Corporation	60,922	2,257,769

Biotechnology—1.6%
Regeneron Pharmaceuticals, Inc.*	130,753	3,410,038
Seattle Genetics, Inc.*	275,161	4,509,889

Chemicals—4.0%
Huntsman Corporation	980,276	13,576,823
Intrepid Potash, Inc.*	168,150	5,772,590

Coal—0.9%
Cloud Peak Energy, Inc.*	258,255	4,485,889

Commercial services—8.2%
FTI Consulting, Inc.*	249,675	8,853,476
Monster Worldwide, Inc.*	237,363	4,286,776
Sotheby’s	256,385	11,239,918
SuccessFactors, Inc.*	211,868	5,745,860
The Geo Group, Inc.*	387,670	9,943,736

Computers—3.2%
Radiant Systems, Inc.*	270,675	5,280,869
Riverbed Technology, Inc.*	173,561	9,986,700

Diversified financial services—1.0%
Duff & Phelps Corporation, Class A	198,122	2,761,821
optionsXpress Holdings, Inc.*	118,797	1,897,188

Electrical components & equipment—1.4%
GrafTech International Ltd.*	410,155	6,755,253

Electronics—1.7%
Coherent, Inc.*	202,856	8,511,838

Common stocks—98.8%	Shares	Value
Entertainment—3.8%
Bally Technologies, Inc.*	197,372	$7,121,182
Pinnacle Entertainment, Inc.*	371,960	4,761,088
Shuffle Master, Inc.*	668,624	6,291,752

Environmental control—1.7%
Waste Connections, Inc.	199,207	8,115,693

Food—1.5%
Dean Foods Company*	706,055	7,342,972

Hand/machine tools—1.5%
Regal-Beloit Corporation	128,306	7,404,539

Healthcare products—4.7%
Bruker Corporation*	383,656	5,751,003
Sirona Dental Systems, Inc.*	128,026	4,820,179
Thoratec Corporation*	326,217	10,647,723
Vital Images, Inc.*	128,455	1,708,452

Healthcare services—2.2%
Centene Corporation*	276,667	6,175,207
ICON PLC, Sponsored ADR*	219,028	4,238,192

Home furnishings—3.4%
DTS, Inc.*	243,004	9,671,559
Universal Electronics, Inc.*	320,142	6,742,191

Insurance—0.8%
MGIC Investment Corporation*	430,849	3,800,088

Internet—2.9%
TIBCO Software, Inc.*	745,334	14,325,319

Lodging—1.0%
Choice Hotels International, Inc.	133,148	5,063,618

Metal fabricate/hardware—0.7%
Northwest Pipe Company*	176,524	3,322,182

Mining—1.3%
Titanium Metals Corporation*	319,608	6,283,493

Oil & gas—1.3%
Brigham Exploration Company*	292,910	6,177,472

Oil & gas services—4.9%
Lufkin Industries, Inc.	323,627	15,809,179
OYO Geospace Corporation*	130,554	7,912,878

Pharmaceuticals—3.1%
BioMarin Pharmaceutical, Inc.*	242,618	6,346,887
Herbalife Ltd.	88,730	5,666,298
Salix Pharmaceuticals Ltd.*	80,883	3,059,804

REITs—0.6%
Redwood Trust, Inc.	219,184	3,108,029

Retail—9.5%
BJ’s Restaurants, Inc.*	320,170	10,613,635
Cash America International, Inc.	233,869	8,239,205
Chico’s FAS, Inc.	681,982	6,628,865
Genesco, Inc.*	359,545	11,778,694
Vitamin Shoppe, Inc.*	314,675	8,751,112

Semiconductors—8.6%
Netlogic Microsystems, Inc.*	196,529	5,907,662
Rovi Corporation*	320,760	16,246,494
Teradyne, Inc.*	331,980	3,731,455
Varian Semiconductor Equipment Associates, Inc.*	294,723	9,628,600
Veeco Instruments, Inc.*	146,205	6,118,679

The accompanying notes are an integral part of the financial statements.	33

Investment Portfolios

10.31.2010

EAGLE SMALL CAP GROWTH FUND (cont’d)
Common stocks—98.8%	Shares	Value

Software—8.2%
Allscripts Healthcare Solutions, Inc.*	457,412	$8,731,995
ANSYS, Inc.*	229,508	10,385,237
Informatica Corporation*	306,887	12,487,232
MedAssets, Inc.*	247,036	4,580,047
Quality Systems, Inc.	59,714	3,837,222

Telecommunications—2.2%
EMS Technologies, Inc.*	309,114	5,514,594
Plantronics, Inc.	148,497	5,328,072

Transportation—2.1%
Atlas Air Worldwide Holdings, Inc.*	79,700	4,165,122
Landstar System, Inc.	158,372	5,957,955

Total common stocks (cost $333,941,019)		479,763,212

Short term investments—1.7%	Principal amount	Value
JP Morgan Commercial Paper Sweep, 0.15% (cost $8,402,487)	$8,402,487	$8,402,487

Total investment portfolio (cost $342,343,506) 100.5%		488,165,699

Liabilities in excess of other assets (0.5)%		(2,304,674)

Net assets 100.0%		$485,861,025

* Non-income producing security

ADR—American depository receipt REIT—Real estate investment trust

Sector allocation (unaudited)
Sector	Percent of net assets
Consumer, cyclical	26.3%
Consumer, non-cyclical	21.3%
Technology	20.0%
Industrial	10.8%
Energy	7.1%
Basic materials	5.3%
Communications	5.1%
Financial	4.6%

34	The accompanying notes are an integral part of the financial statements.

[THIS PAGE INTENTIONALLY LEFT BLANK]

Statements of Assets and Liabilities

10.31.2010

	Eagle Capital Appreciation Fund	Eagle Growth & Income Fund	Eagle International Equity Fund	Eagle Investment Grade Bond Fund

Assets
Investments, at value (a)	$594,203,885	$208,185,061	$84,475,130	$101,056,883
Cash	—	106,101	—	54,530
Foreign currency (identified cost $405,501 and $447,473)	—	412,709	463,489	—
Receivable for investments sold	4,286,456	—	2,983,036	1,026,210
Receivable for fund shares sold	1,446,557	504,381	22,524	1,050,249
Receivable for dividends and interest	333,855	189,699	136,615	783,461
Receivable for recoverable foreign withholding taxes	—	63,043	114,580	—
Prepaid expenses	—	4,178	48,682	49,783
Unrealized gain on forward foreign currency exchange contracts	—	—	366,202	—
Total assets	600,270,753	209,465,172	88,610,258	104,021,116

Liabilities
Payable for investments purchased	11,787,321	—	2,437,445	2,139,817
Payable for fund shares redeemed	1,266,013	452,347	440,171	52,548
Payable to the custodian	3,839	4,964	946,607	894
Accrued investment advisory fees	295,599	91,756	61,824	24,674
Accrued administrative fees	72,433	26,019	10,882	12,240
Accrued distribution fees	167,449	87,327	48,286	49,918
Accrued shareholder servicing fees	177,259	49,578	27,032	7,832
Accrued fund accounting fees	21,903	17,143	23,808	18,923
Accrued internal audit fees	228	228	228	228
Accrued trustees and officers compensation	8,402	9,842	9,750	5,210
Other accrued expenses	4,849	17,769	15,627	2,337
Unrealized loss on forward foreign currency exchange contracts	—	—	522,744	—
Total liabilities	13,805,295	756,973	4,544,404	2,314,621
Net assets	586,465,458	208,708,199	84,065,854	101,706,495

Net assets consists of
Paid-in capital	543,685,433	201,775,315	152,471,618	98,633,965
Undistributed net investment income (loss)	—	128,562	838,578	202,877
Accumulated net realized gain (loss)	(68,440,754)	(11,205,312)	(84,345,649)	530,800
Net unrealized depreciation on forward foreign currency contracts	—	—	(156,542)	—
Net unrealized appreciation on investments and other assets and liabilities denominated in foreign currencies	111,220,779	18,009,634	15,257,849	2,338,853
Net assets	586,465,458	208,708,199	84,065,854	101,706,495

Net assets, at market value
Class A	469,473,671	128,131,438	37,288,662	47,824,890
Class C	81,462,470	71,612,380	46,341,865	49,912,152
Class I	11,228,731	8,565,494	430,236	3,912,074
Class R-3	675,785	396,199	2,518	54,734
Class R-5	23,624,801	2,688	2,573	2,645

Net asset value (“NAV”), offering and redemption price per share
Class A	$26.24	$12.83	$21.50	$15.15
Maximum offering price (b)	$27.55	$13.47	$22.57	$15.74
Class C	$22.88	$12.46	$19.32	$15.13
Class I	$26.72	$12.82	$21.67	$15.17
Class R-3	$26.03	$12.81	$20.95	$15.15
Class R-5	$26.67	$12.83	$21.49	$14.73

Shares of beneficial interest outstanding
Class A	17,893,665	9,984,741	1,734,200	3,156,398
Class C	3,559,979	5,746,072	2,398,123	3,297,831
Class I	420,288	668,160	19,853	257,900
Class R-3	25,962	30,924	120	3,613
Class R-5	885,685	209	120	175

(a) Identified cost	$482,983,106	$190,186,435	$69,237,307	$98,718,030
(b) For all funds except the Eagle Investment Grade Bond Fund, the maximum offering price is computed as 100/95.25 of NAV. The maximum offering price for the Eagle Investment Grade Bond Fund is computed as 100/96.25 of NAV.

36	The accompanying notes are an integral part of the financial statements.

Statements of Assets and Liabilities

10.31.2010

Eagle Large Cap Core Fund	Eagle Mid Cap Growth Fund	Eagle Mid Cap Stock Fund	Eagle Small Cap Core Value Fund	Eagle Small Cap Growth Fund

$136,520,891	$214,470,359	$1,398,251,555	$70,802,917	$488,165,699
611,164	596,172	—	—	—
—	—	—	—	—
—	2,098,534	50,076,512	—	—
195,487	244,634	1,237,753	169,184	1,374,771
88,469	24,070	371,584	16,505	31,588
5,361	—	—	—	—
30,719	43	11,767	65,477	—
—	—	—	—	—
137,452,091	217,433,812	1,449,949,171	71,054,083	489,572,058

—	2,117,462	48,920,468	—	2,028,905
207,688	575,715	8,319,290	65,608	1,097,297
882	1,410	11,063	1,172	2,909
69,178	105,777	643,906	35,519	238,588
12,353	25,830	157,093	6,540	53,723
9,670	77,014	355,182	6,290	115,285
60,063	45,761	398,253	31,522	134,221
14,935	15,646	27,649	14,315	18,246
228	228	228	229	228
9,765	9,765	9,766	9,765	9,765
17,334	3,784	22,195	26,560	11,866
—	—	—	—	—
402,096	2,978,392	58,865,093	197,520	3,711,033
137,049,995	214,455,420	1,391,084,078	70,856,563	485,861,025

189,958,653	168,228,000	1,407,008,184	40,591,399	392,939,711
526,041	—	(208,006)	(39,979)	17,352
(64,982,671)	(7,455,598)	(199,677,569)	6,202,132	(52,918,231)
—	—	—	—	—
11,547,972	53,683,018	183,961,469	24,103,011	145,822,193
137,049,995	214,455,420	1,391,084,078	70,856,563	485,861,025

10,545,500	139,744,594	736,097,679	10,116,246	265,548,016
8,741,660	58,033,160	239,539,197	5,025,277	72,536,261
117,737,929	15,175,142	340,180,474	55,709,535	96,655,342
2,557	1,340,568	3,594,396	2,744	1,895,444
22,349	161,956	71,672,332	2,761	49,225,962

$13.09	$28.03	$25.37	$19.63	$33.79
$13.74	$29.43	$26.64	$20.61	$35.48
$12.88	$24.71	$22.28	$19.32	$28.65
$13.10	$28.58	$25.79	$19.80	$34.41
$13.06	$27.88	$25.17	$19.60	$33.52
$13.39	$28.56	$25.83	$19.79	$34.39

805,771	4,985,224	29,014,299	515,226	7,858,647
678,923	2,348,242	10,750,809	260,067	2,531,529
8,985,032	531,004	13,190,429	2,813,823	2,809,313
196	48,085	142,801	140	56,549
1,669	5,671	2,774,686	140	1,431,444

$124,972,919	$160,787,341	$1,214,290,086	$46,696,906	$342,343,506

The accompanying notes are an integral part of the financial statements.	37

Statements of Operations

10.31.2010

	Eagle Capital Appreciation Fund	Eagle Growth & Income Fund	Eagle International Equity Fund	Eagle Investment Grade Bond Fund (c)

Investment Income
Dividends (a)	$6,041,403	$5,034,628	$2,160,072	$ —
Interest	6,341	427,100	684	938,158
Total Income	6,047,744	5,461,728	2,160,756	938,158

Expenses
Investment advisory fees	3,325,226	969,431	847,349	131,305
Administrative fees
Class A	644,165	170,203	64,662	31,066
Class C	126,983	93,174	82,670	27,771
Class I	16,662	5,430	175	853
Class R-3	1.035	472	3	10
Class R-5	22,763	2	2	2
Distribution and service fees
Class A	1,080,939	283,747	107,771	51,745
Class C	839,051	621,173	551,133	185,030
Class R-3	3,535	1,574	9	33
Shareholder servicing fees
Class A	817,160	169,918	80,064	15,319
Class C	149,481	88,949	103,678	16,839
Class I	21,599	6,465	192	9,319
Class R-3	1,076	414	84	31
Class R-5	20,800	21	22	66
Fund accounting fees	104,442	103,199	72,000	72,046
Professional fees	84,755	93,151	98,610	38,444
State qualification expenses	103,345	90,322	66,920	16,602
Organizational costs	—	—	—	41,232
Offering costs	—	—	—	53,008
Reports to shareholders	37,383	13,390	6,222	4,235
Trustees and officers compensation	39,979	45,959	45,855	28,560
Custodian fees	28,070	33,409	273,742	5,595
Internal audit fees	2,397	2,397	2,397	1,484
Other	22,580	18,468	14,708	5,408
Total expenses before adjustments	7,493,426	2,811,268	2,418,268	736,003
Fees and expenses waived	—	(1,078)	(293,909)	(249,023)
Recovered fees previously waived by Manager	—	152,454	1,133	—
Expense offsets	(49)	(44)	(4)	(100)
Total expenses after adjustments	7,493,377	2,962,600	2,125,488	486,880

Net investment income (loss)	(1,445,633)	2,499,128	35,268	451,278

Realized and unrealized gain (loss) on investments
Net realized gain (loss) on investments	39,004,380	9,269,475	6,638,065	583,815
Net realized gain on foreign currency transactions (b)	—	22,462	5,037,812	—
Net change in unrealized appreciation on forward foreign currency contracts	—	—	109,173	—
Net change in unrealized appreciation (depreciation) on investments and other assets and liabilities denominated in foreign currencies	39,015,018	8,842,112	(3,461,843)	2,338,853
Net gain on investments	78,019,398	18,134,049	8,323,207	2,922,668

Net increase in net assets resulting from operations	76,573,765	20,633,177	8,358,475	3,373,946

(a) Net of foreign withholding taxes	$18,033	$434,144	$247,598	$ —

(b) Includes Brazilian IOF tax of	—	95,841	47,204	—

(c) For the period March 1, 2010 (commencement of operations) to October 31, 2010.

38	The accompanying notes are an integral part of the financial statements.

Statements of Operations

10.31.2010

Eagle Large Cap Core Fund	Eagle Mid Cap Growth Fund	Eagle Mid Cap Stock Fund	Eagle Small Cap Core Value Fund	Eagle Small Cap Growth Fund

$2,132,445	$1,730,328	$12,507,209	$694,419	$2,904,240
3,518	2,105	7,209	1,081	4,586
2,135,963	1,732,433	12,514,418	695,500	2,908,826

801,106	1,066,874	7,924,818	404,478	2,370,823

16,675	173,893	1,213,992	11,930	354,295
13,963	77,440	356,313	6,554	99,012
113,069	9,578	318,653	53,803	52,610
3	973	4,963	3	2,390
21	30	65,271	2	38,675

27,792	289,819	2,023,379	19,886	590,505
93,085	516,255	2,375,485	43,695	660,094
10	3,243	16,543	10	7,965

17,376	171,981	1,655,928	11,732	512,208
22,259	86,128	451,623	9,754	136,864
344,530	6,729	320,650	184,078	36,570
18	1,155	5,733	20	3,265
69	80	58,097	16	31,967
96,868	97,528	109,724	96,063	100,352
79,281	77,396	77,394	77,854	77,397
73,013	71,447	109,882	77,520	82,290
—	—	—	—	—
—	—	—	—	—
18,067	10,120	98,027	10,214	25,278
45,883	45,882	45,872	45,870	45,883
5,756	10,650	77,498	11,161	23,605
2,397	2,397	2,397	2,397	2,397
14,662	14,949	39,341	11,969	18,491
1,785,903	2,734,547	17,351,583	1,079,009	5,272,936
(350,624)	(424)	—	(350,441)	—
—	—	—	—	—
(16)	(15)	(232)	(23)	(67)
1,435,263	2,734,108	17,351,351	728,545	5,272,869

700,700	(1,001,675)	(4,836,933)	(33,045)	(2,364,043)

(687,281)	20,612,479	188,681,537	6,302,357	27,149,881
—	—	—	—	—

—	—	—	—	—

12,221,695	28,428,715	67,597,572	7,159,467	89,359,536
11,534,414	49,041,194	256,279,109	13,461,824	116,509,417

12,235,114	48,039,519	251,442,176	13,428,779	114,145,374

$4,021	$7,670	$147,156	$1,098	$12,246

—	—	—	—	—

The accompanying notes are an integral part of the financial statements.	39

Statements of Changes in Net Assets

	Eagle Capital Appreciation Fund		Eagle Growth & Income Fund		Eagle International Equity Fund			Eagle Investment Grade Bond Fund
	11/1/09 to 10/31/10	11/1/08 to 10/31/09	11/1/09 to 10/31/10	11/1/08 to 10/31/09	11/1/09 to 10/31/10	11/1/08 to 10/31/09		3/1/10 to 10/31/10(c)

Net assets, beginning of period	$486,558,402	$442,306,086	$141,502,238	$96,988,805	$117,155,129	$163,841,193		$ —
Increase (decrease) in net assets from operations
Net investment income (loss)	(1,445,633)	(1,782,603)	2,499,128	2,971,034	35,268	911,426		451,278
Net realized gain (loss) on investments	39,004,380	(70,982,973)	9,269,475	(8,693,220)	6,638,065	(35,794,386)		583,815
Net realized gain (loss) on foreign currency transactions (b)	—	—	22,462	(603,582)	5,037,812	2,560,936		—
Net change in unrealized appreciation (depreciation) on forward foreign currency contracts	—	—	—	3,493	109,173	(5,581,811)		—
Net change in unrealized appreciation (depreciation) on investments and other assets and liabilities denominated in foreign currencies	39,015,018	151,709,769	8,842,112	28,119,220	(3,461,843)	47,618,859		2,338,853
Net increase (decrease) in net assets resulting from operations	76,573,765	78,944,193	20,633,177	21,796,945	8,358,475	9,715,024		3,373,946
Distributions to shareholders from
Net investment income	—	—	(2,609,394)	(3,030,927)	—	(5,314,007	)(e)	(390,219)
Net realized gains	—	—	—	—	—	—		—
Net distributions to shareholders	—	—	(2,609,394)	(3,030,927)	—	(5,314,007)		(390,219)
Fund share transactions
Proceeds from shares sold-Class A	149,725,649	91,862,409	52,191,244	34,047,379	3,916,862	10,034,646		49,701,658
Issued as reinvestment of distributions-Class A	—	—	1,603,407	1,858,490	—	2,253,539		197,353
Cost of shares redeemed-Class A	(106,706,998)	(115,349,472)	(27,342,629)	(18,806,972)	(22,989,844)	(34,749,624)		(3,621,289)
Proceeds from shares sold-Class C	4,868,915	6,301,679	24,447,566	14,441,585	1,816,635	6,156,437		49,411,156
Issued as reinvestment of distributions-Class C	—	—	535,148	844,172	—	2,610,913		94,795
Cost of shares redeemed-Class C	(19,600,206)	(21,927,284)	(8,492,918)	(8,666,716)	(24,458,321)	(37,662,224)		(971,481)
Proceeds from shares sold-Class I	8,850,238	9,920,860	8,066,516	1,765,651	270,089	1,258,426		4,079,421
Issued as reinvestment of distributions-Class I	—	—	30,336	1,273	—	—		8,584
Cost of shares redeemed-Class I	(13,574,129)	(6,500,408)	(1,945,750)	(19,287)	(8,139)	(989,194)		(234,297)
Proceeds from shares sold-Class R-3	156,530	388,778	86,232	280,032	2,484	—		54,273
Issued as reinvestment of distributions-Class R-3	—	—	4,819	1,808	—	—		73
Cost of shares redeemed-Class R-3	(293,981)	(27,632)	(4,332)	—	—	—		(2)
Proceeds from shares sold-Class R-5	4,528,599	5,356,787	2,500	—	2,484	—		2,500
Issued as reinvestment of distributions-Class R-5	—	—	39	—	—	—		24
Cost of shares redeemed-Class R-5	(4,621,326)	(4,717,594)	—	—	—	—		—
Net increase (decrease) from fund share transactions	23,333,291	(34,691,877)	49,182,178	25,747,415	(41,447,750)	(51,087,081)		98,722,768
Increase (decrease) in net assets	99,907,056	44,252,316	67,205,961	44,513,433	(33,089,275)	(46,686,064)		101,706,495
Net assets, end of period (a)	586,465,458	486,558,402	208,708,199	141,502,238	84,065,854	117,155,129		101,706,495
(a) Includes undistributed net investment income (accumulated net investment loss) of:	$ —	$ —	$128,562	$219,598	$838,578	$(590,865)		$202,877
(b) Includes Brazilian IOF tax of	$ —	$ —	$95,841	$ —	$47,204	$ —		$ —

Shares issued and redeemed
Shares sold-Class A	6,000,458	5,009,360	4,303,364	3,291,400	196,275	595,758		3,386,111
Issued as reinvestment of distributions-Class A	—	—	129,429	183,479	—	134,975		13,300
Shares redeemed-Class A	(4,304,324)	(6,544,041)	(2,253,952)	(1,977,699)	(1,148,100)	(2,127,606)		(243,013)
Shares sold-Class C	223,275	385,422	2,065,409	1,436,903	99,989	410,924		3,356,355
Issued as reinvestment of distributions-Class C	—	—	44,494	86,176	—	171,305		6,389
Shares redeemed-Class C	(906,784)	(1,419,713)	(725,189)	(942,107)	(1,355,217)	(2,572,434)		(64,913)
Shares sold-Class I	349,516	497,775	662,146	164,656	12,771	79,132		272,818
Issued as reinvestment of distributions-Class I	—	—	2,436	115	—	—		572
Shares redeemed-Class I	(544,288)	(392,848)	(159,433)	(1,760)	(398)	(71,652)		(15,490)
Shares sold-Class R-3	6,347	19,689	7,095	23,654	120	—		3,608
Issued as reinvestment of distributions-Class R-3	—	—	389	150	—	—		5
Shares redeemed-Class R-3	(11,874)	(1,427)	(364)	—	—	—		—
Shares sold-Class R-5	180,019	280,379	206	—	120	—		173
Issued as reinvestment of distributions-Class R-5	—	—	3	—	—	—		2
Shares redeemed-Class R-5	(182,893)	(255,618)	—	—	—	—		—
Shares issued and redeemed	809,452	(2,421,022)	4,076,033	2,264,967	(2,194,440)	(3,379,598)		6,715,917

(c) For the period March 1, 2010 (commencement of operations) to October 31, 2010. (d) For the period November 3, 2008 (commencement of operations) to October 31, 2009.

(e) Includes tax return of capital distributions of $186,860.

40	The accompanying notes are an integral part of the financial statements.

Statements of Changes in Net Assets

Eagle Large Cap Core Fund		Eagle Mid Cap Growth Fund		Eagle Mid Cap Stock Fund		Eagle Small Cap Core Value Fund		Eagle Small Cap Growth Fund
11/1/09 to 10/31/10	11/1/08 to 10/31/09	11/1/09 to 10/31/10	11/1/08 to 10/31/09	11/1/09 to 10/31/10	11/1/08 to 10/31/09	11/1/09 to 10/31/10	11/3/08 to 10/31/09 (d)	11/1/09 to 10/31/10	11/1/08 to 10/31/09

$124,850,857	$150,519,698	$146,725,344	$128,341,052	$1,360,595,478	$1,113,403,737	$57,833,435	$ —	$312,128,302	$270,399,419

700,700	1,247,380	(1,001,675)	(1,054,090)	(4,836,933)	(2,912,750)	(33,045)	(55,546)	(2,364,043)	(2,451,734)
(687,281)	(37,998,722)	20,612,479	(21,860,794)	188,681,537	(202,886,263)	6,302,357	2,089,797	27,149,881	(74,657,248)
—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—
12,221,695	45,315,169	28,428,715	39,599,016	67,597,572	374,125,086	7,159,467	16,943,544	89,359,536	108,665,604
12,235,114	8,563,827	48,039,519	16,684,132	251,442,176	168,326,073	13,428,779	18,977,795	114,145,374	31,556,622

(965,747)	(2,233,573)	—	—	—	—	(37,833)	—	—	—
—	—	—	—	—	—	(2,027,828)	—	—	—
(965,747)	(2,233,573)	—	—	—	—	(2,065,661)	—	—	—

1,027,312	1,923,879	42,506,699	25,224,739	128,278,437	197,579,460	3,560,591	5,090,916	84,639,975	58,304,739
47,259	109,742	—	—	—	—	189,893	—	—	—
(2,705,543)	(4,005,927)	(29,416,271)	(26,840,300)	(345,423,076)	(262,214,770)	(591,807)	(418,935)	(87,144,327)	(64,602,948)
905,568	1,488,931	7,613,282	7,610,208	17,601,208	26,855,616	1,500,430	3,075,373	6,678,857	10,473,989
—	10,057	—	—	—	—	122,120	—	—	—
(2,152,862)	(1,986,922)	(8,856,506)	(9,247,929)	(51,757,572)	(50,365,332)	(539,109)	(254,488)	(13,128,650)	(14,597,120)
22,536,089	26,464,887	8,056,660	4,840,895	145,806,783	190,159,453	9,514,382	39,324,515	68,637,014	8,594,439
876,556	2,048,529	—	—	—	—	1,689,028	—	—	—
(19,609,117)	(58,057,505)	(1,104,343)	(227,262)	(115,530,578)	(48,229,911)	(13,790,518)	(7,961,741)	(6,871,192)	(2,361,747)
2,500	—	1,142,226	658,212	2,091,376	1,524,337	2,500	—	603,283	1,047,709
—	—	—	—	—	—	—	—	—	—
—	—	(395,933)	(318,403)	(1,619,667)	(597,213)	—	—	(875,308)	(764,144)
1,943	5,935	146,459	—	12,675,639	31,322,747	2,500	—	13,651,306	16,800,032
161	—	—	—	—	—	—	—	—	—
(95)	(701)	(1,716)	—	(13,076,126)	(7,168,719)	—	—	(6,603,609)	(2,722,688)
929,771	(31,999,095)	19,690,557	1,700,160	(220,953,576)	78,865,668	1,660,010	38,855,640	59,587,349	10,172,261
12,199,138	(25,668,841)	67,730,076	18,384,292	30,488,600	247,191,741	13,023,128	57,833,435	173,732,723	41,728,883
137,049,995	124,850,857	214,455,420	146,725,344	1,391,084,078	1,360,595,478	70,856,563	57,833,435	485,861,025	312,128,302
$526,041	$791,088	$ —	$ —	$(208,006)	$(208,006)	$(39,979)	$(35,942)	$17,352	$108,984
$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —

80,135	191,197	1,703,950	1,368,513	5,564,894	11,101,355	194,539	373,694	2,853,465	2,712,594
3,799	11,725	—	—	—	—	11,021	—	—	—
(214,639)	(409,849)	(1,206,055)	(1,484,342)	(15,056,052)	(15,158,025)	(32,376)	(31,652)	(2,982,830)	(3,111,128)
71,178	150,516	342,670	473,431	864,380	1,700,760	82,648	221,065	264,656	573,022
—	1,080	—	—	—	—	7,154	—	—	—
(171,619)	(204,737)	(403,429)	(590,394)	(2,546,052)	(3,270,863)	(29,832)	(20,968)	(527,246)	(827,327)
1,774,690	2,646,440	318,997	243,373	6,242,343	10,215,374	522,393	3,474,664	2,259,675	426,895
70,690	219,564	—	—	—	—	97,688	—	—	—
(1,541,984)	(6,252,510)	(43,583)	(11,653)	(4,929,633)	(2,603,066)	(753,119)	(527,803)	(224,129)	(109,368)
196	—	45,180	35,550	90,539	87,669	140	—	20,780	50,939
—	—	—	—	—	—	—	—	—	—
—	—	(16,044)	(16,601)	(70,503)	(32,777)	—	—	(31,062)	(34,513)
148	565	5,738	—	533,966	1,886,589	140	—	457,000	837,725
13	—	—	—	—	—	—	—	—	—
(7)	(60)	(67)	—	(553,223)	(389,934)	—	—	(220,826)	(120,927)
72,600	(3,646,069)	747,357	17,877	(9,859,341)	3,537,082	100,396	3,489,000	1,869,483	397,912

The accompanying notes are an integral part of the financial statements.	41

Financial Highlights

Fiscal periods				From investment operations				Dividends & distributions				Ratios to average daily net assets (%)
			Beginning net asset value	Income (loss)	Realized & unrealized gain (loss)		Total	From investment income	From realized gains	Total	Ending net asset value	With expenses waived/ recovered		Without expenses waived/ recovered		Net income (loss)		Portfolio turnover rate (%)	Total return (%) (a)		Ending net assets (millions)
Beginning	Ending
Eagle Capital Appreciation Fund
Class A*
11/01/09	10/31/10		$22.65	$(0.04)	$3.63		$3.59	$—	$—	$—	$26.24	1.27		1.27		(0.18)		45	15.85		$469
11/01/08	10/31/09		18.58	(0.06)	4.13		4.07	—	—	—	22.65	1.32		1.32		(0.31)		54	21.91		367
11/01/07	10/31/08		35.99	(0.13)	(12.71)		(12.84)	—	(4.57)	(4.57)	18.58	1.20		1.20		(0.45)		61	(40.38)		329
11/01/06	10/31/07		29.67	0.04	6.46	(b)	6.50	—	(0.18)	(0.18)	35.99	1.20		1.20		0.11		62	22.02		566
09/01/06	10/31/06	(c)	28.59	(0.01)	1.09	(b)	1.08	—	—	—	29.67	1.23	(d)	1.23	(d)	(0.19	)(d)	7	3.78	(e)	387
09/01/05	08/31/06		26.28	(0.06)	2.37	(b)	2.31	—	—	—	28.59	1.19		1.19		(0.23)		58	8.79		378
Class C*
11/01/09	10/31/10		19.90	(0.19)	3.17		2.98	—	—	—	22.88	1.99		1.99		(0.91)		45	14.97		81
11/01/08	10/31/09		16.45	(0.18)	3.63		3.45	—	—	—	19.90	2.08		2.08		(1.07)		54	20.97		84
11/01/07	10/31/08		32.64	(0.30)	(11.32)		(11.62)	—	(4.57)	(4.57)	16.45	1.95		1.95		(1.19)		61	(40.85)		87
11/01/06	10/31/07		27.13	(0.19)	5.88	(b)	5.69	—	(0.18)	(0.18)	32.64	1.96		1.96		(0.65)		62	21.09		170
09/01/06	10/31/06	(c)	26.17	(0.04)	1.00	(b)	0.96	—	—	—	27.13	1.99	(d)	1.99	(d)	(0.94	)(d)	7	3.67	(e)	149
09/01/05	08/31/06		24.29	(0.25)	2.13	(b)	1.88	—	—	—	26.17	1.94		1.94		(0.98)		58	7.74		145
Class I*
11/01/09	10/31/10		22.98	0.04	3.70		3.74	—	—	—	26.72	0.91		0.91		0.17		45	16.28		11
11/01/08	10/31/09		18.78	0.01	4.19		4.20	—	—	—	22.98	0.94		0.94		0.07		54	22.36		14
11/01/07	10/31/08		36.21	—	(12.86)		(12.86)	—	(4.57)	(4.57)	18.78	0.79		0.79		(0.01)		61	(40.16)		10
11/01/06	10/31/07		29.73	0.17	6.49	(b)	6.66	—	(0.18)	(0.18)	36.21	0.80		0.80		0.51		62	22.51		51
09/01/06	10/31/06	(c)	28.63	0.01	1.09	(b)	1.10	—	—	—	29.73	0.85	(d)	0.85	(d)	0.20	(d)	7	3.84	(e)	30
03/21/06	08/31/06		28.93	0.01	(0.31	)(b)	(0.30)	—	—	—	28.63	0.91	(d)	0.91	(d)	0.07	(d)	58	(1.04	)(e)	26
Class R-3*
11/01/09	10/31/10		22.52	(0.10)	3.61		3.51	—	—	—	26.03	1.49		1.49		(0.41)		45	15.59		1
11/01/08	10/31/09		18.51	(0.10)	4.11		4.01	—	—	—	22.52	1.49		1.49		(0.51)		54	21.66		1
11/01/07	10/31/08		35.97	(0.20)	(12.69)		(12.89)	—	(4.57)	(4.57)	18.51	1.42		1.42		(0.70)		61	(40.56)		0
09/12/07	10/31/07		33.30	(0.05)	2.72	(b)	2.67	—	—	—	35.97	1.65	(d)	7.17	(d)	(1.26	)(d)	62	8.02	(e)	0
Class R-5*
11/01/09	10/31/10		22.94	0.06	3.67		3.73	—	—	—	26.67	0.87		0.87		0.22		45	16.26		24
11/01/08	10/31/09		18.73	0.02	4.19		4.21	—	—	—	22.94	0.87		0.87		0.12		54	22.48		20
11/01/07	10/31/08		36.13	(0.04)	(12.79)		(12.83)	—	(4.57)	(4.57)	18.73	0.83		0.83		(0.13)		61	(40.17)		16
11/01/06	10/31/07		29.68	0.16	6.47	(b)	6.63	—	(0.18)	(0.18)	36.13	0.85		0.85		0.48		62	22.45		12
10/02/06	10/31/06		29.04	—	0.64	(b)	0.64	—	—	—	29.68	0.85	(d)	0.85	(d)	(0.20	)(d)	7	2.20	(e)	7

Eagle Growth & Income Fund
Class A*
11/01/09	10/31/10		11.57	0.20	1.26		1.46	(0.20)	—	(0.20)	12.83	1.40		1.30		1.61		50	12.65		128
11/01/08	10/31/09		9.71	0.31	1.86		2.17	(0.31)	—	(0.31)	11.57	1.39		1.55		3.12		57	22.88		90
11/01/07	10/31/08		17.77	0.37	(6.27)		(5.90)	(0.35)	(1.81)	(2.16)	9.71	1.35		1.33		2.75		64	(37.25)		61
11/01/06	10/31/07		14.68	0.36	3.60	(b)	3.96	(0.34)	(0.53)	(0.87)	17.77	1.35		1.40		2.28		63	28.17		96
10/01/06	10/31/06	(c)	14.43	0.02	0.34	(b)	0.36	(0.11)	—	(0.11)	14,68	1.35	(d)	1.56	(d)	1.33	(d)	4	2.52	(e)	68
10/01/05	09/30/06		13.81	0.38	1.43	(b)	1.81	(0.34)	(0.85)	(1.19)	14.43	1.35		1.42		2.74		54	13.90		68
Class C*
11/01/09	10/31/10		11.24	0.11	1.23		1.34	(0.12)	—	(0.12)	12.46	2.12		2.05		0.89		50	11.95		72
11/01/08	10/31/09		9.45	0.23	1.80		2.03	(0.24)	—	(0.24)	11.24	2.19		2.31		2.35		57	21.89		49
11/01/07	10/31/08		17.34	0.26	(6.10)		(5.84)	(0.24)	(1.81)	(2.05)	9.45	2.15		2.09		1.95		64	(37.75)		36
11/01/06	10/31/07		14.38	0.23	3.50	(b)	3.73	(0.24)	(0.53)	(0.77)	17.34	2.14		2.16		1.52		63	27.05		59
10/01/06	10/31/06	(c)	14.12	0.01	0.34	(b)	0.35	(0.09)	—	(0.09)	14.38	2.10	(d)	2.31	(d)	0.58	(d)	4	2.46	(e)	47
10/01/05	09/30/06		13.54	0.27	1.40	(b)	1.67	(0.24)	(0.85)	(1.09)	14.12	2.10		2.17		2.00		54	13.01		46
Class I*
11/01/09	10/31/10		11.56	0.29	1.22		1.51	(0.25)	—	(0.25)	12.82	0.95		0.97		2.01		50	13.15		9
03/18/09	10/31/09		8.43	0.20	3.20		3.40	(0.27)	—	(0.27)	11.56	0.95	(d)	1.12	(d)	3.08	(d)	57	40.72	(e)	2
Class R-3*
11/01/09	10/31/10		11.55	0.18	1.26		1.44	(0.18)	—	(0.18)	12.81	1.54		1.54		1.46		50	12.54		0
09/30/09	10/31/09		11.84	0.01	(0.22)		(0.21)	(0.08)	—	(0.08)	11.55	1.65	(d)	1.56	(d)	0.94	(d)	57	(1.83	)(e)	0

42	The accompanying notes are an integral part of the financial statements.

Financial Highlights

Fiscal periods				From investment operations				Dividends & distributions					Ratios to average daily net assets (%)
			Beginning net asset value	Income (loss)	Realized & unrealized gain (loss)		Total	From investment income		From realized gains	Total	Ending net asset value	With expenses waived/ recovered		Without expenses waived/ recovered		Net income (loss)		Portfolio turnover rate (%)	Total return (%) (a)		Ending net assets (millions)
Beginning	Ending
Eagle Growth & Income Fund (cont’d)
Class R-5
12/28/09	10/31/10		$12.11	$0.22	$0.69		$0.91	$(0.19)		$—	$(0.19)	$12.83	0.95	(d)	1.85	(d)	2.11	(d)	50	7.53	(e)	$0

Eagle International Equity Fund
Class A*
11/01/09	10/31/10		19.52	0.09	1.89		1.98	—		—	—	21.50	1.74		2.04		0.46		133	10.14		37
11/01/08	10/31/09		17.80	0.20	2.23		2.43	(0.71	) (f)	—	(0.71)	19.52	1.70		1.85		1.18		179	14.34		52
11/01/07	10/31/08		36.52	0.32	(16.15)		(15.83)	—		(2.89)	(2.89)	17.80	1.41		1.41		1.11		115	(46.77)		73
11/01/06	10/31/07		29.97	0.27	8.87	(b)	9.14	(0.47)		(2.12)	(2.59)	36.52	1.47		1.41		0.83		56	32.58		166
11/01/05	10/31/06		25.20	0.24	6.73	(b)	6.97	(0.16)		(2.04)	(2.20)	29.97	1.71		1.53		0.86		58	29.31		91
Class C*
11/01/09	10/31/10		17.68	(0.05)	1.69		1.64	—		—	—	19.32	2.49		2.79		(0.30)		133	9.28		46
11/01/08	10/31/09		16.15	0.06	2.01		2.07	(0.54	) (f)	—	(0.54)	17.68	2.48		2.62		0.39		179	13.34		65
11/01/07	10/31/08		33.66	0.09	(14.71)		(14.62)	—		(2.89)	(2.89)	16.15	2.17		2.17		0.33		115	(47.19)		91
11/01/06	10/31/07		27.85	0.01	8.23	(b)	8.24	(0.31)		(2.12)	(2.43)	33.66	2.23		2.17		0.05		56	31.60		189
11/01/05	10/31/06		23.58	0.02	6.30	(b)	6.32	(0.01)		(2.04)	(2.05)	27.85	2.46		2.28		0.07		58	28.38		118
Class I*
11/01/09	10/31/10		19.57	0.10	2.00		2.10	—		—	—	21.67	1.15		1.56		0.53		133	10.73		1
03/13/09(g)	10/31/09		13.59	0.08	5.90		5.98	—		—	—	19.57	1.15	(d)	1.50	(d)	0.76	(d)	179	44.00	(e)	0
02/09/09	02/24/09	(g)	15.60	0.02	(1.86)		(1.84)	—		—	—	13.76	1.15	(d)	1.40	(d)	2.92	(d)	179	(11.79	)(e)	0
Class R-3*
12/28/09	10/31/10		20.80	(0.79)	0.94		0.15	—		—	—	20.95	1.74	(d)	3.18	(d)	(4.66	)(d)	133	0.72	(e)	0
Class R-5*
12/28/09	10/31/10		20.88	(0.07)	0.68		0.61	—		—	—	21.49	1.14	(d)	1.78	(d)	(0.43	)(d)	133	2.92	(e)	0

Eagle Investment Grade Bond Fund
Class A*
03/01/10	10/31/10		14.44	0.16	0.67		0.83	(0.12)		—	(0.12)	15.15	0.85	(d)	1.48	(d)	1.51	(d)	53	5.78	(e)	48
Class C*
03/01/10	10/31/10		14.44	0.07	0.68		0.75	(0.06)		—	(0.06)	15.13	1.65	(d)	2.23	(d)	0.68	(d)	53	5.23	(e)	50
Class I*
03/01/10	10/31/10		14.44	0.16	0.71		0.87	(0.14)		—	(0.14)	15.17	0.60	(d)	2.11	(d)	1.59	(d)	53	6.05	(e)	4
Class R-3*
03/01/10	10/31/10		14.44	0.05	0.76		0.81	(0.10)		—	(0.10)	15.15	1.14	(d)	1.95	(d)	0.91	(d)	53	5.63	(e)	0
Class R-5*
03/01/10	10/31/10		14.44	0.18	0.25		0.43	(0.14)		—	(0.14)	14.73	0.61	(d)	4.92	(d)	1.77	(d)	53	2.97	(e)	0

Eagle Large Cap Core Fund
Class A*
11/01/09	10/31/10		12.01	0.04	1.10		1.14	(0.06)		—	(0.06)	13.09	1.40		1.41		0.20		48	9.48		10
11/01/08	10/31/09		10.70	0.07	1.36		1.43	(0.12)		—	(0.12)	12.01	1.38		1.47		0.68		40	13.68		11
11/01/07	10/31/08		17.95	0.17	(6.52)		(6.35)	(0.13)		(0.77)	(0.90)	10.70	1.26		1.26		1.14		43	(37.08)		12
11/01/06	10/31/07		16.54	0.13	1.48	(b)	1.61	(0.08)		(0.12)	(0.20)	17.95	1.36		1.28		0.73		45	9.85		27
11/01/05	10/31/06		14.29	0.09	2.16	(b)	2.25	—		—	—	16.54	1.53		1.52		0.57		43	15.75		23
Class C*
11/01/09	10/31/10		11.86	(0.11)	1.13		1.02	—		—	—	12.88	2.20		2.24		(0.60)		48	8.60		9
11/01/08	10/31/09		10.53	(0.01)	1.35		1.34	(0.01)		—	(0.01)	11.86	2.18		2.32		(0.15)		40	12.78		9
11/01/07	10/31/08		17.68	0.04	(6.42)		(6.38)	—		(0.77)	(0.77)	10.53	2.10		2.10		0.28		43	(37.58)		9
11/01/06	10/31/07		16.35	(0.02)	1.47	(b)	1.45	—		(0.12)	(0.12)	17.68	2.18		2.11		(0.10)		45	8.95		17
11/01/05	10/31/06		14.23	(0.03)	2.15	(b)	2.12	—		—	—	16.35	2.28		2.27		(0.19)		43	14.90		15
Class I*
11/01/09	10/31/10		12.02	0.13	1.05		1.18	(0.10)		—	(0.10)	13.10	0.95		1.26		0.65		48	9.90		118
11/01/08	10/31/09		10.73	0.12	1.35		1.47	(0.18)		—	(0.18)	12.02	0.95		1.28		1.18		40	14.20		104
11/01/07	10/31/08		18.01	0.20	(6.51)		(6.31)	(0.20)		(0.77)	(0.97)	10.73	0.95		1.04		1.39		43	(36.86)		130
11/01/06	10/31/07		16.60	0.19	1.48	(b)	1.67	(0.14)		(0.12)	(0.26)	18.01	0.95		1.06		1.12		45	10.22		183
03/03/06	10/31/06		15.17	0.08	1.35	(b)	1.43	—		—	—	16.60	0.95	(d)	1.23	(d)	0.87	(d)	43	9.43	(e)	128
Class R-3*
12/28/09	10/31/10		12.77	(0.01)	0.30		0.29	—		—	—	13.06	1.65	(d)	2.39	(d)	(0.13	)(d)	48	2.27	(e)	0

The accompanying notes are an integral part of the financial statements.	43

Financial Highlights

Fiscal periods			From investment operations				Dividends & distributions				Ratios to average daily net assets (%)
		Beginning net asset value	Income (loss)	Realized & unrealized gain (loss)		Total	From investment income	From realized gains	Total	Ending net asset value	With expenses waived/ recovered		Without expenses waived/ recovered		Net income (loss)		Portfolio turnover rate (%)	Total return (%) (a)	Ending net assets (millions)
Beginning	Ending
Eagle Large Cap Core Fund (cont’d)
Class R-5*
11/01/09	10/31/10	$12.28	$0.11	$1.11		$1.22	$(0.11)	$—	$(0.11)	$13.39	0.95		1.28		0.65		48	9.94	$0
11/01/08	10/31/09	10.76	0.11	1.41		1.52	—	—	—	12.28	0.95		1.22		0.97		40	14.13	0
11/01/07	10/31/08	17.98	0.27	(6.51)		(6.24)	(0.21)	(0.77)	(0.98)	10.76	0.86		0.90		1.71		43	(36.52)	0
04/02/07	10/31/07	16.51	—	1.47	(b)	1.47	—	—	—	17.98	0.91	(d)	0.91	(d)	0.05	(d)	45	8.90 (e)	1

Eagle Mid Cap Growth Fund
Class A*
11/01/09	10/31/10	21.25	(0.09)	6.87		6.78	—	—	—	28.03	1.33		1.33		(0.36)		96	31.91	140
11/01/08	10/31/09	18.63	(0.11)	2.73		2.62	—	—	—	21.25	1.44		1.44		(0.59)		127	14.06	95
11/01/07	10/31/08	34.48	(0.20)	(10.29)		(10.49)	—	(5.36)	(5.36)	18.63	1.30		1.30		(0.74)		141	(35.68)	86
11/01/06	10/31/07	28.11	(0.24)	9.18	(b)	8.94	—	(2.57)	(2.57)	34.48	1.36		1.36		(0.80)		98	34.28	130
11/01/05	10/31/06	26.72	(0.14)	2.95	(b)	2.81	—	(1.42)	(1.42)	28.11	1.29		1.29		(0.49)		111	10.70	135
Class C*
11/01/09	10/31/10	18.88	(0.24)	6.07		5.83	—	—	—	24.71	2.10		2.10		(1.11)		96	30.88	58
11/01/08	10/31/09	16.68	(0.23)	2.43		2.20	—	—	—	18.88	2.22		2.22		(1.36)		127	13.19	45
11/01/07	10/31/08	31.65	(0.36)	(9.25)		(9.61)	—	(5.36)	(5.36)	16.68	2.05		2.05		(1.48)		141	(36.16)	42
11/01/06	10/31/07	26.18	(0.42)	8.46	(b)	8.04	—	(2.57)	(2.57)	31.65	2.11		2.11		(1.54)		98	33.28	69
11/01/05	10/31/06	25.15	(0.32)	2.77	(b)	2.45	—	(1.42)	(1.42)	26.18	2.04		2.04		(1.23)		111	9.90	64
Class I*
11/01/09	10/31/10	21.58	(0.02)	7.02		7.00	—	—	—	28.58	0.95		0.95		(0.07)		96	32.44	15
11/01/08	10/31/09	18.83	(0.02)	2.77		2.75	—	—	—	21.58	0.95		1.05		(0.13)		127	14.60	6
11/01/07	10/31/08	34.69	(0.12)	(10.38)		(10.50)	—	(5.36)	(5.36)	18.83	0.95		1.04		(0.54)		141	(35.46)	0
11/01/06	10/31/07	28.16	(0.11)	9.21	(b)	9.10	—	(2.57)	(2.57)	34.69	0.95		1.08		(0.37)		98	34.83	0
06/21/06	10/31/06	26.63	(0.04)	1.57	(b)	1.53	—	—	—	28.16	0.95	(d)	1.05	(d)	(0.42	)(d)	111	5.75 (e)	0
Class R-3*
11/01/09	10/31/10	21.19	(0.19)	6.88		6.69	—	—	—	27.88	1.61		1.61		(0.72)		96	31.57	1
01/12/09	10/31/09	16.84	(0.15)	4.50		4.35	—	—	—	21.19	1.74	(d)	1.74	(d)	(0.94	)(d)	127	25.83 (e)	0
Class R-5*
12/28/09	10/31/10	24.70	(0.12)	3.98		3.86	—	—	—	28.56	0.95	(d)	1.15	(d)	(0.44	)(d)	96	15.63 (e)	0

Eagle Mid Cap Stock Fund
Class A*
11/01/09	10/31/10	21.10	(0.07)	4.34		4.27	—	—	—	25.37	1.20		1.20		(0.32)		245	20.24	736
11/01/08	10/31/09	18.34	(0.03)	2.79		2.76	—	—	—	21.10	1.26		1.26		(0.18)		196	15.05	812
11/01/07	10/31/08	32.59	(0.09)	(10.83)		(10.92)	—	(3.33)	(3.33)	18.34	1.15		1.15		(0.34)		176	(37.04)	780
11/01/06	10/31/07	30.12	(0.06)	5.61	(b)	5.55	—	(3.08)	(3.08)	32.59	1.13		1.13		(0.18)		185	20.08	1,312
11/01/05	10/31/06	27.79	(0.10)	4.39	(b)	4.29	—	(1.96)	(1.96)	30.12	1.13		1.13		(0.35)		180	16.18	904
Class C*
11/01/09	10/31/10	18.67	(0.21)	3.82		3.61	—	—	—	22.28	1.93		1.93		(1.06)		245	19.34	239
11/01/08	10/31/09	16.34	(0.15)	2.48		2.33	—	—	—	18.67	2.00		2.00		(0.93)		196	14.26	232
11/01/07	10/31/08	29.62	(0.25)	(9.70)		(9.95)	—	(3.33)	(3.33)	16.34	1.88		1.88		(1.07)		176	(37.53)	229
11/01/06	10/31/07	27.83	(0.26)	5.13	(b)	4.87	—	(3.08)	(3.08)	29.62	1.88		1.88		(0.94)		185	19.21	410
11/01/05	10/31/06	26.00	(0.29)	4.08	(b)	3.79	—	(1.96)	(1.96)	27.83	1.88		1.88		(1.10)		180	15.31	345
Class I*
11/01/09	10/31/10	21.36	0.01	4.42		4.43	—	—	—	25.79	0.79		0.79		0.06		245	20.74	340
11/01/08	10/31/09	18.49	0.03	2.84		2.87	—	—	—	21.36	0.87		0.87		0.16		196	15.52	254
11/01/07	10/31/08	32.74	—	(10.92)		(10.92)	—	(3.33)	(3.33)	18.49	0.81		0.81		(0.02)		176	(36.85)	79
11/01/06	10/31/07	30.15	0.05	5.62	(b)	5.67	—	(3.08)	(3.08)	32.74	0.81		0.81		0.17		185	20.50	94
06/06/06	10/31/06	28.21	(0.01)	1.95	(b)	1.94	—	—	—	30.15	0.84	(d)	0.84	(d)	(0.15	)(d)	180	6.88 (e)	17
Class R-3*
11/01/09	10/31/10	20.98	(0.13)	4.32		4.19	—	—	—	25.17	1.41		1.41		(0.57)		245	19.97	4
11/01/08	10/31/09	18.26	(0.06)	2.78		2.72	—	—	—	20.98	1.40		1.40		(0.35)		196	14.90	3
11/01/07	10/31/08	32.52	(0.13)	(10.80)		(10.93)	—	(3.33)	(3.33)	18.26	1.33		1.33		(0.53)		176	(37.16)	1
11/01/06	10/31/07	30.10	(0.10)	5.60	(b)	5.50	—	(3.08)	(3.08)	32.52	1.29		1.29		(0.33)		185	19.91	1
08/10/06	10/31/06	27.82	(0.04)	2.32	(b)	2.28	—	—	—	30.10	1.27	(d)	1.27	(d)	(0.60	)(d)	180	8.20 (e)	0
Class R-5*
11/01/09	10/31/10	21.39	0.02	4.42		4.44	—	—	—	25.83	0.78		0.78		0.09		245	20.76	72
11/01/08	10/31/09	18.50	0.05	2.84		2.89	—	—	—	21.39	0.79		0.79		0.28		196	15.62	60
11/01/07	10/31/08	32.73	0.02	(10.92)		(10.90)	—	(3.33)	(3.33)	18.50	0.74		0.74		0.06		176	(36.80)	24
11/01/06	10/31/07	30.13	0.07	5.61	(b)	5.68	—	(3.08)	(3.08)	32.73	0.75		0.75		0.23		185	20.55	34
10/02/06	10/31/06	28.96	—	1.17	(b)	1.17	—	—	—	30.13	0.67	(d)	0.67	(d)	(0.15	)(d)	180	4.04 (e)	12

44	The accompanying notes are an integral part of the financial statements.

Financial Highlights

Fiscal periods			From investment operations				Dividends & distributions				Ratios to average daily net assets (%)
		Beginning net asset value	Income (loss)	Realized & unrealized gain (loss)		Total	From investment income	From realized gains	Total	Ending net asset value	With expenses waived/ recovered		Without expenses waived/ recovered		Net income (loss)		Portfolio turnover rate (%)	Total return (%) (a)		Ending net assets (millions)
Beginning	Ending
Eagle Small Cap Core Value Fund
Class A*
11/01/09	10/31/10	$16.54	$(0.09)	$3.75		$3.66	$—	$(0.57)	$(0.57)	$19.63	1.50		1.67		(0.46)		22	22.63		$10
11/03/08	10/31/09	14.29	(0.07)	2.32		2.25	—	—	—	16.54	1.48	(d)	4.53	(d)	(0.45	)(d)	23	15.75	(e)	6
Class C*
11/01/09	10/31/10	16.41	(0.23)	3.71		3.48	—	(0.57)	(0.57)	19.32	2.30		2.49		(1.25)		22	21.69		5
11/03/08	10/31/09	14.29	(0.19)	2.31		2.12	—	—	—	16.41	2.28	(d)	5.37	(d)	(1.27	)(d)	23	14.84	(e)	3
Class I*
11/01/09	10/31/10	16.59	0.02	3.77		3.79	(0.01)	(0.57)	(0.58)	19.80	0.95		1.56		0.11		22	23.39		56
03/09/09	10/31/09	9.65	(0.01)	6.95		6.94	—	—	—	16.59	0.95	(d)	1.80	(d)	(0.04	)(d)	23	71.92	(e)	49
Class R-3*
12/28/09	10/31/10	17.86	(0.11)	1.85		1.74	—	—	—	19.60	1.71	(d)	2.68	(d)	(0.69	)(d)	22	9.74	(e)	0
Class R-5*
12/28/09	10/31/10	17.92	0.01	1.86		1.87	—	—	—	19.79	0.97	(d)	1.96	(d)	0.05	(d)	22	10.44	(e)	0

Eagle Small Cap Growth Fund
Class A*
11/01/09	10/31/10	25.10	(0.16)	8.85		8.69	—	—	—	33.79	1.31		1.31		(0.55)		49	34.62		266
11/01/08	10/31/09	22.52	(0.18)	2.76		2.58	—	—	—	25.10	1.37		1.37		(0.83)		110	11.46		200
11/01/07	10/31/08	41.33	(0.16)	(12.81)		(12.97)	—	(5.84)	(5.84)	22.52	1.27		1.27		(0.50)		51	(35.81)		189
11/01/06	10/31/07	37.87	(0.15)	6.46	(b)	6.31	—	(2.85)	(2.85)	41.33	1.25		1.25		(0.38)		64	17.65		327
11/01/05	10/31/06	32.93	(0.15)	6.23	(b)	6.08	—	(1.14)	(1.14)	37.87	1.24		1.24		(0.43)		49	18.89		269
Class C*
11/01/09	10/31/10	21.44	(0.31)	7.52		7.21	—	—	—	28.65	2.05		2.05		(1.25)		49	33.63		72
11/01/08	10/31/09	19.40	(0.30)	2.34		2.04	—	—	—	21.44	2.17		2.17		(1.63)		110	10.52		60
11/01/07	10/31/08	36.69	(0.34)	(11.11)		(11.45)	—	(5.84)	(5.84)	19.40	2.02		2.02		(1.25)		51	(36.26)		59
11/01/06	10/31/07	34.17	(0.39)	5.76	(b)	5.37	—	(2.85)	(2.85)	36.69	2.00		2.00		(1.12)		64	16.75		110
11/01/05	10/31/06	30.03	(0.38)	5.66	(b)	5.28	—	(1.14)	(1.14)	34.17	1.99		1.99		(1.18)		49	18.02		100
Class I*
11/01/09	10/31/10	25.44	(0.12)	9.09		8.97	—	—	—	34.41	0.86		0.86		(0.34)		49	35.26		97
11/01/08	10/31/09	22.72	(0.08)	2.80		2.72	—	—	—	25.44	0.87		0.87		(0.37)		110	11.97		20
11/01/07	10/31/08	41.51	(0.08)	(12.87)		(12.95)	—	(5.84)	(5.84)	22.72	0.93		0.93		(0.27)		51	(35.57)		10
11/01/06	10/31/07	37.91	(0.06)	6.51	(b)	6.45	—	(2.85)	(2.85)	41.51	0.95		0.96		(0.15)		64	18.03		2
06/27/06	10/31/06	33.68	(0.02)	4.25	(b)	4.23	—	—	—	37.91	0.95	(d)	1.08	(d)	(0.14	)(d)	49	12.56	(e)	0
Class R-3*
11/01/09	10/31/10	24.96	(0.19)	8.75		8.56	—	—	—	33.52	1.55		1.55		(0.66)		49	34.29		2
11/01/08	10/31/09	22.44	(0.18)	2.70		2.52	—	—	—	24.96	1.54		1.54		(1.01)		110	11.23		2
11/01/07	10/31/08	41.25	(0.20)	(12.77)		(12.97)	—	(5.84)	(5.84)	22.44	1.42		1.42		(0.67)		51	(35.88)		1
11/01/06	10/31/07	37.88	(0.28)	6.50	(b)	6.22	—	(2.85)	(2.85)	41.25	1.37		1.37		(0.65)		64	17.40		1
09/19/06	10/31/06	35.99	(0.03)	1.92	(b)	1.89	—	—	—	37.88	1.60	(d)	2.05	(d)	(1.04	)(d)	49	5.25	(e)	0
Class R-5*
11/01/09	10/31/10	25.43	(0.04)	9.00		8.96	—	—	—	34.39	0.88		0.88		(0.14)		49	35.23		49
11/01/08	10/31/09	22.72	(0.09)	2.80		2.71	—	—	—	25.43	0.90		0.90		(0.40)		110	11.93		30
11/01/07	10/31/08	41.50	(0.05)	(12.89)		(12.94)	—	(5.84)	(5.84)	22.72	0.90		0.90		(0.15)		51	(35.55)		11
11/01/06	10/31/07	37.88	—	6.47	(b)	6.47	—	(2.85)	(2.85)	41.50	0.88		0.88		(0.01)		64	18.10		15
10/02/06	10/31/06	35.86	—	2.02	(b)	2.02	—	—	—	37.88	0.83	(d)	0.83	(d)	(0.10	)(d)	49	5.63	(e)	13
* Per share amounts have been calculated using the monthly average share method.

(a) Total returns are calculated without the imposition of either front-end or contingent deferred sales charges. (b) Includes redemption fee amounts that represent less than $0.01 per share. (c) Denotes a partial period when the Eagle Capital Appreciation Fund and Eagle Growth & Income Fund changed their fiscal and tax year ends to October 31. (d) Annualized. (e) Not annualized. (f) Includes tax return of capital distribution of $0.02 per share. (g) There were no shares outstanding from February 25, 2009 through March 12, 2009.

The accompanying notes are an integral part of the financial statements.	45

Notes to Financial Statements

10.31.2010

NOTE 1   |  Organization and investment objective The Eagle Capital Appreciation Fund, Eagle Growth & Income Fund and Eagle Series Trust (each a “Trust” and collectively the “Trusts” or the “Eagle Family of Funds”) are organized as separate Massachusetts business trusts and are registered under the Investment Company Act of 1940, as amended, as diversified, open-end management investment companies. Members of the Boards of Trustees (“Boards”) for the Trusts may serve as Trustees for one or more of the Trusts. Each Trust offers shares in the following series (each a “Fund” and collectively the “Funds”) and are advised by Eagle Asset Management, Inc. (“Eagle” or “Manager”).

•	The Eagle Capital Appreciation Fund (“Capital Appreciation Fund”) seeks long-term capital appreciation.

•	The Eagle Growth & Income Fund (“Growth & Income Fund”) primarily seeks long-term capital appreciation and, secondarily, seeks current income.

The Eagle Series Trust currently offers shares in seven series:

•	The Eagle International Equity Fund (“International Equity Fund”) seeks capital appreciation principally through investment in a portfolio of international equity securities,

•	The Eagle Investment Grade Bond Fund (“Investment Grade Bond Fund”) seeks current income and preservation of capital,

•	The Eagle Large Cap Core Fund (“Large Cap Core Fund”) seeks long-term growth through capital appreciation,

•	The Eagle Mid Cap Growth Fund (“Mid Cap Growth Fund”) seeks long-term capital appreciation,

•	The Eagle Mid Cap Stock Fund (“Mid Cap Stock Fund”) seeks long-term capital appreciation,

•	The Eagle Small Cap Core Value Fund (“Small Cap Core Value Fund”) seeks capital growth, and

•	The Eagle Small Cap Growth Fund (“Small Cap Growth Fund”) seeks long-term capital appreciation.

Class offerings Each Fund is authorized and currently offers Class A, Class C, Class I, Class R-3 and Class R-5 shares to qualified buyers.

•

For all funds except the Investment Grade Bond Fund, Class A shares are sold at a maximum front-end sales charge of 4.75%. For the Investment Grade Bond Fund, Class A shares are sold at a maximum front-end sales charge of 3.75%. Class A share investments greater than $1 million, which are not sold subject to a sales charge, may be subject to a contingent deferred sales charge

(“CDSC”) of up to 1% of the lower of net asset value (“NAV”) or purchase price if redeemed within 18 months of purchase.

•	Class C shares are sold subject to a CDSC of 1% of the lower of NAV or purchase price if redeemed within one year of purchase.

•	Class I, Class R-3 and Class R-5 shares are each sold without a front-end sales charge or a CDSC to qualified buyers.

NOTE 2   |  Significant accounting policies

Use of estimates The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates and those differences could be material.

Valuation of securities The price of each Fund’s shares is based on the NAV per share of each class of a Fund. The Funds determine the NAV of their shares on each day the New York Stock Exchange (“NYSE”) is open for business, as of the close of the regular trading session (typically 4:00 p.m. Eastern time), or earlier NYSE closing time that day. If the NYSE or other securities exchange modifies the closing price of securities traded on that exchange after the NAV is calculated, the Manager is not required to recalculate the NAV.

Generally, the Funds value portfolio securities for which market quotations are readily available at market value; however, a Fund may adjust the market quotation price to reflect events that occur between the close of those markets and the time of the Fund’s determination of the NAV.

A market quotation may be considered unreliable or unavailable for various reasons, such as:

•	The quotation may be stale;

•	The quotation may be unreliable because the security is not traded frequently;

•	Trading on the security ceased before the close of the trading market;

•	Security is newly issued;

•	Issuer specific events occurred after the security ceased trading; or

•	Because of the passage of time between the close of the market on which the security trades and the close of the NYSE.

46

Notes to Financial Statements

10.31.2010

Issuer specific events may cause the last market quotation to be unreliable. Such events may include:

•	A merger or insolvency;

•	Events which affect a geographical area or an industry segment, such as political events or natural disasters; or

•	Market events, such as a significant movement in the U.S. market.

Both the latest transaction prices and adjustments are furnished by an independent pricing service subject to supervision by the Boards. The Funds value all other securities and assets for which market quotations are unavailable or unreliable at their fair value in good faith using procedures (“Procedures”) approved by the Boards. A Fund may fair value small-cap securities, for example, that are thinly traded or illiquid. Fair value is that amount that the owner might reasonably expect to receive for the security upon its current sale. Fair value requires consideration of all appropriate factors, including indications of fair value available from pricing services. A fair value price is an estimated price and may vary from the prices used by other mutual funds to calculate their NAV. Fair value pricing methods, Procedures and pricing services can change from time to time as approved by the Boards. Pursuant to the Procedures, the Boards have delegated the day-to-day responsibility for applying and administering the Procedures to a valuation committee comprised of certain officers of the Trusts and other employees of the Manager (“Valuation Committee”). The composition of this Valuation Committee may change from time to time.

There can be no assurance, however, that a fair value price used by a Fund on any given day will more accurately reflect the market value of a security than the market price of such security on that day. Fair value pricing may deter shareholders from trading the Fund shares on a frequent basis in an attempt to take advantage of arbitrage opportunities resulting from potentially stale prices of portfolio holdings. However, it cannot eliminate the possibility of frequent trading. Specific types of securities are valued as follows:

•

Domestic exchange traded equity securities Market quotations are generally available and reliable for domestic exchange traded equity securities. If the prices provided by the pricing service and independent quoted prices are unreliable, the Valuation Committee will fair value the security using the Procedures.

•

Foreign equity securities If market quotations are available and reliable for foreign exchange traded equity securities, the securities will be valued at the market quotations. Because trading hours for certain foreign securities end before the close of the NYSE, closing market quotations may become unreliable. Consequently, fair valuation of portfolio securities may occur on a daily basis. The Fund may fair value a security if certain events occur between the time trading ends on a particular security and the Fund’s NAV calculation. The Fund may also fair value a particular security if the events are significant and make the closing price unreliable. If an issuer specific event has occurred that Eagle determines, in its judgment, is likely to have affected the closing price of a foreign security, it will price the security at fair value. Eagle also utilizes a screening process from a pricing vendor to indicate the degree of certainty, based on historical data, that the closing price in the principal market where a foreign security trades is not the current market value as of the close of the NYSE. Securities and other assets quoted in foreign currencies are valued in U.S. dollars based on exchange rates provided by a pricing service. The pricing vendor, pricing methodology or degree of certainty may change from time to time. Fund securities primarily traded on foreign markets may trade on days that are not business days of the Fund. Because the NAV of Fund shares is determined only on business days of the Fund, the value of the portfolio securities of a Fund that invests in foreign securities may change on days when you will not be able to purchase or redeem shares of the Fund.

•

Fixed income securities Government, corporate, asset-backed bonds, municipal bonds and convertible securities, including high yield or junk bonds, normally are valued on the basis of prices provided by independent pricing services. Prices provided by the pricing services may be determined without exclusive reliance on quoted prices, and may reflect appropriate factors such as institution-size trading in similar groups of securities, developments related to special securities, dividend rate, maturity and other market data. If the prices provided by the pricing service and independent quoted prices are unreliable, the Valuation Committee will fair value the security using the Procedures.

•

Short-term securities The amortized cost method of security valuation is used by the Funds (as set forth in Rule 2a-7 under the Investment Company Act of 1940, as amended) for short-term investments (investments that have a maturity date of 60 days or less). The amortized cost of an instrument is determined by valuing it at cost as of the time of purchase and thereafter accreting/amortizing any purchase discount/premium at a constant rate until maturity. Amortized cost approximates fair value.

47

Notes to Financial Statements

10.31.2010

•	Futures and options Futures and options are valued on the basis of market quotations, if available.

•	Investment Companies Investments in other investment companies are valued at their reported net asset value.

Each Fund utilizes a three level hierarchy of inputs to establish a classification of fair value measurements. The three levels are defined below:

Level 1—Valuations based on quoted prices for identical securities in active markets;

Level 2—Valuations based on inputs other than quoted prices that are observable, either directly or indirectly, including inputs in markets that are not considered active; and

Level 3—Valuations based on inputs that are unobservable and significant to the fair value measurement.

The following is a summary of the inputs used to value each Fund’s investments as of October 31, 2010.

	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Total
Capital Appreciation Fund
Domestic common stock (a)	$583,885,285	$—	$583,885,285
Short-term investments	—	10,318,600	10,318,600
Total investment portfolio	$583,885,285	$10,318,600	$594,203,885
Growth & Income Fund
Domestic common stock (a)	$151,392,085	$—	$151,392,085
Foreign common stock
Beverages	4,565,016	—	4,565,016
Diversified financial services	—	4,846,133	4,846,133
Electric	—	4,377,424	4,377,424
Food	—	4,697,678	4,697,678
Media	2,038,044	—	2,038,044
Oil & gas	8,357,002	3,338,756	11,695,758
Pharmaceuticals	4,336,507	—	4,336,507
Telecommunications	2,415,508	7,422,908	9,838,416
Investment Companies	3,923,430	—	3,923,430
Domestic preferred stocks (a)	2,839,814	—	2,839,814
Short-term investments	—	3,634,756	3,634,756
Total investment portfolio	$179,867,406	$28,317,655	$208,185,061

	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Total
International Equity Fund
Aerospace/defense	$534,745	$3,427	$538,172
Agriculture	1,017,511	—	1,017,511
Airlines	65,112	—	65,112
Apparel	89,216	—	89,216
Auto manufacturers	528,212	4,177,634	4,705,846
Auto parts & equipment	171,168	521,921	693,089
Banks	8,855,699	2,562,876	11,418,575
Beverages	2,521,570	—	2,521,570
Biotechnology	—	69,525	69,525
Building materials	91,343	761,304	852,647
Chemicals	474,226	130,059	604,285
Commercial services	175,718	—	175,718
Computers	—	1,714,625	1,714,625
Cosmetics/personal care	478,719	732,349	1,211,068
Distribution/wholesale	—	1,337,661	1,337,661
Diversified financial services	211,882	266,515	478,397
Electric	555,205	—	555,205
Electrical components & equipment	269,595	786,630	1,056,225
Electronics	198,309	—	198,309
Engineering & construction	1,814,377	2,012,839	3,827,216
Food	6,249,286	1,365,525	7,614,811
Food service	424,472	—	424,472
Forest paper & product	—	668,783	668,783
Hand/machine tools	—	212,855	212,855
Healthcare products	1,875,927	330,622	2,206,549
Healthcare services	482,326	—	482,326
Holding companies	1,395,330	983,303	2,378,633
Household products/wares	753,658	—	753,658
Insurance	120,178	808,593	928,771
Internet	1,055,726	—	1,055,726
Lodging	372,515	168,011	540,526
Machinery – constructing mining	457,320	465,088	922,408
Machinery – diversified	805,290	480,174	1,285,464
Media	—	376,009	376,009
Mining	6,542,315	3,662,644	10,204,959
Miscellaneous manufacturer	214,198	—	214,198
Office/business equipment	—	495,905	495,905
Oil & gas	921,478	1,237,215	2,158,693
Oil & gas services	138,264	150,112	288,376
Pharmaceuticals	2,406,914	949,207	3,356,121

48

Notes to Financial Statements

10.31.2010

	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Total
International Equity Fund (cont’d)
Real estate	$—	$3,080,759	$3,080,759
Retail	1,681,494	1,600,970	3,282,464
Semiconductors		408,824	408,824
Software	95,551	—	95,551
Telecommunications	1,294,026	908,960	2,202,986
Transportation	495,744	169,334	665,078
Foreign preferred stocks
Auto Manufacturers	—	548,062	548,062
Household products	192,348	—	192,348
Investment companies
Equity funds	2,222,273	2,077,570	4,299,843
Other financial instruments (b)	(156,542)	—	(156,542)
Total investment portfolio	$48,092,698	$36,225,890	$84,318,588
Investment Grade Bond Fund
Domestic corporate bonds (a)	$—	$34,865,061	$34,865,061
U.S. Government Agency securities (a)	—	11,263,892	11,263,892
U.S. Treasuries (a)	—	33,142,188	33,142,188
Mortgage-backed obligations (a)	—	12,496,678	12,496,678
Supranational	—	3,409,049	3,409,049
Foreign government securities	—	3,439,893	3,439,893
Short-term investments	—	2,440,122	2,440,122
Total investment portfolio	$—	$101,056,883	$101,056,883
Large Cap Core Fund
Domestic common stocks (a)	$119,663,264	$—	$119,663,264
Investment companies (a)	4,155,567	—	4,155,567
Short-term investments	—	12,702,060	12,702,060
Total investment portfolio	$123,818,831	$12,702,060	$136,520,891
Mid Cap Growth Fund
Domestic common stocks (a)	$214,470,359	—	$214,470,359
Total investment portfolio	$214,470,359	—	$214,470,359
Mid Cap Stock Fund
Domestic common stocks (a)	$1,380,054,055	$—	$1,380,054,055
Short-term investments	—	18,197,500	18,197,500
Total investment portfolio	$1,380,054,055	$18,197,500	$1,398,251,555
Small Cap Core Value Fund
Domestic common stocks (a)	$66,321,281	$—	$66,321,281
Investment Companies (a)	2,133,579	—	2,133,579
Short-term investments	—	2,348,057	2,348,057
Total investment portfolio	$68,454,860	$2,348,057	$70,802,917

	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Total
Small Cap Growth Fund
Domestic common stock (a)	$479,763,212	$—	$479,763,212
Short term investments	—	8,402,487	8,402,487
Total Investment portfolio	$479,763,212	$8,402,487	$488,165,699

(a) Please see the investment portfolio for detail by industry.

(b) Other financial instruments include foreign forward currency contracts which are valued at the unrealized appreciation/(depreciation) of the instrument.

As of October 31, 2010, no Fund had any investments classified as Level 3, and there were no significant transfers in and out of levels 1, 2, or 3.

Derivative instruments The Funds have adopted the provisions of FASB Accounting Standards CodificationTM ASC 815-10-50 (“Statement”). The new requirement amends and expands the disclosure requirement related to derivative instruments in order to provide users of financial statements with an enhanced understanding of the use of derivative instruments by a Fund and how these derivatives affect the financial position, financial performance and cash flows of the Fund. The Statement requires qualitative disclosures about the objectives and strategies for using derivative instruments, quantitative disclosures about the fair value of, and gains and losses on, derivative instruments, as well as disclosures about credit-risk-related contingent features in derivative agreements.

During the year ended October 31, 2010, the International Equity Fund engaged in limited derivative activity. The contract amounts in the Investment Portfolio are representative of typical volumes.

Fair values of derivative instruments for the International Equity Fund as of October 31, 2010 are as follows:

Type of derivative	Balance sheet location	Value
Assets
Forward foreign currency contracts	Unrealized gain on forward currency contracts	$366,202
Liabilities
Forward foreign currency contracts	Unrealized loss on forward currency contracts	$522,744

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Notes to Financial Statements

10.31.2010

The effect of derivative instruments on the International Equity Fund’s Statement of Operations for the year ended October 31, 2010 is as follows:

Type of derivative	Forward foreign currency contracts
Location of gain (loss) on derivatives recognized in income	Net realized gain (loss) on foreign currency transactions/Net change in unrealized appreciation (depreciation) on translation of assets and liabilities denominated in foreign currencies
Realized gain (loss) on derivatives recognized in income	$1,201,477
Change in unrealized appreciation (depreciation) on derivatives recognized in income	$109,173

During the year ended October 31, 2010, no other Fund engaged in derivative activity.

Foreign currency transactions The books and records of each Fund are maintained in U.S. dollars. Foreign currency transactions are translated into U.S. dollars on the following basis: (i) market value of investment securities, other assets and other liabilities at the daily rates of exchange, and (ii) purchases and sales of investment securities, dividend and interest income and certain expenses at the rates of exchange prevailing on the respective dates of such transactions. Each Fund does not isolate that portion of gains and losses on investments which is due to changes in foreign exchange rates from that which is due to changes in market prices of the investments. Such fluctuations are included with the net realized and unrealized gains and losses from investment transactions. Net realized gain (loss) from foreign currency transactions and the net change in unrealized appreciation (depreciation) on translation of assets and liabilities denominated in foreign currencies include gains and losses between trade and settlement date on securities transactions, gains and losses arising from the purchase and sale of forward foreign currency contracts and gains and losses between the ex and payment dates on dividends, interest and foreign withholding taxes. Net realized gain (loss) from foreign currency transactions also includes the effect of any Brazilian IOF tax.

Forward foreign currency contracts Each of the Funds except the Small Cap Growth Fund is authorized to enter into forward foreign currency contracts which are used primarily to hedge against foreign currency exchange rate risk on its non-U.S. dollar denominated investment securities. Forward foreign currency contracts are translated to U.S. dollars using forward exchange rates provided by a pricing service as of the close of the NYSE each valuation day and the unrealized gain or loss is included in the Statement of Assets and Liabilities. When the contracts are closed, the gain or loss is realized. Realized and unrealized gains and losses are included in the Statements of Operations. Risks may arise from unanticipated movements in the currency’s value relative to the U.S. dollar and from the possible inability of counter-parties to meet the terms of their contracts.

Real estate investment trusts (“REITs”) There are certain additional risks involved in investing in REITs. These include, but are not limited to, economic conditions, changes in zoning laws, real estate values, property taxes and interest rates. Dividend income is recorded based upon the Manager’s estimate of the amount of income included in distributions from the REIT investments. Distributions received in excess of the estimated income amount are recorded as a reduction of the cost of the investments. The actual amounts of income, return of capital and capital gains are only determined by each REIT after the fiscal year end and may differ from the estimated amounts.

Repurchase agreements Each Fund enters into repurchase agreements whereby a Fund, through its custodian, receives delivery of the underlying securities, the market value of which at the time of purchase is required to be in an amount of at least 100% of the resale price. Repurchase agreements involve the risk that the seller will fail to repurchase the security, as agreed. In that case, each Fund will bear the risk of market value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred. At October 31, 2010, no Fund held a repurchase agreement.

Revenue recognition Investment security transactions are accounted for on a trade date basis. Dividend income is recorded on the ex-dividend date. Interest income is recorded on an accrual basis.

Expenses Each Fund is charged for those expenses that are directly attributable to it, while other expenses are allocated proportionately among the Eagle Family of Funds based upon methods approved by the Boards. Expenses that are directly attributable to a specific class of shares, such as distribution fees, shareholder servicing fees and administrative fees, are charged directly to that class. Other expenses of each Fund are allocated to each class of shares based upon their relative percentage of net assets. The Funds have entered into an arrangement with the custodian whereby each Fund receives credits on uninvested cash balances which are used to offset a portion of each Fund’s expenses. These custodian credits are shown as “Expense offsets” in the Statements of Operations.

50

Notes to Financial Statements

10.31.2010

Class allocations Each class of shares has equal rights to earnings and assets except that each class may bear different expense for administration, distribution and/or shareholder services. Income, expenses (other than expenses attributable to a specific class), and realized and unrealized gains or losses on investments are allocated to each class of shares based on its relative net assets.

Distribution of income and gains In each Fund except the Investment Grade Bond Fund and the Growth & Income Fund, distributions of net investment income are made annually. Distributions of net investment income in the Investment Grade Bond Fund and the Growth & Income Fund are made monthly and quarterly, respectively. Net realized gains from investment transactions during any particular fiscal year in excess of available capital loss carryforwards, which, if not distributed, would be taxable to each Fund, will be distributed to shareholders in the following fiscal year. Each Fund uses the identified cost method for determining realized gain or loss on investments for both financial and federal income tax reporting purposes.

Dividends paid to shareholders from net investment income were as follows:

Distributions from net investment income	11/1/09 to 10/31/10	11/1/08 to 10/31/09
Growth & Income Fund
Class A	$1,850,645	$2,076,204
Class C	634,872	931,321
Class I	119,020	21,594
Class R-3	4,819	1,808
Class R-5	38	—
International Equity Fund
Class A	—	2,569,804
Class C	—	2,744,203
Class I	—	—
Class R-3	—	—
Class R-5	—	—
Investment Grade Bond Fund
Class A	261,590	N/A
Class C	116,920	N/A
Class I	11,613	N/A
Class R-3	72	N/A

Distributions from net investment income	11/1/09 to 10/31/10	11/1/08 to 10/31/09
Investment Grade Bond Fund (cont’d)
Class R-5	$24	N/A
Large Cap Core Fund
Class A	50,802	123,051
Class C	—	10,575
Class I	914,784	2,099,947
Class R-3	—	—
Class R-5	161	—
Small Cap Core Value Fund
Class A	—	—
Class C	—	—
Class I	37,838	—
Class R-3	—	—
Class R-5	—	—

Distributions paid to shareholders from net realized gains were as follows:

Distributions from net realized gains	11/1/09 to 10/31/10	11/1/08 to 10/31/09
Small Cap Core Value Fund
Class A	$233,817	$—
Class C	131,025	—
Class I	1,662,986	—
Class R-3	—	—
Class R-5	—	—

Offering and organizational costs Offering costs of $79,835 associated with the formation of the Investment Grade Bond Fund were accounted for as a deferred charge and are amortized on a straight-line basis over 12 months from the date of commencement of operations. For the year ended October 31, 2010, the Fund amortized to expense $53,008 and as of October 31, 2010, $26,827 amount of offering cost remain deferred. Also, organizational costs of $41,232, associated with the formation of the Fund, were expensed as incurred.

Other In the normal course of business the Funds enter into contracts that contain a variety of representations and warranties, which provide general indemnifications. The Funds’ maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Funds and/or its affiliates that have not yet occurred. However, based on experience, the risk of loss to each Fund is expected to be remote.

51

Notes to Financial Statements

10.31.2010

NOTE 3   |  Purchases and sales of securities For the year ended October 31, 2010, purchases and sales of investment securities (excluding repurchase agreements and short-term obligations) were as follows:

	Purchases	Sales
Capital Appreciation Fund	$265,148,949	$241,930,388
Growth & Income Fund	143,353,952	84,211,877
International Equity Fund	127,071,497	159,099,701
Investment Grade Bond Fund	130,446,163	32,909,453
Large Cap Core Fund	59,118,929	68,079,569
Mid Cap Growth Fund	185,919,736	166,269,049
Mid Cap Stock Fund	3,423,062,719	3,654,497,175
Small Cap Core Value Fund	15,815,128	13,890,814
Small Cap Growth Fund	243,204,108	190,406,891

NOTE 4   |  Investment advisory fees and other transactions with affiliates Each Fund agreed to pay to the Manager an investment advisory and an administrative fee equal to an annualized rate based on a percentage of each Fund’s average daily net assets, computed daily and payable monthly. For advisory services provided by the Manager, the investment advisory rate for each Fund was as follows:

Investment advisory fee rate schedule	Breakpoint	Investment advisory fee
Capital Appreciation Fund	First $ billion Over $1 billion	0.60 0.55	% %
Growth & Income Fund	First $100 million $100 million to $500 million Over $500 million	0.60 0.45 0.40	% % %
International Equity Fund	First $100 million $100 million to $1 billion Over $1 billion	0.85 0.65 0.55	% % %
Investment Grade Bond Fund	All assets	0.30%
Large Cap Core Fund	All assets	0.60%
Mid Cap Growth Fund, Mid Cap Stock Fund, Small Cap Core Value Fund, Small Cap Growth Fund	First $500 million $500 million to $1 billion Over $1 billion	0.60 0.55 0.50	% % %

For administrative services provided by the Manager, each Fund agreed to pay an administrative rate of 0.15% for Class A, Class C and Class R-3 shares and 0.10% for Class I and Class R-5.

Subadvisory fees The Manager entered into subadvisory agreements with certain parties to provide investment advice, portfolio management services (including the placement of brokerage orders), certain compliance and other services to the Funds.

The Manager entered into a subadvisory agreement with unaffiliated parties to serve as subadviser to the Capital Appreciation Fund, Growth & Income Fund and International Equity Fund.

The Manager entered into a subadvisory agreement with Eagle Boston Investment Management, Inc. (“EBIM”), an affiliate of Eagle, to serve as subadviser for the Small Cap Core Value Fund. Under this agreement, Eagle pays EBIM an annualized rate of 0.375% on the first $500 million of total assets, 0.35% on assets between $500 million and $1 billion, and 0.325% on all assets over $1 billion as a percentage of the Fund’s average daily net assets, computed daily and payable monthly.

Distribution and service fees Pursuant to the Class A, Class C and Class R-3 Distribution plans and in accordance with Rule 12b-1 of the Investment Company Act of 1940, as amended (“Rule 12b-1 Plans”), the Funds are authorized to pay Eagle Fund Distributors, Inc. (“Distributor”), an affiliate of the Manager, a fee based on the average daily net assets for each class of shares, accrued daily and payable monthly. The distribution and service rate for Class A shares is 0.25%; for Class C shares is 1% and for Class R-3 shares is 0.50%. The Distribution plans for Class I and Class R-5 shares do not authorize a distribution fee to be paid from Fund assets.

Sales charges For the year ended October 31, 2010, total front-end and CDSCs paid to the Distributor were as follows:

	Front-end sales charge	Contingent deferred sales charges
	Class A	Class A	Class C
Capital Appreciation Fund	$81,116	$11	$4,169
Growth & Income Fund	292,661	12	8,196
International Equity Fund	16,332	19	2,741
Investment Grade Bond Fund	329,439	10,000	3,527
Large Cap Core Fund	3,425	4	377
Mid Cap Growth Fund	80,196	20	2,297
Mid Cap Stock Fund	310,083	26	13,942
Small Cap Core Value Fund	27,833	—	776
Small Cap Growth Fund	134,354	83	7,255

The Distributor paid commissions to salespersons from these fees and incurred other distribution costs.

52

Notes to Financial Statements

10.31.2010

Agency commissions For the year ended October 31, 2010, total agency brokerage commissions paid by the Funds and agency brokerage commissions paid directly to Raymond James & Associates, Inc. (“RJA”), an affiliate of the Manager, were as follows:

	Total agency brokerage commissions	Paid to Raymond James & Associates, Inc.
Capital Appreciation Fund	$383,274	$ —
Growth & Income Fund	181,908	538
International Equity Fund	356,640	—
Investment Grade Bond Fund	—	—
Large Cap Core Fund	90,479	—
Mid Cap Growth Fund	323,106	5,102
Mid Cap Stock Fund	5,422,579	103,225
Small Cap Core Value Fund	34,516	1,112
Small Cap Growth Fund	533,431	7,450

Internal audit fees RJA provides internal audit services to the Funds. Each Fund pays RJA a fixed and/or hourly fee for these services.

Fund accounting fees For the period November 1, 2009 through September 12, 2010, Eagle Fund Services, Inc. (“EFS”), an affiliate of the Manager, was the fund accountant for each of the Funds except the International Equity Fund. For providing fund accounting services, EFS received payment from the Funds at a fixed base fee per fund, a multiple class fee and any out-of-pocket expenses. The custodian provided fund accounting services for the International Equity Fund during that period. Effective September 13, 2010, each Fund engaged an unaffiliated third party to provide these services, and they received payment from the Funds at a percentage of net assets plus any out-of-pocket expenses.

For the year ended October 31, 2010, a portion of the Fund accounting fees were paid to EFS as follows:

Fund accounting fees
Capital Appreciation Fund	$89,508
Growth & Income Fund	93,361
International Equity Fund	—
Investment Grade Bond Fund	59,860
Large Cap Core Fund	89,327
Mid Cap Growth Fund	89,281
Mid Cap Stock Fund	89,504
Small Cap Core Value Fund	89,080
Small Cap Growth Fund	89,532

Transfer agent and shareholder servicing fees For the period November 1, 2009 through September 12, 2010, EFS was the transfer and shareholder servicing agent for each of the Funds. For providing these services, EFS received payment from the Funds at a fixed fee per shareholder account plus any out-of-pocket expenses. Effective September 13, 2010, each Fund engaged an unaffiliated third party to provide transfer agent services, while engaging EFS to provide certain shareholder services. EFS’ actual cost of providing such services is reimbursed by the Funds on a pro-rata basis of each Fund’s relative total net assets. The third party received payment from the Funds at a fixed fee per shareholder account plus any out-of-pocket charges.

For the year ended October 31, 2010, a portion of the Shareholder Servicing fees were paid to EFS as follows:

Shareholder servicing fees	Class A	Class C	Class I	Class R-3	Class R-5
Capital Appreciation Fund	$792,892	$148,353	$19,301	$1,068	$20,167
Growth & Income Fund	177,232	86,693	6,200	415	19
International Equity Fund	78,322	101,125	120	77	5
Investment Grade Bond Fund	7,388	9,564	283	13	13
Large Cap Core Fund	17,014	21,467	309,554	16	68
Mid Cap Growth Fund	169,618	83,465	6,521	1,197	31
Mid Cap Stock Fund	1,606,770	437,870	313,150	5,535	61,092
Small Cap Core Value Fund	11,393	9,453	161,556	17	14
Small Cap Growth Fund	498,916	132,745	35,970	3,194	31,754

Expense limitations Eagle has contractually agreed to waive its fees and/or reimburse expenses to each class to the extent that the annual operating expense rate for each class of shares exceed the following annualized rates as a percentage of average daily net assets of each class of shares.

Expense limitations rate schedule	Class A	Class C	Class I	Class R-3	Class R-5
Capital Appreciation Fund	1.40%	2.20%	0.95%	1.65%	0.95%
Growth & Income Fund	1.40%	2.20%	0.95%	1.65%	0.95%
International Equity Fund	1.75%	2.55%	1.15%	1.75%	1.15%
Investment Grade Bond Fund	0.85%	1.65%	0.60%	1.15%	0.60%
Large Cap Core Fund	1.40%	2.20%	0.95%	1.65%	0.95%
Mid Cap Growth Fund	1.50%	2.30%	0.95%	1.70%	0.95%
Mid Cap Stock Fund	1.50%	2.30%	0.95%	1.70%	0.95%
Small Cap Core Value Fund	1.50%	2.30%	0.95%	1.70%	0.95%
Small Cap Growth Fund	1.50%	2.30%	0.95%	1.70%	0.95%

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Notes to Financial Statements

10.31.2010

For the year ended October 31, 2010, fees and expenses waived and/or reimbursed based on the expense rate limitation schedule were as follows:

Expenses waived and/or reimbursed	Fund Level	Class A	Class C
Capital Appreciation Fund	$ —	$ —	$ —
Growth & Income Fund	—	—	—
International Equity Fund	291,011	2,335	—
Investment Grade Bond Fund	172,164	34,565	19,525
Large Cap Core Fund	—	826	3,662
Mid Cap Growth Fund	—	—	—
Mid Cap Stock Fund	—	—	—
Small Cap Core Value Fund	102,180	4,099	4,755
Small Cap Growth Fund	—	—	—

Expenses waived and/or reimbursed (cont’d)	Class I	Class R-3	Class R-5
Capital Appreciation Fund	$ —	$ —	$ —
Growth & Income Fund	1,059	—	19
International Equity Fund	448	77	38
Investment Grade Bond Fund	22,527	36	206
Large Cap Core Fund	346,050	16	70
Mid Cap Growth Fund	364	—	60
Mid Cap Stock Fund	—	—	—
Small Cap Core Value Fund	239,365	21	21
Small Cap Growth Fund	—	—	—

A portion or all of a Fund’s fees and expenses waived and/or reimbursed by the Manager in prior fiscal years may be recoverable by Eagle prior to their expiration date. Eagle must recover from the same class of shares any previously waived and/or reimbursed fees and expenses within two years from the Fund’s fiscal year end during which the fees and expenses where originally waived and/or reimbursed. Previously waived and/or reimbursed fees and expenses are recovered by Eagle when expenses in the current fiscal year fall below the expense rate limitation then in effect. The following table shows the amounts that Eagle may be allowed to recover by class of shares and the date in which these amounts will expire.

Recoverable expenses	10/31/2012	10/31/2011
Growth & Income Fund Class A	$—	$ 213
Growth & Income Fund Class C	—	—
Growth & Income Fund Class I	1,059	1,097
Growth & Income Fund Class R-3	—	—
Growth & Income Fund Class R-5	19	—

Recoverable expenses	10/31/2012	10/31/2011
International Equity Fund	$291,011	$120,582
International Equity Fund Class A	2,335	28,859
International Equity Fund Class C	—	23,366
International Equity Fund Class I	448	118
International Equity Fund Class R-3	62	—
International Equity Fund Class R-5	38	—
Investment Grade Bond Fund	172,164	—
Investment Grade Bond Fund Class A	34,565	—
Investment Grade Bond Fund Class C	19,525	—
Investment Grade Bond Fund Class I	22,527	—
Investment Grade Bond Fund Class R-3	36	—
Investment Grade Bond Fund Class R-5	206	—
Large Cap Core Fund Class A	826	8,172
Large Cap Core Fund Class C	3,662	11,295
Large Cap Core Fund Class I	346,050	327,069
Large Cap Core Fund Class R-3	16	—
Large Cap Core Fund Class R-5	70	37
Mid Cap Growth Fund Class I	364	2,265
Mid Cap Growth Fund Class R-5	60	—
Small Cap Core Value Fund	102,180	281,547
Small Cap Core Value Fund Class A	4,099	8,003
Small Cap Core Value Fund Class C	4,755	6,223
Small Cap Core Value Fund Class I	239,365	134,164
Small Cap Core Value Fund Class R-3	21	—
Small Cap Core Value Fund Class R-5	21	—

For the year ended October 31, 2010, the Manager recovered previously waived expenses as follows:

Recovered fees previously waived	Class A	Class C	Class R-3
Growth & Income Fund	$107,997	$44,451	$6
International Equity Fund	—	1,118	15

Trustees and officers compensation Each Trustee of the Eagle Family of Funds who is not an employee of the Manager receives an annual retainer along with meeting fees for those Eagle Family of Funds’ regular or special meetings attended in person and 25% of such fees are received for telephonic meetings. All reasonable out-of-pocket expenses are also reimbursed. Except when directly attributable to a Fund, Trustees’ fees and expenses are allocated on a pro rata basis among each fund in the Eagle Family of Funds. The pro rata allocation is for each Fund for which the Trustee is elected to serve. Certain officers of the Eagle Family of Funds may also be officers and/or directors of Eagle. Such officers receive no compensation from the Funds except for the Funds’ Chief

54

Notes to Financial Statements

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Compliance Officer. A portion of the Chief Compliance Officer’s total compensation is paid equally by each fund in the Eagle Family of Funds.

NOTE 5   |  Federal income taxes and distributions Each Fund is treated as a single corporate taxpayer as provided for in the Tax Reform Act of 1986, as amended. Accordingly, no provision for federal income taxes is required since each Fund intends to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code and distribute to shareholders all of its taxable income and gains. Federal income tax regulations differ from generally accepted accounting principles; therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/ tax differences to reflect tax character; these adjustments have no effect on net assets or NAV per share. Financial reporting records are not adjusted for temporary differences. The difference between book-basis and tax-basis net unrealized appreciation (depreciation) is attributable to the deferral of losses from wash sales and the realization of unrealized gains/losses on passive foreign investment companies for tax purposes. The Manager has analyzed the Funds’ tax positions taken or expected to be taken on federal income tax returns for all open tax years (tax years ended October 31, 2007 to October 31, 2010) and has concluded that no provision for federal income tax is required in the Funds’ financial statements.

Capital Appreciation Fund For the fiscal year ended October 31, 2010, to reflect reclassifications arising from permanent book/ tax differences primarily attributable to net operating losses not utilized, the Capital Appreciation Fund increased (credited) accumulated net investment loss by $1,445,633 and decreased (debited) paid-in capital by $1,445,633. As of October 31, 2010, the Capital Appreciation Fund had net tax basis capital loss carryforwards in the aggregate of $64,647,065 which may be applied to any net taxable capital gain until October 31, 2017.

Growth & Income Fund For the fiscal year ended October 31, 2010, to reflect reclassifications arising from permanent book/tax differences primarily attributable to foreign currency transactions, and adjustments for partnership distributions and income, the Growth & Income Fund increased (credited) accumulated net investment income by $19,230 and accumulated net realized loss by $165,271 and decreased (debited) paid-in capital by $184,501. As of October 31, 2010, the Growth & Income Fund had net tax basis capital loss carryforwards in the aggregate of $11,260,739 of which $2,123,080 may be applied to any net taxable capital gain until October 31, 2016 with the balance of $9,137,659 expiring on October 31, 2017.

International Equity Fund For the fiscal year ended October 31, 2010, to reflect reclassifications arising from permanent book/ tax differences primarily attributable to foreign currency transactions and investments in passive foreign investment companies, the International Equity Fund increased (credited) accumulated net investment loss by $1,394,175 and decreased (debited) accumulated net realized loss by $1,394,175. As of October 31, 2010, the International Equity Fund had net tax basis capital loss carryforwards in the aggregate of $85,152,975 of which $31,873,544 may be applied to any net taxable capital gain until October 31, 2016 with the balance of $53,279,431 expiring on October 31, 2017.

Investment Grade Bond Fund For the fiscal year ended October 31, 2010, to reflect reclassifications arising from permanent book/tax differences primarily attributable to paydown losses and non-deductible distribution expenses, the Investment Grade Bond Fund increased (credited) accumulated net investment income by $141,818 and decreased (debited) accumulated net realized gain by $53,015 and paid-in capital by $88,803. As of October 31, 2010, the Investment Grade Bond Fund did not have any net tax basis capital loss carryforwards.

Large Cap Core Fund For the fiscal year ended October 31, 2010, the Large Cap Core Fund had net tax basis capital loss carryforwards in the aggregate of $64,059,548 of which $25,251,054 may be applied to any net taxable capital gain until October 31, 2016, of which $37,319,289 may be applied to any net taxable capital gain until October 31, 2017 with the balance of $1,489,205 expiring on October 31, 2018.

Mid Cap Growth Fund For the fiscal year ended October 31, 2010, to reflect reclassifications arising from permanent book/ tax differences primarily attributable to net operating losses not utilized, the Mid Cap Growth Fund increased (credited) accumulated net investment loss by $1,001,675 and accumulated net realized loss by $239 and decreased (debited) paid-in capital by $1,001,914. As of October 31, 2010, the Mid Cap Growth Fund had net tax basis capital loss carryforwards in the aggregate of $5,913,203 which may be applied to any net taxable capital gain until October 31, 2017.

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Notes to Financial Statements

10.31.2010

Mid Cap Stock Fund For the fiscal year ended October 31, 2010, to reflect reclassifications arising from permanent book/tax differences primarily attributable to net operating losses not utilized and adjustment for partnerships, the Mid Cap Stock Fund increased (credited) accumulated net investment loss by $4,836,933 and decreased (debited) accumulated net realized loss by $46,595 and paid-in capital by $4,790,338. As of October 31, 2010, the Mid Cap Stock Fund had net tax basis capital loss carryforwards in the aggregate of $177,706,234 which may be applied to any net taxable capital gain until October 31, 2017.

Small Cap Core Value Fund For the fiscal year ended October 31, 2010, to reflect reclassifications arising from permanent book/ tax differences primarily attributable to net operating losses not utilized, distribution redesignations and adjustments for partnerships, the Small Cap Core Value Fund increased (credited) accumulated net investment loss by $66,841 and decreased (debited) accumulated net realized gain by $55,923 and paid-in capital by $10,918. As of October 31, 2010, the Small Cap Core Value Fund did not have any net tax basis capital loss carryforwards.

Small Cap Growth Fund For the fiscal year ended October 31, 2010, to reflect reclassifications arising from permanent book/ tax differences primarily attributable to net operating losses not utilized, the Small Cap Growth Fund increased (credited) accumulated net investment loss by $2,272,411 and decreased (debited) accumulated net realized loss by $81,092 and paid-in capital by $2,191,319. As of October 31, 2010, the Small Cap Growth Fund had net tax basis capital loss carryforwards in the aggregate of $50,875,764 which may be applied to any net taxable capital gain until October 31, 2017.

For income tax purposes, distributions paid during the fiscal periods indicated were as follows:

	Ordinary income			Long-term capital gains
	10/31/10	10/31/09		10/31/10	10/31/09
Capital Appreciation Fund	$—	$—		$—	$—
Growth & Income Fund	2,609,394	3,030,927		—	—
International Equity Fund	—	5,314,007	(a)	—	—
Investment Grade Bond Fund	390,219	—		—	—
Large Cap Core Fund	965,747	2,233,573		—	—
Mid Cap Growth Fund	—	—		—	—
Mid Cap Stock Fund	—	—		—	—
Small Cap Core Value Fund	2,065,661	—		—	—
Small Cap Growth Fund	—	—		—	—
(a) Includes tax return of capital distributions of $186,860.

As of October 31, 2010, the components of distributable earnings on a tax basis were as follows:

	Undistributed ordinary income	Undistributed long- term gain
Capital Appreciation Fund	$—	$—
Growth & Income Fund	185,176	—
International Equity Fund	1,589,547	—
Investment Grade Bond Fund	831,159	—
Large Cap Core Fund	524,424	—
Mid Cap Growth Fund	—	—
Mid Cap Stock Fund	—	—
Small Cap Core Value Fund	1,503,811	4,780,417
Small Cap Growth Fund	—	—

As of October 31, 2010, the identified cost of investments in securities owned by each Fund for federal income tax purposes were as follows:

Identified cost
Capital Appreciation Fund	$486,776,795
Growth & Income Fund	190,223,053
International Equity Fund	70,122,056
Investment Grade Bond Fund	98,726,508
Large Cap Core Fund	125,894,427
Mid Cap Growth Fund	162,329,735
Mid Cap Stock Fund	1,236,389,360
Small Cap Core Value Fund	46,774,098
Small Cap Growth Fund	344,704,666

As of October 31, 2010, the net unrealized appreciation (depreciation) of investments in securities owned by each Fund were as follows:

	Unrealized appreciation	Unrealized Depreciation	Net unrealized appreciation (depreciation)
Capital Appreciation Fund	$118,595,129	$(11,168,039)	$107,427,090
Growth & Income Fund	25,243,692	(7,281,684)	17,962,008
International Equity Fund	15,622,306	(1,269,232)	14,353,074
Investment Grade Bond Fund	2,378,180	(47,805)	2,330,375
Large Cap Core Fund	13,770,487	(3,144,023)	10,626,464
Mid Cap Growth Fund	55,070,936	(2,930,312)	52,140,624
Mid Cap Stock Fund	178,245,368	(16,383,173)	161,862,195
Small Cap Core Value Fund	25,675,474	(1,646,655)	24,028,819
Small Cap Growth Fund	150,185,208	(6,724,175)	143,461,033

56

Report of Independent Registered Certified Public Accounting Firm

To the Board of Trustees and Shareholders of Eagle Capital Appreciation Fund, Eagle Growth & Income Fund, Eagle International Equity Fund, Eagle Investment Grade Bond Fund, Eagle Large Cap Core Fund, Eagle Mid Cap Growth Fund, Eagle Mid Cap Stock Fund, Eagle Small Cap Core Value Fund and Eagle Small Cap Growth Fund:

In our opinion, the accompanying statements of assets and liabilities, including the investment portfolios, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Eagle Capital Appreciation Fund, Eagle Growth & Income Fund, Eagle International Equity Fund, Eagle Investment Grade Bond Fund, Eagle Large Cap Core Fund, Eagle Mid Cap Growth Fund, Eagle Mid Cap Stock Fund, Eagle Small Cap Core Value Fund and Eagle Small Cap Growth Fund (hereafter referred to collectively as the “Funds”), at October 31, 2010, and the results of each of their operations, the changes in each of their net assets and the financial highlights for each of the periods indicated, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Funds’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 2010 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

December 20, 2010

PricewaterhouseCoopers LLP, 4221 West Boy Scout Boulevard, Suite 200, Tampa, FL 33607

T: (813) 229 0221, F: (813) 229 3646, www.pwc.com/us

57

Understanding Your Ongoing Costs

UNAUDITED	10.31.2010

As a shareholder of a Fund, you incur two types of costs: (1) transaction costs, including sales charges on purchases, contingent deferred sales charges, or redemption fees; and (2) ongoing costs, including investment advisory fees; distribution (12b-1) fees; and other Fund expenses. The following sections are intended to help you understand your ongoing cost (in dollars) of investing in each Fund and to compare these costs with the ongoing costs of investing in other mutual funds. Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect one-time transaction expenses, such as sales charges or redemption fees. Therefore, if these transactional costs were included, your costs would have been higher. For more information, see your Fund’s prospectus or contact your financial advisor.

Actual expenses  |  The table below shows the actual expenses you would have paid on a $1,000 investment in each Fund on May 1, 2010, and held through October 31, 2010. It also shows how much a $1,000 investment would be worth at the close of the period, assuming actual returns after ongoing expenses. This table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the line under the heading entitled “Expenses paid during period” to estimate the expenses you paid on your account during this period.

	Beginning account value May 1, 2010	Ending account value October 31, 2010	Expenses paid during period (a)	Annualized expense ratio
Eagle Capital Appreciation Fund
Class A	$1,000.00	$1,014,30	$6.45	1.27%
Class C	$1,000.00	$1,010.60	$10.19	2.01%
Class I	$1,000.00	$1,016.40	$5.13	1.01%
Class R-3	$1,000.00	$1,013.20	$7.97	1.57%
Class R-5	$1,000.00	$1,016.40	$4.42	0.87%
Eagle Growth & Income Fund
Class A	$1,000.00	$1,017.70	$7.02	1.38%
Class C	$1,000.00	$1,014.20	$10.41	2.05%
Class I	$1,000.00	$1,020.10	$4.23	0.83%
Class R-3	$1,000.00	$1,016.30	$8.03	1.58%
Class R-5	$1,000.00	$1,020.60	$4.33	0.85%
Eagle International Equity Fund
Class A	$1,000.00	$1,051.80	$9.00	1.74%
Class C	$1,000.00	$1,047.70	$12.90	2.50%
Class I	$1,000.00	$1,055.00	$6.53	1.26%
Class R-3	$1,000.00	$1,053.30	$22.15	4.28%
Class R-5	$1,000.00	$1,054.90	$8.70	1.68%
Eagle Investment Grade Bond Fund
Class A	$1,000.00	$1,050.40	$4.44	0.86%
Class C	$1,000.00	$1,046.10	$8.46	1.64%
Class I	$1,000.00	$1,052.20	$2.84	0.55%
Class R-3	$1,000.00	$1,049.10	$6.04	1.17%
Class R-5	$1,000.00	$1,051.50	$3.88	0.75%
Eagle Large Cap Core Fund
Class A	$1,000.00	$959.70	$7.16	1.45%
Class C	$1,000.00	$956.20	$11.14	2.26%
Class I	$1,000.00	$961.80	$4.70	0.95%
Class R-3	$1,000.00	$958.90	$7.55	1.53%
Class R-5	$1,000.00	$961.90	$4.60	0.93%
Eagle Mid Cap Growth Fund
Class A	$1,000.00	$1,045.90	$6.81	1.32%
Class C	$1,000.00	$1,042.20	$10.86	2.11%
Class I	$1,000.00	$1,048.00	$4.49	0.87%
Class R-3	$1,000.00	$1,044.60	$7.63	1.48%
Class R-5	$1,000.00	$1,046.90	$3.92	0.76%
Eagle Mid Cap Stock Fund
Class A	$1,000.00	$1,040.60	$6.27	1.22%
Class C	$1,000.00	$1,036.80	$9.91	1.93%
Class I	$1,000.00	$1,042.90	$3.91	0.76%
Class R-3	$1,000.00	$1,039.20	$7.30	1.42%
Class R-5	$1,000.00	$1,042.80	$3.96	0.77%
Eagle Small Cap Core Value Fund
Class A	$1,000.00	$994.90	$7.19	1.43%
Class C	$1,000.00	$990.80	$11.29	2.25%
Class I	$1,000.00	$997.50	$4.83	0.96%
Class R-3	$1,000.00	$994.90	$8.25	1.64%
Class R-5	$1,000.00	$998.00	$4.28	0.85%
Eagle Small Cap Growth Fund
Class A	$1,000.00	$1,061.60	$7.02	1.35%
Class C	$1,000.00	$1,058.30	$10.74	2.07%
Class I	$1,000.00	$1,064.30	$4.01	0.77%
Class R-3	$1,000.00	$1,060.80	$8.16	1.57%
Class R-5	$1,000.00	$1,064.40	$4.53	0.87%

(a) Expenses are calculated using each Funds’ annualized expense ratios for each class of shares, multiplied by the average account value for the period, then multiplying the result by the actual number of days in the period (184); and then dividing that result by the actual number of days in the fiscal year (365).

58

Understanding Your Ongoing Costs

UNAUDITED	10.31.2010

Hypothetical example for comparison purposes  |  All mutual funds now follow guidelines to assist shareholders in comparing expenses between different funds. Per these guidelines, the table below shows each Fund’s expenses based on a $1,000 investment held from May 1, 2010 through October 31, 2010 and assuming for this period a hypothetical 5% annualized rate of return before ongoing expenses, which is not the Fund’s actual return. Please note that you should not use this information to estimate your actual ending account balance and expenses paid during the period. You can use this information to compare the ongoing expenses (but not transaction expenses or total costs) of investing in the Funds with those of other funds. All mutual fund shareholder reports will provide this information to help you make this comparison.

	Beginning account value May 1, 2010	Ending account value October 31, 2010	Expenses paid during period (a)	Annualized expense ratio

Eagle Capital Appreciation Fund
Class A	$1,000.00	$1,018.80	$6.46	1.27%
Class C	$1,000.00	$1,015.07	$10.21	2.01%
Class I	$1,000.00	$1,020,11	$5.14	1.01%
Class R-3	$1,000.00	$1,017.29	$7.98	1.57%
Class R-5	$1,000.00	$1,020.82	$4.43	0.87%
Eagle Growth & Income Fund
Class A	$1,000.00	$1,018.20	$7.07	1.38%
Class C	$1,000.00	$1,014.87	$10.41	2.05%
Class I	$1,000.00	$1,021.02	$4.23	0.83%
Class R-3	$1,000.00	$1,017.24	$8.03	1.58%
Class R-5	$1,000.00	$1,020.92	$4.33	0.85%
Eagle International Equity Fund
Class A	$1,000.00	$1,016.43	$8.84	1.74%
Class C	$1,000.00	$1,012.60	$12.68	2.50%
Class I	$1,000.00	$1,018.85	$6.41	1.26%
Class R-3	$1,000.00	$1,003.63	$21.62	4.28%
Class R-5	$1,000.00	$1,016.74	$8.54	1.68%
Eagle Investment Grade Bond Fund
Class A	$1,000.00	$1,020.87	$4.38	0.86%
Class C	$1,000.00	$1,016.94	$8.34	1.64%
Class I	$1,000.00	$1,022.43	$2.80	0.55%
Class R-3	$1,000.00	$1,019.31	$5.96	1.17%
Class R-5	$1,000.00	$1,021.42	$3.82	0.75%
Eagle Large Cap Core Fund
Class A	$1,000.00	$1,017.90	$7.37	1.45%
Class C	$1,000.00	$1,013.81	$11.47	2.26%
Class I	$1,000.00	$1,020.42	$4.84	0.95%
Class R-3	$1,000.00	$1,017.49	$7.78	1.53%
Class R-5	$1,000.00	$1,020.52	$4.74	0.93%
Eagle Mid Cap Growth Fund
Class A	$1,000.00	$1,018.55	$6.72	1.32%
Class C	$1,000.00	$1,014.57	$10.71	2.11%
Class I	$1,000.00	$1,020.82	$4.43	0.87%
Class R-3	$1,000.00	$1,017.74	$7.53	1.48%
Class R-5	$1,000.00	$1,021.37	$3.87	0.76%
Eagle Mid Cap Stock Fund
Class A	$1,000.00	$1,019.06	$6.21	1.22%
Class C	$1,000.00	$1,015.48	$9.80	1.93%
Class I	$1,000.00	$1,021.37	$3.87	0.76%
Class R-3	$1,000.00	$1,018.05	$7.22	1.42%
Class R-5	$1,000.00	$1,021.32	$3.92	0.77%
Eagle Small Cap Core Value Fund
Class A	$1,000.00	$1,018.00	$7.27	1.43%
Class C	$1,000.00	$1,013.86	$11.42	2.25%
Class I	$1,000.00	$1,020.37	$4.89	0.96%
Class R-3	$1,000.00	$1,016.94	$8.34	1.64%
Class R-5	$1,000.00	$1,020.92	$4.33	0.85%
Eagle Small Cap Growth Fund
Class A	$1,000.00	$1,018.40	$6.87	1.35%
Class C	$1,000.00	$1,014.77	$10.51	2.07%
Class I	$1,000.00	$1,021.32	$3.92	0.77%
Class R-3	$1,000.00	$1,017.29	$7.98	1.57%
Class R-5	$1,000.00	$1,020.82	$4.43	0.87%

(a) Expenses are calculated using each Funds’ annualized expense ratios for each class of shares, multiplied by the average account value for the period, then multiplying the result by the actual number of days in the period (184); and then dividing that result by the actual number of days in the fiscal year (365).

59

Renewal of Investment Advisory and Subadvisory Agreements

UNAUDITED

Overview At a meeting held on August 17, 2010, the Boards of Trustees for the Eagle Capital Appreciation Fund, Eagle Growth & Income Fund and Eagle Series Trust, including their independent members (together, the “Board”), approved the renewal of the investment advisory agreement between the: (1) Eagle Capital Appreciation Fund and Eagle Asset Management, Inc. (“Eagle”); (2) Eagle Growth & Income Fund and Eagle; and (3) Eagle Series Trust, on behalf of the Eagle International Equity Fund, Eagle Investment Grade Bond Fund, Eagle Large Cap Core Fund, Eagle Mid Cap Growth Fund, Eagle Mid Cap Stock Fund, Eagle Small Cap Core Value Fund and Eagle Small Cap Growth Fund, and Eagle. Each of the Funds mentioned is referred to as a “Fund” and collectively, the “Funds.”

The Board also approved the renewal of the investment subadvisory agreement with: (1) Goldman Sachs Asset Management, L.P. (“GSAM”) as subadviser to the Eagle Capital Appreciation Fund; (2) Thornburg Investment Management, Inc. (“Thornburg”) as subadviser to the Eagle Growth & Income Fund; (3) Artio Global Investors, Inc. (“Artio”) as subadviser to the Eagle International Equity Fund; and (4) Eagle Boston Investment Management, Inc. (“EBIM”) as subadviser to the Eagle Small Cap Core Value Fund. The investment advisory and subadvisory agreements are referred to herein as an “Agreement” and collectively, the “Agreements.” GSAM, Thornburg, Artio and EBIM are collectively referred to as the “Subadvisers.”

In renewing the Agreements, the Board took into consideration information furnished for the Board’s review and consideration throughout the year at regular Board meetings, as well as information specifically prepared in connection with the annual renewal process. The Board, acting directly or through its committees, has been provided with information and reports relevant to the annual renewal of the Agreements, including: reports regarding the services and support provided to the Funds and their shareholders by Eagle and the Subadvisers; information and reports related to the transition of certain Fund services to J.P. Morgan Chase Bank, N.A. and its affiliates (collectively, “J.P. Morgan”); information on the Funds’ performance and commentary on the reasons for the performance; presentations by Fund portfolio managers addressing, as applicable, Eagle’s and the Subadvisers’ investment philosophy, investment strategy, personnel and operations; compliance and audit reports concerning the Funds, Eagle and the Subadvisers, including responses to issues raised therein; and information on relevant developments in the mutual fund industry and how the Eagle Funds and/or Eagle are responding to them.

As part of the renewal process, the Board, with the assistance of independent legal counsel, requested and received additional reports containing substantial and detailed information regarding the Funds, Eagle and the Subadvisers. Among other matters, these reports included information on: (1) the nature and extent of the advisory and other services provided by Eagle and the Subadvisers; (2) the personnel of Eagle and the Subadvisers; (3) the financial condition of Eagle and the Subadvisers; (4) the compliance programs and records of Eagle and the Subadvisers; (5) the performance of the Funds as compared to their peer groups and appropriate benchmarks; (6) the Funds’ expenses, including the advisory fee rates, the overall expense structures of the Funds, both in absolute terms and relative to peer funds, and any applicable contractual expense limitations; (7) the anticipated effect of growth and size on the Funds’ performance and expenses, where applicable; (8) benefits to be realized by Eagle, the Subadvisers and their respective affiliates; (9) the estimated profitability of Eagle and the Subadvisers under the Agreements, when available; and (10) information related to J.P. Morgan and the key services that J.P. Morgan proposes to provide to the Funds. The Board posed questions to various management personnel of Eagle regarding certain key aspects of the materials submitted in support of the renewal.

With respect to the renewal of the Agreements, the Board considered various factors, including: (1) the nature, extent and quality of services provided to the Funds; (2) the investment performance of the Funds; (3) the costs of the services provided to the Funds and the profits realized by Eagle, the Subadvisers and their respective affiliates from their relationship with the Funds; (4) the extent to which economies of scale have been realized as the Funds grow; (5) whether the level of fees reflects those economies of scale for the benefit of the Funds’ investors; (6) comparisons of services and fees with contracts entered into by Eagle and the Subadvisers with other clients (such as pension funds and other institutional investors); and (7) any other benefits derived by Eagle or the Subadvisers from their relationships with the Funds.

Provided below is a discussion of the factors the Board considered at its August meeting to form the basis of its renewal of the Agreements. The Board did not identify any particular information that was most relevant to its consideration to renew the Agreements and each Trustee may have accorded different weight to the various factors.

Nature, extent and quality of services The Board considered that Eagle and the Subadvisers are experienced in serving as

60

Renewal of Investment Advisory and Subadvisory Agreements

UNAUDITED

investment advisers for the Funds and have provided a continuous investment program, including investment selection, credit review and market analysis among other matters, for the Funds. The Board noted that Eagle oversees and monitors the performance and services provided by the Subadvisers and is responsible for the selection of Fund subadvisers. The Board also noted that on or about September 13, 2010, Eagle and its affiliate, Eagle Fund Services, Inc. (“EFS”), will provide administration and shareholder servicing services to the Funds, and J.P. Morgan will provide sub-administration, transfer agent and fund accounting services to the Funds. The Board considered that Eagle will oversee and monitor the services provided by J.P. Morgan. In addition, the Board noted that Eagle is responsible for oversight of compliance with the Funds’ policies and objectives, review of brokerage matters, oversight of the Funds’ compliance with applicable law, and implementation of Board directives as they relate to the Funds. The Board noted that shareholders in the Funds have a broad range of investment choices available to them, including a wide choice among mutual funds offered by competitors to Eagle, and that the Funds’ shareholders, with the opportunity to review and weigh the disclosure provided by the Funds in their prospectus and other public disclosures, have chosen to invest in the Funds.

The Board noted that each Subadviser is responsible for making investment decisions on behalf of its respective Fund and placing all orders for the purchase and sale of investments for the Fund with brokers or dealers. The Board considered information regarding: (1) the background and experience of Eagle and Subadviser personnel who provide services to the Funds; (2) material compliance matters during the last year, if any, and certifications as to the adequacy of the compliance programs of Eagle and each Subadviser; (3) the financial information regarding Eagle and each Subadviser, as provided; (4) the impact of J.P. Morgan assuming from Eagle and its affiliates control of certain of the services provided to the Funds; and (5) Eagle’s recommendation to continue to retain the Subadvisers to manage the Funds.

Investment performance The Board considered comparisons of each Fund’s Class A performance, including, if applicable, a Fund’s one-, three-, five- and ten-year annualized total returns for the period ended June 30, 2010, relative to the average performance of its peer group funds and benchmark indexes. The Board also considered the performance of the Subadvisers relative to other accounts managed by the Subadvisers, to the extent such information was available.

With respect to the Eagle Capital Appreciation Fund, the Board noted the following specific factors regarding performance: (1) the Fund outperformed its benchmark index for all relevant time periods with the exception of the one- and three-year periods, during which the Fund underperformed; (2) the Fund outperformed the average performance of its peer group funds for all relevant time periods with the exception of the one-year period, during which the Fund underperformed; and (3) the Fund has equaled the performance of comparable accounts managed by GSAM for the ten-year period, but underperformed for the one-, three- and five-year periods.

With respect to the Eagle Growth & Income Fund, the Board noted the following specific factors regarding performance: (1) the Fund outperformed its benchmark index for all relevant time periods with the exception of the one-year period, during which the Fund underperformed; (2) the Fund outperformed the average performance of its peer group funds for all relevant time periods with the exception of the one-year period, during which the Fund underperformed; and (3) the Fund’s overall 4-star Morningstar rating.

With respect to the Eagle International Equity Fund, the Board noted the following specific factors regarding performance: (1) the Fund underperformed its benchmark index for all relevant time periods; (2) the Fund outperformed the average performance of its peer group funds for the one- and five-year periods, but underperformed for the three- and ten-year periods; and (3) the Fund has outperformed the average performance of comparable accounts managed by Artio for all relevant time periods with the exception of the three-year period, during which it underperformed. The Board also noted Artio’s explanation that its defensive investment positioning was a primary reason for the Fund’s underperformance.

With respect to the Eagle Investment Grade Bond Fund, the Board noted that the Fund commenced operations in March 2010 and did not yet have a full year’s worth of performance data for comparative purposes.

With respect to the Eagle Large Cap Core Fund, the Board noted the following specific factors regarding performance: (1) the Fund underperformed its benchmark index for all relevant time periods; (2) the Fund underperformed the average performance of its peer group funds for all relevant time periods; and (3) the Fund outperformed comparable institutional accounts managed by Eagle for the one-year period, but underperformed for the three- and five-year periods. The Board also noted Eagle’s explanation that its sector allocations through recent periods of slow economic recovery were the primary reasons for the Fund’s underperformance.

61

Renewal of Investment Advisory and Subadvisory Agreements

UNAUDITED

With respect to the Eagle Mid Cap Growth Fund, the Board noted the following specific factors regarding performance: (1) the Fund outperformed its benchmark index for all relevant time periods with the exception of the one-year period, during which the Fund underperformed; (2) the Fund outperformed the average performance of its peer group funds for all relevant time periods; (3) the Fund outperformed comparable institutional accounts managed by Eagle for all relevant time periods; and (4) the Fund’s overall 4-star Morningstar rating.

With respect to the Eagle Mid Cap Stock Fund, the Board noted the following specific factors regarding performance: (1) the Fund underperformed its benchmark index for all relevant time periods; (2) the Fund outperformed the average performance of its peer group funds for the five- and ten-year periods, but underperformed for the one- and three-year periods; (3) the Fund outperformed comparable institutional accounts managed by Eagle for the five- and ten-year periods, but underperformed for the one- and three-year periods; and (4) the Fund’s overall 4-star Morningstar rating. The Board also noted Eagle’s explanation that the primary reason for the Fund’s underperformance was due to the Fund’s conservative investment style which prevented the Fund from reaping the positive returns of high-risk investments.

With respect to the Eagle Small Cap Core Value Fund, the Board noted the following specific factors regarding performance: (1) the Fund commenced operations in November 2008; (2) the Fund outperformed its benchmark index for the one-year period; (3) the Fund outperformed the average performance of its Morningstar peer group funds for the one-year period; and (4) the Fund underperformed comparable institutional accounts managed by EBIM for the one-year period.

With respect to the Eagle Small Cap Growth Fund, the Board noted the following specific factors regarding performance: (1) the Fund outperformed its benchmark index for all relevant time periods; (2) the Fund outperformed the average performance of its peer group funds for all relevant time periods; and (3) Eagle’s representation that prior to November 1, 2008, the current portfolio management team only was responsible for a portion of the Fund’s assets, resulting in the lack of a comparable Eagle client account with which to compare the Fund’s investment performance.

Fees and expenses The Board considered the advisory fee rate payable by each Fund to Eagle under the Agreement, the subadvisory fee rate payable to a Subadviser, each Fund’s total expense ratio and its Rule 12b-1 fees. The Board also considered comparisons of a Fund’s expense ratio (with and without Rule 12b-1 fees) to the average expense ratio of its peer group based on data ended June 30, 2010. In addition, the Board noted that Eagle had undertaken contractual and/or voluntary expense limitations with respect to the Funds for its 2010 fiscal year, which will continue for the 2011 fiscal year.

With respect to the Eagle Capital Appreciation Fund, the Board noted that the Fund’s expense ratio was higher than the average expense ratio of its peer group. With respect to GSAM’s subadvisory rate, GSAM represented its fee rate schedule is lower than the standard fee rates charged to a comparable mutual fund subadvised by GSAM. The Board noted Eagle’s representation that the Fund’s projected expense ratio for the 2010 fiscal year is lower than the expense ratio for 2009.

With respect to Eagle Growth & Income Fund, the Board noted that the Fund’s expense ratio (including the contractual cap) was higher than the average expense ratio of its peer group. With respect to Thornburg’s subadvisory fee rate, Thornburg represented it does not have any subadvised fund clients with similar investment objectives and asset levels. The Board noted Eagle’s representation that the Fund’s total assets are 17% of the average assets of the funds in the Fund’s peer group. In this regard, the Board also noted that the Fund’s assets have continued to increase since 2008 and that higher asset levels should contribute to lower expense ratios.

With respect to the Eagle International Equity Fund, the Board noted that the Fund’s expense ratio (including the contractual cap) was higher than the average expense ratio of its peer group. With respect to Artio’s subadvisory fee rate, Artio represented that its fee rate is lower than that charged to comparable fund clients.

With respect to the Eagle Investment Grade Bond Fund, the Board noted that the Fund’s expense ratio (including the contractual cap) was lower than the average expense ratio of its peer group. The Board noted that Eagle’s fee rate is higher than that charged to comparable institutional accounts. The Board also noted that for the period ended June 30, 2010, Eagle operated the Fund at a loss.

With respect to the Eagle Large Cap Core Fund, the Board noted that the Fund’s expense ratio (including the contractual cap) was higher than the average expense ratio of its peer group and the fee rate that Eagle charges to its comparably managed institutional accounts. The Board also noted that for the nine months ended June 30, 2010, Eagle operated the Fund at a loss.

62

Renewal of Investment Advisory and Subadvisory Agreements

UNAUDITED

With respect to the Eagle Mid Cap Growth Fund, the Board noted that the Fund’s expense ratio (including the contractual cap) was higher than the average expense ratio of its peer group. The Board noted that Eagle’s fee rate is lower than that charged to comparable institutional accounts. The Board noted Eagle’s representation that the Fund’s projected expense ratio for the 2010 fiscal year is lower than the expense ratio for 2009.

With respect to the Eagle Mid Cap Stock Fund, the Board noted that the Fund’s expense ratio (including the contractual cap) was lower than the average expense ratio of its peer group. The Board noted that Eagle’s fee rate is lower than that charged to comparable institutional accounts.

With respect to the Eagle Small Cap Core Value Fund, the Board noted that the Fund’s expense ratio (including the activities could lead to growth in the Funds’ assets and the corresponding benefits of that growth, including economies of contractual cap) was lower than the average expense ratio of its peer group. With respect to EBIM’s subadvisory fee rate, EBIM represented that its fee rate is lower than those charged to other comparable fund clients.

With respect to the Eagle Small Cap Growth Fund, the Board noted that the Fund’s expense ratio (including the contractual cap) was lower than the average expense ratio of its peer group. The Board noted that Eagle’s fee rate is lower than that charged to comparable institutional accounts.

Costs, profitability and economies of scale The Board evaluated Eagle’s and, to the extent available, each Subadviser’s costs and profitability in providing services to a Fund. The Board noted that each Subadviser’s costs and profitability generally are less significant to the Board’s evaluation of the fee rates and expenses paid by a Fund than Eagle’s advisory fee rate and profitability and the Fund’s overall expense ratios. The Board noted that Eagle’s profits on the services it provided to the Funds are reasonable in light of Eagle’s costs in providing services to each Fund and that Eagle manages each Fund’s assets and provides a comprehensive compliance program for each Fund. The Board also noted that for the nine months ended June 30, 2010, Eagle operated the Eagle Investment Grade Bond Fund, Eagle Large Cap Core Fund and Eagle Small Cap Core Value Fund at a loss.

The Board considered that the Funds’ management fee rate structures provide for breakpoints, which is a reduction of the applicable fee rate as assets increase. The Board also considered that each Fund may benefit from economies of scale, and shareholders may realize such economies of scale, through (1) reduced advisory fees achieved when a Fund’s asset size reaches breakpoints in the fee schedules instituted by Eagle; (2) increased services to a Fund; or (3) allocation of fixed fund expenses over a large asset size.

Benefits In evaluating compensation, the Board considered other benefits that may be realized by Eagle, each Subadviser and their respective affiliates from their relationship with the Funds. In this connection, the Board noted, among other things, that Eagle is responsible for coordinating the Funds’ audits, financial statements and tax returns, and managing expenses and budgets for the Funds, and EFS will serve as the shareholder servicing agent for the Funds’ shareholders, and receives compensation for acting in these capacities. The Board noted that Eagle and its affiliates have entered into revenue sharing and services agreements with third parties for promotion and/or shareholder services.

The Board also recognized that Eagle Fund Distributors, Inc. (“Distributor”), a subsidiary of Eagle, serves as the principal underwriter and distributor for the Funds, and as such, receives Rule 12b-1 payments from the Funds to compensate it for providing services and distribution activities. These activities could lead to growth in the Funds’ assets and the corresponding benefits of that growth, including economies of scale and greater diversification. In addition, other affiliates of Eagle have entered into agreements with the Distributor to sell fund shares and receive compensation from the Distributor.

Each Subadviser also may engage in soft dollar transactions in connection with transactions on behalf of the Fund. In this regard, the Board considered each Subadviser’s process for selecting broker-dealers and for engaging in soft dollar transactions.

Conclusions Based on these considerations, the Board concluded with respect to the Funds that: (1) each Fund was reasonably likely to benefit from the nature, quality and extent of Eagle’s and each Subadviser’s services, as applicable to the Funds; (2) each Fund’s performance was satisfactory in light of all the factors considered by the Board; (3) the fees payable under the Agreements and profits earned by Eagle or a Subadviser were reasonable in the context of all the factors considered by the Board; and (4) the current advisory fee rate structure provides each Fund’s shareholders with reasonable benefits associated with economies of scale. Based on these conclusions and other factors, the Board determined in its business judgment to renew the Agreements and to approve the Agreements between each Fund and Eagle, and Eagle and each Subadviser.

63

Principal Risks

The greatest risk of investing in a mutual fund is that its returns will fluctuate and you could lose money. Turbulence in financial markets and reduced liquidity in equity, credit and fixed income markets may negatively affect many issuers worldwide, which could have an adverse effect on the funds. The following table identifies the primary risk factors of each fund in light of their respective principal investment strategies. These risk factors are explained following the table.

Risk	Capital Appreciation	Growth & Income	International Equity	Investment Grade Bond	Large Cap Core	Mid Cap Growth	Mid Cap Stock	Small Cap Core Value	Small Cap Growth
Call				X
Covered call options		X
Credit		X	X	X
Derivatives			X
Emerging markets			X
Focused holdings	X				X
Foreign securities		X	X	X
Govt sponsored enterprises		X		X
Growth stocks	X	X	X		X	X	X	X	X
High-yield securities		X	X	X
Inflation				X
Interest rates		X	X	X
Issuer and market				X
Liquidity			X	X
Market timing activities		X	X					X	X
Mortgage- and asset-backed securities				X
Other investment companies and ETFs			X	X				X
Portfolio turnover			X			X	X
Sectors	X		X		X		X
Small- and mid-cap companies	X	X	X			X	X	X	X
Stock market	X	X	X		X	X	X	X	X
Value stocks		X			X		X	X

Call  |  Call risk is the possibility that, as interest rates decline to a level that is significantly lower than the rate assigned to the fixed income security, the security may be called (redeemed) prior to maturity. The fund would lose the benefit of holding a fixed income security that is paying a rate above the current market rate and would likely have to reinvest the proceeds in other fixed income securities that have lower yields.

Covered call options  |  Because a fund may write covered call options, a fund may be exposed to risk stemming from changes in the value of the stock that the option is written against. While call option premiums may generate incremental portfolio income, they also can limit gains from market movements.

Credit  |  A fund could lose money if the issuer of a fixed-income security is unable to meet its financial obligations or goes bankrupt.

Credit risk usually applies to most fixed-income securities, but generally is not a factor for U.S. government obligations.

Derivatives  |  A fund may use derivatives such as futures contracts, forward foreign currency contracts and options on futures to adjust the risk/return characteristics of its investment portfolio. These practices, however, may present risks different from or in addition to the risks associated with investments in foreign currencies. There can be no assurance that any strategy used will succeed. If a fund’s portfolio manager incorrectly forecasts stock market values or currency exchange rates in utilizing a strategy for the fund, the fund could lose money.

Emerging markets  |  When investing in emerging markets, the risks mentioned below of investing in foreign securities are heightened. Emerging markets have unique risks that are

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Principal Risks

greater than or in addition to investing in developed markets because emerging markets are generally smaller, less developed, less liquid and more volatile than the securities markets of the U.S. and other developed markets. There are also risks of: greater political uncertainties; an economy’s dependence on revenues from particular commodities or on international aid or development assistance; currency transfer restrictions; a limited number of potential buyers for such securities; and delays and disruptions in securities settlement procedures. In addition, there may be more volatile rates of return.

Focused holdings  |  For funds that normally hold a core portfolio of stocks of fewer companies than other more diversified funds, the increase or decrease of the value of a single stock may have a greater impact on the fund’s net asset value (“NAV”) and total return.

Foreign securities  |  Investments in foreign securities involve greater risks than investing in domestic securities. As a result, a fund’s return and NAV may be affected by fluctuations in currency exchange rates or political or economic conditions and regulatory requirements in a particular country. Foreign markets, as well as foreign economies and political systems, may be less stable than U.S. markets, and changes in the exchange rates of foreign currencies can affect the value of a fund’s foreign assets. Foreign laws and accounting standards typically are not as strict as they are in the U.S., and there may be less public information available about foreign companies. Custodial and/or settlement systems in foreign markets may not be fully developed and the laws of certain countries may limit the ability to recover assets if a foreign bank or depository or their agents goes bankrupt.

Government sponsored enterprises  |  Investments in government sponsored enterprises are debt obligations issued by agencies and instrumentalities of the U.S. Government. These obligations vary in the level of support they receive from the U.S. Government. They may be: (i) supported by the full faith and credit of the U.S. Treasury, such as those of the Government National Mortgage Association; (ii) supported by the right of the issuer to borrow from the U.S. Treasury, such as those of the Federal National Mortgage Association; (iii) supported by the discretionary authority of the U.S. Government to purchase the issuer’s obligations, such as those of the Student Loan Marketing Association; or (iv) supported only by the credit of the issuer, such as those of the Federal Farm Credit Bureau. The U.S. Government may choose not to provide financial support to U.S. Government sponsored agencies or instrumentalities if it is not legally obligated to do so in which case, if the issuer defaulted, the fund holding securities of such issuer might not be able to recover its investment from the U.S. Government.

Growth stocks  |  Growth companies are expected to increase their earnings at a certain rate. When these expectations are not met, investors may punish the prices of stocks excessively, even if earnings showed an absolute increase. Growth company stocks also typically lack the dividend yield that can cushion stock prices in market downturns.

High-Yield securities  |  Investments in securities rated below investment grade, or “junk bonds”, generally involve significantly greater risks of loss of your money than an investment in investment grade bonds. Compared with issuers of investment grade bonds, junk bonds are more likely to encounter financial difficulties and to be materially affected by these difficulties. Rising interest rates may compound these difficulties and reduce an issuer’s ability to repay principal and interest obligations. Issuers of lower-rated securities also have a greater risk of default or bankruptcy. Additionally, due to the greater number of considerations involved in the selection of a fund’s securities, the achievement of a fund’s objective depends more on the skills of the portfolio manager than investing only in higher rated securities. Therefore, your investment may experience greater volatility in price and yield. High-yield securities may be less liquid than higher quality investments. A security whose credit rating has been lowered may be particularly difficult to sell.

Inflation  |  Inflation risk is the risk that the market value of securities will decrease as higher inflation shrinks the purchasing power of any affected currencies.

Interest rates  |  Investments in investment-grade and non-investment grade fixed-income securities are subject to interest rate risk. The value of a fund’s fixed income investments typically will fall when interest rates rise. A fund is particularly sensitive to changes in interest rates because it may invest in debt securities with intermediate and long terms to maturity. Debt securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than debt securities with shorter durations. Yields of debt securities will fluctuate over time.

Issuer and market  |  Issuer and market risk is the risk that the prices of, and the income generated by, securities held by the fund may decline in response to certain events, such as

65

Principal Risks

general economic and market conditions, regional or global economic instability, interest rate fluctuations, and those events directly involving the issuers.

Liquidity  |  Liquidity risk is the possibility that the fund might be unable to sell a security promptly and at an acceptable price, which could have the effect of decreasing the overall level of the fund’s liquidity. Market developments may cause the fund’s investments to become less liquid and subject to erratic price movements. The fund could lose money if it cannot sell a security at the time and price that would be most beneficial to the fund.

Market timing activities  |  Because of specific securities a fund may invest in, it could be subject to the risk of market timing activities by fund shareholders. Some examples of these types of securities are high-yield, small-cap and foreign securities. Typically, foreign securities offer the most opportunity for these market timing activities. A fund generally prices these foreign securities using their closing prices from the foreign markets in which they trade, typically prior to a fund’s calculation of its NAV. These prices may be affected by events that occur after the close of a foreign market but before a fund prices its shares. In such instances, a fund may fair value foreign securities. However, some investors may engage in frequent short-term trading in a fund to take advantage of any price differentials that may be reflected in the NAV of a fund’s shares. There is no assurance that fair valuation of securities can reduce or eliminate market timing. While Eagle Fund Services, Inc. (“EFS”) monitors trading in the fund, there is no guarantee that it can detect all market timing activities.

Mortgage- and asset-backed securities  |  Mortgage- and asset-backed risk, which is possible in an unstable or depressed housing market, arises from the potential for mortgage failure or premature repayment of principal. The reduced value of the fund’s securities and the potential loss of principal as a result of mortgagee’s failure to repay would have a negative impact on the fund. Premature repayment of principal would make it difficult for the fund to reinvest the prepaid principal at a time when interest rates on new mortgages are declining, thereby reducing the fund’s income.

Other investment companies and ETFs  |  Investments in the securities of other investment companies and ETFs, (which may, in turn invest in equities, bonds, and other financial vehicles) may involve duplication of advisory fees and certain other expenses. By investing in another investment company or ETF, a fund becomes a shareholder of that investment company or ETF. As a result, fund shareholders indirectly bear the fund’s proportionate share of the fees and expenses paid by shareholders of the other investment company or ETF, in addition to the fees and expenses fund shareholders directly bear in connection with the fund’s own operations.

As a shareholder, the fund must rely on the investment company or ETF to achieve its investment objective. If the investment company or ETF fails to achieve its investment objective, the value of the fund’s investment will decline, adversely affecting the fund’s performance. In addition, because ETFs are listed on national stock exchanges and are traded like stocks listed on an exchange, ETF shares potentially may trade at a discount or a premium. Investments in ETFs are also subject to brokerage and other trading costs, which could result in greater expenses to a fund. Finally, because the value of ETF shares depends on the demand in the market, the portfolio manager may not be able to liquidate a fund’s holdings at the most optimal time, adversely affecting the fund’s performance.

Portfolio turnover  |  A fund may engage in more active and frequent trading of portfolio securities to a greater extent than certain other mutual funds with similar investment objectives. A fund’s turnover rate may vary greatly from year to year or during periods within a year. A high rate of portfolio turnover may lead to greater transaction costs, result in additional tax consequences to investors and adversely affect performance.

Sectors  |  Companies that are in similar businesses may be similarly affected by particular economic or market events, which may, in certain circumstances, cause the value of securities of all companies in a particular sector of the market to change. To the extent a fund has substantial holdings within a particular sector, the risks associated with that sector increase.

Small- and mid-cap companies  |  Investments in small- and mid-cap companies generally involve greater risks than investing in large-capitalization companies. Small- and mid-cap companies often have narrower commercial markets and more limited managerial and financial resources than larger, more established companies. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of a fund’s portfolio. Generally, the smaller the company size, the greater these risks. Additionally, small- and mid-cap companies may have less market liquidity than large-cap companies.

66

Principal Risks

Stock market  |  The value of a fund’s stock holdings may decline in price because of changes in prices of its holdings or a broad stock market decline. These fluctuations could be a sustained trend or a drastic movement. The stock markets generally move in cycles, with periods of rising prices followed by periods of declining prices. The value of your investment may reflect these fluctuations.

Value stocks  |  Investments in value stocks are subject to the risk that their true worth may not be fully realized by the market. This may result in the value stocks’ prices remaining undervalued for extended periods of time. A fund’s performance also may be affected adversely if value stocks remain unpopular with or lose favor among investors.

2010 Federal Income Tax Notice

UNAUDITED

For the fiscal year ended October 31, 2010 certain dividends paid by the funds may be subject to a maximum tax rate of 15%, as provided for by the Jobs and Growth Tax Relief Reconciliation Act of 2004. For each applicable fund, the table below designates the maximum amount of qualified dividend income, which is 100% of what was distributed. In addition, the table designates amounts characterized as long-term capital gains which are also subject to the 15% tax rate. The information and distributions reported herein may differ from the information and distributions taxable to the shareholders for the calendar year ending December 31, 2010. All dividends paid by the Funds from net investment income are deemed to be ordinary income for federal income tax purposes. Complete information will be computed and reported in conjunction with your 2010 Form 1099-DIV.

	Qualified dividend income	Long-term capital gains
Capital Appreciation Fund	$—	$—
Growth & Income Fund	2,609,394	—
International Equity Fund	—	—
Investment Grade Bond Fund	—	—
Large Cap Core Fund	965,747	—
Mid Cap Growth Fund	—	—
Mid Cap Stock Fund	—	—
Small Cap Core Value Fund	694,419	—
Small Cap Growth Fund	—	—

67

Trustees and Officers

Name, birth year, position, term of office(a) and length of time served	Principal occupation(s) during past five years	Number of funds overseen in fund complex	Directorships of other public companies
Interested Trustee (b)
Richard K. Riess (1949) Trustee since 1985; Chairman of the Board of Trustees since 2007	Executive Vice President and Managing Director for Asset Management of RJF since 1998; Chief Executive Officer of Eagle since 1996.	9	N/A

Independent Trustees
C. Andrew Graham (1940) Trustee since 1985	First Financial Advisors, LTD & Graham Financial Partners, LLC (financial planning, insurance and investment services) since 1999	9	N/A

Keith B. Jarrett, PhD (1948) Trustee since 2005	Founder, Rockport Funding, LLC (private equity), and Ajax Partners (investment partnership) since 2003; Director, Bankserv, Inc. (e-payments) since 1998; Director, Pertrac Strategic Financial Solutions (hedge fund software) since 2005; Director, Medifusion, Inc. (medical information technology) since 2007.	9	N/A

Lincoln Kinnicutt (1944)(c) Trustee since 2006	Retired since 2002; Managing Director, Goldman Sachs 1997-2002	8	N/A

William J. Meurer (1943) Trustee since 2003	Private investor and financial consultant since 2000.	9	Sykes Enterprises, Inc.(d); Walter Investment Management Corporation

James L. Pappas (1943) Trustee since 1989; Lead Independent Trustee since 2003	Lykes Professor of Banking and Finance at University of South Florida 1986-2006; President, Graduate School of Banking, University of Wisconsin 1995-2005	9	N/A

Deborah L. Talbot, PhD (1950) Trustee since 2002	Independent Consultant; Director, ethiKids, Inc. (child development) since 2009; Founder and Chairman of the Board, Creative Tampa Bay (community networking) since 2003; Deans’ Advisory Board, College of Arts and Sciences, University of Memphis since 2002.	9	N/A

Officers (e)
Richard J. Rossi (1956) President since March 2010	President and Co-Chief Operating Officer of Eagle since 2009 and 2007, respectively; Executive Vice President Eagle 2000-2009; President and Director of EFD since 2005.

J. Cooper Abbott (1969) Principal Executive Officer since February 2010	Executive Vice President, Investments and Co-Chief Operating Officer of Eagle since 2009; Senior Vice President, Institutional Sales of Eagle 2007-2009; Director, International Sales of Asset Management Services since 2005.

Mathew J. Calabro (1966) Principal Financial Officer and Treasurer since September 2010	Vice President of Fund Administration for Eagle since 2008; Senior Vice President of Eagle Fund Services, Inc. (“EFS”)(f) 2005-2008; Chief Compliance Officer of Eagle Family of Funds and EFS 2005-2007.

Susan L. Walzer (1967) Chief Compliance Officer since 2007; Secretary since February 2010	Chief Compliance Officer of Eagle Family of Funds and EFS since 2007; Director of Compliance for EFS 2005-2007; Associate Corporate Counsel for RJF 2003-2005.

Trustee and Officer information is current as of September 30, 2010. The Trusts’ Statement of Additional Information includes additional information about the Trustees and Officers and is available, without charge, upon request by calling 800.421.4184. The address of each Trustee and Officer is 880 Carillon Parkway, St. Petersburg, FL 33716.

(a) Trustees serve for life or until they are removed, resign or retire. The Board has adopted a Board Governance Policy that requires Independent Trustees to retire no later than at the end of the meeting which occurs immediately after his or her 72nd birthday. (b) Mr. Riess is an “interested” person of the Trust as that term is defined by the 1940 Act. Mr. Riess is affiliated with EFD, Eagle and RJF. (c) Mr. Kinnicutt is not a Trustee of the Eagle Capital Appreciation Fund. (d) Sykes Enterprises, Inc. is a technical support company. (e) Officers each serve one year terms. (f) Prior to a corporate reorganization completed on November 1, 2008, EFS was known as Heritage Asset Management, Inc. Prior to September 13, 2010, EFS served as the Funds’ transfer agent.

68

PRIVACY NOTICE TO CLIENTS

OF EAGLE FAMILY OF FUNDS

Eagle Asset Management, Inc., Eagle Fund Services, Inc., and Eagle Family of Funds (collectively “Eagle”) are committed to protecting confidentiality of the information furnished to us by our clients. We are providing this information as required by Regulation S-P adopted by the Securities and Exchange Commission.

Information about you that we collect:

We collect non-public personal information about you from the following sources: information we receive from you on applications or other forms or through our website; information about your transactions with us, our Affiliates, or others; and information we may receive from a consumer reporting agency.

Our use of information about you:

As permitted by law, we may share information about you with affiliated companies of Eagle. That information may include information shared by Eagle with broker-dealers and investment advisors, and information shared among other service providers of Eagle or its Affiliates, such as financial advisors and certain financial institutions with whom we have joint marketing arrangements.

In addition, we may share information about you with certain nonaffiliated third parties, including service providers, non-financial companies (e.g., software developers), and others (e.g., consulting firms) in order to help us run our business, manage your accounts, provide professional services, or help us market our products and services to you. These parties and financial institutions have agreed to treat any such information as confidential and not to share such information with other parties except as permitted by law or regulation. Otherwise, we do not disclose any non-public personal information about you to anyone except as permitted by law or regulation. You also may have other protections under applicable state laws. To the extent these state laws apply, we will comply with them when we share information about you. We follow the same policy with respect to non-public information received from all clients and former clients.

When Financial Advisors change brokerage firms:

Financial advisors may change brokerage and/or investment advisory firms and non-public personal information collected by your financial advisor may be received or taken by your financial advisor to the new firm so that he or she can continue to service your account(s) at the new firm. If you do not want your financial advisor to utilize and/or transfer this information to another firm, please contact us at 800.421.4184 to opt out of this information sharing. If your primary address is in an “opt in” state (such as California and Vermont), which requires your affirmative consent to share your non-public information with the financial advisor’s new firm, then you must give your written consent before Eagle will allow your financial advisor to take your non-public information with him or her. You can withdraw your consent at any time by contacting us at 800.421.4184.

How we protect your confidential information:

Eagle has policies that restrict access to non-public personal information about you to those employees who have need for that information to provide investment alternatives or services to you, or to employees who assist those who provide investment alternatives or services to you. We maintain physical, electronic and procedural safeguards to protect your non-public personal information.

This page is not part of the Annual Report

PN-1

eDelivery is the most convenient, economical and

environmentally-conscious way to receive information about your fund.

To enroll, please visit

eagleasset.com/eDelivery

Please consider the investment objectives, risks, charges and expenses of any fund carefully before investing. Contact Eagle at 800.421.4184 or your financial advisor for a prospectus, which contains this and other important information about the Funds. Read the prospectus carefully before you invest or send money.

This report is for the information of shareholders of the Eagle mutual funds. If you wish to review additional information on the portfolio holdings of a fund, a complete schedule has been filed with the Securities and Exchange Commission (“Commission”) for the first and third quarters of each fund’s fiscal year end on Form N-Q. These filings are available on the Commission’s website at www.sec.gov and may be reviewed and copied at the Commission’s Public Reference Room in Washington, D.C. Information on the operations of the Public Reference Room may be obtained by calling 800.SEC.0330. A description of each fund’s proxy voting policies, procedures and information regarding how each fund voted proxies relating to portfolio securities during the 12-month period ended June 30, 2010, is available without charge, upon request, by calling the Eagle Family of Funds, toll-free at the number above, by accessing our website at eagleasset.com or by accessing the Commission’s website at www.sec.gov.

727.567.8143	800.421.4184

Eagle Fund Distributors, Inc., Member FINRA	Not FDIC Insured	May Lose Value	No Bank Guarantee